UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ITT EDUCATIONAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

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ITT Educational Services, Inc.

2013 Annual Meeting
Notice and Proxy Statement

Table of Contents	Page

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	ii
PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL ONE: ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2016 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED	4
Nominees for Director	5
Directors Continuing in Office	6
Meetings, Independence, Leadership and Committees of the Board of Directors	7
PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS ITT/ESI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2013	11
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
Audit Committee Report	11
Audit, Audit-Related, Tax and All Other Fees	12
Audit and Non-Audit Services Pre-Approval Policy	13
PROPOSAL THREE: APPROVAL OF THE ITT EDUCATIONAL SERVICES, INC. AMENDED AND RESTATED 2006 EQUITY COMPENSATION PLAN	15
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	26
EXECUTIVE OFFICERS	26
PROPOSAL FOUR: ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO ITT/ESI’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IN THIS PROXY STATEMENT	27
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	28
Compensation Discussion and Analysis	28
Compensation Committee Report	43
Compensation-Related Risk Assessment	43
Summary Compensation Table	44
Amount of Salary and Bonus in Proportion to Total Compensation	48
Form W-2, Wage and Tax Statement Compensation Table	48
Grants of Plan-Based Awards Table	50
Employment Contracts	51
Non-Equity Incentive Plan Awards and Bonuses	51
Equity Compensation and Qualified Savings Plans	51
Outstanding Equity Awards at Fiscal Year-End Table	55
Option Exercises and Stock Vested Table	57
Pension Benefits Table	57
Pension Plans	59
Nonqualified Deferred Compensation Plan Table	62
Nonqualified Deferred Compensation Plans	63
Potential Payments Upon Termination or Change In Control	64
Director Compensation Table	71
Director Compensation	75
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	77
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	80
SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	82
ADDITIONAL INFORMATION	83
Code of Ethics	83
Transfer Agent Information	83
Shareholder Information	83
Annual Report to Shareholders	83
APPENDIX A – ITT EDUCATIONAL SERVICES, INC. AMENDED AND RESTATED 2006 EQUITY COMPENSATION PLAN	A-1

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ITT EDUCATIONAL SERVICES, INC.
13000 North Meridian Street
Carmel, IN 46032-1404
______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2013
_________________________

The 2013 Annual Meeting of Shareholders of ITT Educational Services, Inc. (“ITT/ESI”) will be held at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia 22209, on Tuesday, May 7, 2013, at 9:00 a.m., local time, for the following purposes:

1.	To consider and vote upon four proposals described in the accompanying Proxy Statement providing for:

Proposal One:	Election of three Directors to serve until the 2016 Annual Meeting of Shareholders and until their successors are elected and have qualified.

Proposal Two:	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as ITT/ESI’s independent registered public accounting firm for its fiscal year ending December 31, 2013.

Proposal Three:	Approval of the ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan.

Proposal Four:
Advisory vote to approve the compensation paid to ITT/ESI’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the accompanying Proxy Statement.

2.	To act upon such other matters that may properly come before the meeting.

All shareholders of record at the close of business on March 8, 2013 will be entitled to vote at the meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to be present, please vote as soon as possible. We have provided information on available voting methods in the accompanying Proxy Statement. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Clark D. Elwood
Executive Vice President, Chief Administrative
and Legal Officer

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ITT EDUCATIONAL SERVICES, INC.
13000 North Meridian Street
Carmel, IN 46032-1404
____________________________

PROXY STATEMENT

Annual Meeting of Shareholders
May 7, 2013
____________________________

This Proxy Statement and accompanying proxy are being provided to shareholders on or about March 22, 2013 in connection with the solicitation by the Board of Directors of ITT Educational Services, Inc. (“ITT/ESI,” “we” or “us”) of proxies to be voted at the 2013 Annual Meeting of Shareholders (“Annual Meeting”) to be held at 9:00 a.m., local time, Tuesday, May 7, 2013, at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia 22209, for the purposes set forth in the accompanying notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials?

Many of our shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which was or will be sent to shareholders on or about March 22, 2013.  We are furnishing our proxy materials to our shareholders on the Internet, unless the shareholder has previously requested printed copies.  Printed copies of our proxy materials furnished at the previous request of our shareholders were or will be sent to those shareholders on or about March 22, 2013.

If you received a Notice by mail or e-mail, you will not receive a printed copy of our proxy materials unless you request such a copy in the manner described in the Notice.  The Notice also instructs you as to how you may access and review this Proxy Statement and our 2012 Annual Report on Form 10-K, and how you may submit your proxy to vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock outstanding at the close of business on March 8, 2013, the record date for the Annual Meeting (the “Record Date”), are entitled to vote their shares at the Annual Meeting.  As of the Record Date, 23,361,994 shares of our common stock were issued and outstanding.  Each share of our common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What will shareholders vote on at the Annual Meeting and how does the Board of Directors recommend that I vote?

There are four proposals that shareholders will vote on at the Annual Meeting:

•	election of three directors to serve until the 2016 Annual Meeting of Shareholders and until their successors are elected and have qualified;
•	ratification of the appointment of PricewaterhouseCoopers LLP (“PWC”) to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2013;
•	approval of the ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan (“Amended 2006 Plan”); and
•
advisory vote to approve the compensation paid to our Named Executive Officers (those executive officers identified in the Compensation Discussion and Analysis below), as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this Proxy Statement.

The Board of Directors recommends that you vote FOR all four proposals.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “shareholder of record.”  The Notice has been or will be sent directly to you, unless you previously requested printed copies of our proxy materials.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.”  The Notice has been or will be sent to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the shareholder of record.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account.

How do I vote?

Record Holders

If you are a record holder, you may vote by using any of the following methods.

Through the Internet.  You may submit a proxy through the Internet by following the instructions on the Notice or the instructions on the proxy card if you previously requested to receive paper copies of our proxy materials or you request paper copies in connection with this Annual Meeting.  If you submit a proxy through the Internet, you do not need to return a proxy card.  The Internet voting facility for shareholders of record will close at 11:59 p.m., Eastern Time, on May 6, 2013.

By Telephone.  If you receive a proxy card by mail because you have previously requested to receive paper copies of our proxy materials or you request paper copies in connection with this Annual Meeting, you may submit a proxy by telephone by dialing the toll-free telephone number shown on the proxy card and following the recorded instructions.  If you submit a proxy by telephone, you do not need to return a proxy card.  The telephone voting facility for shareholders of record will close at 11:59 p.m., Eastern Time, on May 6, 2013.

By Mail.  If you receive a proxy card by mail because you have previously requested to receive paper copies of our proxy materials or you request paper copies in connection with this Annual Meeting, you may vote by completing, signing, dating and mailing that proxy card in the pre-addressed postage-prepaid envelope that will be included when the proxy card is sent to you.

In Person at the Annual Meeting.  If you attend the Annual Meeting, you may vote your shares in person.  We encourage you, however, to vote by proxy card, through the Internet or by telephone even if you plan to attend the meeting so that your shares will be voted in the event you later decide not to attend the meeting.

Beneficial Owners

If you are a beneficial shareholder, you may vote by using any voting instruction card provided by your broker, bank or other record holder or by following their instructions for voting through the Internet or by telephone.  If you are a beneficial shareholder who would like to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting.

Pursuant to the rules of the New York Stock Exchange (“NYSE”), brokers may not exercise discretion to vote shares on the following matters if the beneficial shareholder does not give voting instructions:

•	the election of directors;
•	the approval of the Amended 2006 Plan; and
•	the approval of the compensation paid to our Named Executive Officers.

Accordingly, if you are a beneficial shareholder and wish your shares to be voted on these matters, you must give your broker voting instructions.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts.  Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

May I change my vote after I have submitted a proxy?

If you are a shareholder of record, you have the power to revoke your proxy at any time before the shares it represents are voted, by:

•	delivering to our Secretary an instrument revoking the proxy;
•
delivering a new proxy in writing, through the Internet or by telephone, dated after the date of the proxy being revoked and, in the case of telephone or Internet voting, before 11:59 p.m., Eastern Time, on May 6, 2013; or

•	attending the Annual Meeting and voting in person (attendance without casting a ballot will not, by itself, constitute revocation of a proxy).

If you are a beneficial shareholder, you may submit new voting instructions by contacting your broker, bank or other holder of record.  You may also revoke your previous voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting.

How will the proxies be voted?

Clark D. Elwood and Daniel M. Fitzpatrick, two of our executive officers, have been selected by our Board of Directors to serve as proxy holders for the Annual Meeting.  All shares of our common stock represented by properly delivered proxies received in time for the Annual Meeting will be voted at the Annual Meeting by the proxy holders in the manner specified by the shareholder.  If a written proxy card is signed by a shareholder and returned without instructions, the shares of our common stock represented by the proxy will be voted:

•	FOR the election of the three director nominees named in this Proxy Statement;
•	FOR the ratification of the appointment of PWC;
•	FOR the approval of the Amended 2006 Plan; and
•	FOR the approval of the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement.

What is the quorum required at the Annual Meeting?

In order for business to be conducted at the Annual Meeting, a quorum must be present.  A quorum will be present if the holders of a majority of the shares issued and outstanding as of the Record Date and entitled to vote are represented in person or by proxy at the Annual Meeting.  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether a quorum is present.  The election inspector will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum.  A broker non-vote occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item (for example, the election of directors) and has not received voting instructions from the beneficial owner.

What are the voting requirements to approve each of the proposals?

Election of Three Directors.  To be elected, a Director nominee must receive a majority of the votes cast with respect to such Director, which means that the number of shares voted “for” that Director’s election must exceed the number of shares voted “against” that Director’s election.  Shareholders will not be allowed to cumulate their votes in the election of Directors.  Abstentions and broker non-votes will not be considered as votes cast on this proposal and therefore will have no effect on the outcome of this proposal.

Ratification of the Appointment of the Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment by the Audit Committee of the Board of Directors of PWC as our independent registered public accounting firm for our fiscal year ending December 31, 2013.  Abstentions will be considered shares represented at the Annual Meeting and entitled to vote on this proposal.  Accordingly, an abstention will have the same effect as a vote against this proposal.  Broker non-votes will not be considered shares entitled to vote on this proposal and, therefore, will have no effect on the outcome of this proposal.

Approval of the Amended 2006 Plan. To approve the Amended 2006 Plan, the proposal must be approved by the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal.  Abstentions will be considered shares represented at the Annual Meeting and entitled to vote on this proposal.  Accordingly, an abstention will have the same effect as a vote against this proposal.  Broker non-votes will not be considered shares entitled to vote on this proposal for purposes of this approval standard and, therefore, will have no effect on the outcome of this proposal. In addition, pursuant to the rules of the NYSE, the number of votes cast on the proposal must represent more than 50% of the shares outstanding.  For purposes of this NYSE requirement, an abstention will be treated as a vote cast, but a broker non-vote will not be treated as a vote cast.  As a result, broker non-votes will not be considered votes cast for purposes of reaching the 50% threshold and could affect the requirement that the number of votes cast exceed 50% of the shares outstanding.

Advisory Vote on the Approval of the Compensation Paid to Our Named Executive Officers.  The affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve the compensation paid to our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this Proxy Statement.  Abstentions will be considered shares represented at the Annual Meeting and entitled to vote on this proposal.  Accordingly, an abstention will have the same effect as a vote against this proposal.  Broker non-votes will not be considered shares entitled to vote on this proposal and, therefore, will have no effect on the outcome of this proposal.  The shareholder vote to approve the compensation paid to our Named Executive Officers is an advisory vote only and, therefore, the result of that vote will not be binding on our Board of Directors or Compensation Committee.  Our Compensation Committee will, however, consider the outcome of the vote when evaluating our executive compensation principles and practices.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, our Board of Directors is not aware of any matters, other than those described in this Proxy Statement, which are to be voted on at the Annual Meeting.  If any other matters are properly raised at the Annual Meeting, however, the persons named as proxy holders intend to vote the shares represented by your proxy in accordance with their judgment on such matters.

Who is paying for the costs of this proxy solicitation?

We will pay all expenses of solicitation of proxies.  Our officers, Directors and other employees may solicit proxies, without additional compensation, by telephone, electronic mail, facsimile or mail, or by meetings with shareholders or their representatives.  We also will reimburse brokers, banks and other record holders for their charges and expenses in forwarding proxy material to beneficial owners.

PROPOSAL ONE: ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2016 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED

Our Board of Directors currently consists of nine Directors divided into three classes. Each class contains three Directors.  The term of one class expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after the Director’s election and thereafter until the Director’s successor is elected and has qualified.

At the meeting, three Directors are to be elected to hold office for a three-year term to expire at the 2016 Annual Meeting of Shareholders and until their successors are elected and have qualified. The proxy holders intend to vote such proxy for the election to the Board of Directors of John F. Cozzi, Kevin M. Modany and Thomas I. Morgan, three current Directors whose terms expire this year, unless you direct them to vote otherwise.

The voting standard for election of the Director nominees is a majority vote standard.  This majority vote standard is in effect because this is an uncontested election of Directors (i.e., the number of nominees for Director did not exceed the number of Directors to be elected, as of the date that was 14 days in advance of the date that this Proxy Statement was filed with the SEC).  For any contested elections, the Directors would be elected by a plurality of the shares of our common stock voted in person or by proxy at the meeting.

All of the Director nominees for this Annual Meeting are currently serving on our Board of Directors.  If any nominee is not elected at the Annual Meeting, he is expected to tender his resignation to our Board of Directors.  Our Board of Directors will act on the tendered resignation and publicly disclose its decision regarding the tendered resignation within 90 days from the date of the certification of the election results.  In making its decision regarding the tendered resignation, our Board of Directors may consider any factors or other information that it considers appropriate and relevant.  If a Director’s resignation is not accepted by our Board of Directors, the Director will continue to serve until the end of the term of his class and until his successor is duly elected, or his earlier resignation or removal.  If a Director’s resignation is accepted by our Board of Directors, then the Board may fill the resulting vacancy or decrease the size of the Board.

Each of the nominees has consented to serve as a Director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the proxy holders intend to vote the proxy for the election of such other person as our Board, upon the recommendation of the Nominating and Corporate Governance Committee, may select. Alternatively, our Board may reduce the number of Directors to eliminate the vacancy.

Our Board of Directors does not have a policy with respect to the Directors’ attendance at our annual shareholder meetings, but all of our Directors are encouraged to attend those meetings.  Our 2012 Annual Meeting of Shareholders was held on May 8, 2012, and all of the nine members of our Board of Directors at that time attended that meeting.

The Nominating and Corporate Governance Committee, in concluding that the nominees for Director and the continuing Directors should serve as our Directors, considered the specific experience, qualifications, attributes and skills of each such individual.  Since each Director and nominee for Director is a current Director of ours, the Committee also considered the significant contributions that each such individual has made to our Board of Directors and its committees during his or her tenure as a Director.  The Committee believes that each of the Directors and nominees for Director possesses judgment, integrity, the ability to make independent inquiries and a willingness to devote adequate time to Board duties.  In addition, the Nominating and Corporate Governance Committee believes that each Director and nominee for Director brings a strong and particular background, experience and set of skills to our Board, giving the Board as a whole competence and experience in a wide variety of areas.

Set forth below is a brief summary of each Director’s principal occupation, business affiliations and certain other information, as well as a summary description of the experiences, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee to the conclusion that each such person should serve as a Director of ours. Unless otherwise indicated, each Director’s principal occupation has been the same for the past five years.  There is no family relationship between any of our Directors or executive officers.

Nominees for Director

Term Expiring at the 2013 Annual Meeting.

JOHN F. COZZI, age 51, has served as a managing director of AEA Investors LP, a private equity firm, since January 2004.  Mr. Cozzi has been a Director of ours since October 2003.

Director Qualifications:  John F. Cozzi’s years of experience in private equity and investment banking have exposed him to a broad range of issues affecting businesses, including a number of businesses in our industry.  His work has included analyzing and focusing on improving various aspects of businesses, including operations, strategies and financial performance.  Mr. Cozzi’s background also includes experience driving the strategic direction and growth of numerous organizations.  Mr. Cozzi’s experience in corporate finance, including financial accounting and reporting, has led our Board of Directors to determine that he is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”).

KEVIN M. MODANY, age 46, has served as our Chairman since February 2008 and as our Chief Executive Officer since April 2007.  He also served as our President from April 2005 through March 2009.  Mr. Modany has been a Director of ours since July 2006.

Director Qualifications:  Kevin M. Modany’s day-to-day involvement in our business has provided him with extensive knowledge and understanding of our company and our industry.  Mr. Modany had previous experience in advising other companies on financial and operational matters, and he had in-depth involvement in the financial and operational aspects of our company before becoming our Chief Executive Officer.  As our Chief Executive Officer, he has developed strong leadership skills.  Mr. Modany is able to provide our Board of Directors with insight and advice related to the effect of the Board’s decisions, both internally and externally.

THOMAS I. MORGAN, age 59, has served as chairman of Baker & Taylor, Inc. (“B&T”), a distributor of physical and digital books, entertainment products and value-added services, since July 2008.  He served as chief executive officer of B&T from July 2008 through January 2013.  Prior to that, Mr. Morgan served as chief executive officer of Hughes Supply, Inc., a diversified wholesale distributor of construction, repair and maintenance-related products, from May 2003 until his retirement in March 2006.  Mr. Morgan is also a director of Rayonier, Inc. and Tech Data Corporation. During the past five years, he was also a director of Waste Management, Inc.  Mr. Morgan previously served as a Director of ours from May 2006 to June 2008, and currently has served as a Director of ours since January 2013.

Director Qualifications: Mr. Morgan’s significant past experiences as a chief executive officer and in other management positions at a number of companies have provided him with strong leadership skills and a deep understanding of management and governance issues.  Mr. Morgan’s prior service on our Board of Directors gives him a foundation of knowledge of our company and industry.  His most recent experience at Baker & Taylor, Inc. has provided him additional experience in an area related to our business, namely textbook distribution.  Mr. Morgan currently serves, and has served for over 16 years, as a director of other public companies.

The Board of Directors recommends a vote FOR each of the nominees listed above.

Directors Continuing in Office

Term Expiring at the 2014 Annual Meeting.

JOHN E. DEAN, age 62, is an attorney who has specialized in higher education law since April 1985.  Mr. Dean has been a partner at the Law Offices of John E. Dean since June 2005.  Mr. Dean has also served as a principal of Washington Partners, LLC, a public affairs firm, since June 2002.  Mr. Dean has been a Director of ours since December 1994.

Director Qualifications:  John E. Dean has specialized in higher education law since April 1985 and has been a principal of a public affairs firm since 2002.  He has broad knowledge and experience with issues surrounding higher education and our industry.  Mr. Dean’s work provides him with current and valuable knowledge and insight of the actions of Congress and the U.S. Department of Education related to higher education matters.  His experience has also led to a strong understanding of the workings of government and public policy, particularly in areas affecting our company.

JAMES D. FOWLER, JR., age 68, served as senior vice president and director, human resources of ITT Industries, Inc., an industrial, commercial machinery and equipment company, from November 2000 until his retirement in October 2002.  Mr. Fowler has been a Director of ours since April 1994.

Director Qualifications:  James D. Fowler, Jr.’s past experience in the human resources area has provided him with strong understanding of, and skills related to, the compensation and benefits areas.  As an executive in the human resources area, Mr. Fowler’s work included managing and directing other individuals and provided him with leadership and consensus-building skills.  Mr. Fowler also possesses government relations experience through his work with a Fortune 100 company.

VIN WEBER, age 60, has served as co-chairman and partner of Mercury Public Affairs LLC (doing business as Mercury/Clark & Weinstock), a public affairs and lobbying firm, since October 2011.  Mr. Weber was a partner at Clark & Weinstock Inc. (“C&W”) from 1994 until October 2011 and was the chief executive officer of C&W from 2007 until October 2011.  During the past five years, he was also a director of Lenox Group, Inc.  Mr. Weber has been a Director of ours since December 1994.

Director Qualifications:  Vin Weber has had significant involvement in public policy and management matters during his career.  This has contributed to Mr. Weber’s experience in, and strong understanding of, the workings of government and public policy.  Mr. Weber’s public policy involvement has been in a variety of highly-regulated areas, including higher education, during which he has developed strong knowledge and political insight about our industry.  Mr. Weber also served in the U.S. House of Representatives from 1980 to 1992.   Mr. Weber has served as a director of public companies for over 18 years.

Term Expiring at the 2015 Annual Meeting.

JOANNA T. LAU, age 54, has served as chairperson and chief executive officer of Lau Acquisition Corporation (doing business as LAU Technologies), a management consulting and investment firm, since March 1990.  She is also a director of DSW Inc.  Ms. Lau has been a Director of ours since October 2003.

Director Qualifications:  Joanna T. Lau’s experience as the chairperson and chief executive officer of Lau Acquisition Corporation has provided her with leadership skills and the ability to analyze varied aspects of a company’s business.  Her experience includes developing and implementing a turnaround and growth strategy for a company.  Ms. Lau currently serves, and has served for over 12 years, as a director of other public companies.

SAMUEL L. ODLE, age 63, has been a consultant, primarily in the healthcare and life sciences fields, since July 2012.  Prior to that, he served as president and chief executive officer of Methodist Hospital (“MH”) and Indiana University Hospital (“IUH”) and executive vice president of Indiana University Health (formerly Clarian Health Partners) (“IU Health”), an Indianapolis-based private, non-profit healthcare organization comprised of MH, IUH and Riley Hospital for Children, since July 2004.  Mr. Odle has been a Director of ours since January 2006.

Director Qualifications:  Samuel L. Odle’s experience in executive positions at MH, IUH and IU Health have provided him with the ability to analyze and assess numerous aspects of a complex and highly-regulated organization.  He also possesses leadership skills and decision-making abilities as a result of his executive experience.  Mr. Odle’s services as Chairman of the American College of Healthcare Executives also provided him with a national perspective on the healthcare industry.  The healthcare industry is an area that we are focusing on for future growth for our programs of study.

JOHN A. YENA, age 72, has served as chairman of the board, emeritus of Johnson & Wales University (“J&W”), a postsecondary educational institution, since November 2011. Mr. Yena served as chairman of the board of J&W from June 2004 until November 2011.  During the past five years, he was also a director of Bancorp Rhode Island, Inc.  Mr. Yena has been a Director of ours since May 2006.

Director Qualifications:  John A. Yena has extensive experience in higher education, most recently as the chairman emeritus and chairman (and prior to that as the president and chief executive officer) of J&W.  This experience has provided him with a strong understanding of the particular issues facing postsecondary institutions such as ours.  Over his career, Mr. Yena has also been involved in a number of national educational organizations, furthering the breadth of his experience in our industry.  He is also currently a member of the board of commissioners of the Accrediting Bureau of Health Education Schools.  Mr. Yena has served as a director of public companies for over 12 years.

Meetings, Independence, Leadership and Committees of the Board of Directors

Meetings.  During 2012, there were nine meetings of the Board of Directors. During 2012, each of the Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the standing Board committees on which he or she served.

Independent Directors.  Our Board of Directors currently contains eight non-employee Directors: Messrs. Cozzi, Dean, Fowler, Morgan, Odle, Weber and Yena, and Ms. Lau.  Our Board of Directors has adopted categorical standards to assist it in making determinations of independence.  Any transactions, relationships or arrangements that we may have with any of our Directors are immaterial, so long as none of those transactions, relationships or arrangements caused the Director to violate any of our categorical standards of independence.  Our categorical standards of independence are contained in Section 5 of our Corporate Governance Guidelines and are posted on our website at www.ittesi.com.  Our Board of Directors has determined that each of our current non-employee Directors is independent, and each of the non-employee Directors in 2012 was independent, pursuant to our categorical standards of independence and in accordance with Section 303A.02 of the NYSE Listed Company Manual.  In the application of our categorical standards of independence to determine the independence of each non-employee Director for service on our Board of Directors and on its Audit, Compensation and Nominating and Corporate Governance Committees, there were no transactions, relationships or arrangements with our non-employee Directors that were required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act, or if not disclosed, that our Board considered.

The non-employee Directors on our Board of Directors meet at regularly scheduled executive sessions without our management.  The Directors on our Board of Directors who are determined to be independent meet by themselves in executive session at least once annually.  Our Board of Directors has chosen the Chair of the Nominating and Corporate Governance Committee, currently Samuel L. Odle, to preside over the executive sessions of our non-employee and independent Directors (“Presiding Director”).  Interested parties may send communications to the non-employee Directors, independent Directors or the entire Board of Directors by e-mail to PresidingDirector@ittesi.com or by regular mail addressed to:

ITT Educational Services, Inc.
13000 North Meridian Street
Carmel, IN 46032-1404
Attention: Presiding Director

Although such communications are available to any Director who wishes to review them, our Chief Administrative and Legal Officer initially reviews all communications and forwards to the Presiding Director those communications that meet certain criteria set by the non-employee Directors.

Leadership.  The Chairman of our Board of Directors, Kevin M. Modany, is also our Chief Executive Officer.  Our Presiding Director is our lead independent Director, who presides over the executive sessions of our non-employee and independent Directors.  Our Corporate Governance Guidelines provide that the Board of Directors should be free to choose its Chairman in any way that seems best for our company at any given point in time, based on the recommendation of the Nominating and Corporate Governance Committee.  Therefore, the Board of Directors does not have a policy on whether the role of the Chairman and Chief Executive Officer should be separate or combined.  Our Chief Executive Officer has responsibility for the day-to-day operations of our company, communicating with constituents of our company and implementing our company’s strategy and other decisions of the Board.  Since all of these items are an important focus at the Board of Directors’ meetings, at this time the Nominating and Corporate Governance Committee and the full Board of Directors believe that it is more efficient and effective to have our Chief Executive Officer act as the chairperson of the Board.  The Board of Directors also recognizes the important leadership roles that the Presiding Director has in leading the executive sessions of our non-employee and independent Directors, and that the chairpersons of each of the committees of the Board have in leading their respective committee meetings and reviewing agendas in advance of such meetings.

Role in Risk Oversight.  The Board of Directors oversees our risk management processes to determine whether those processes are functioning as intended and are consistent with our business and strategy.  The Board conducts this oversight primarily through the Audit Committee, although some aspects of risk oversight are performed by the full Board of Directors or another committee.  On a quarterly basis, the full Board of Directors receives updates and information from management related to our company’s enterprise risk management program.

The Audit Committee is specifically tasked with, among other things:

•	reviewing with our management and our independent registered public accounting firm our risk assessment and risk management, including:
•	the guidelines and policies governing the process by which management assesses and manages our exposure to risk, and
•	our major financial risk exposures and the steps taken by management to monitor and control those exposures;
•	overseeing our systems of internal controls regarding finance, accounting, legal compliance and ethics;
•	periodically reviewing legal, regulatory and related governmental policy matters; and
•	reviewing management policies and programs relating to our compliance with legal and regulatory requirements, business ethics, business integrity, conflicts of interest and environmental matters.

The Audit Committee has standing items on its meeting agendas relating to these responsibilities.  In addition, members of our management who have responsibility for designing and implementing our risk management processes, such as our Chief Compliance Officer, regularly meet with the Audit Committee in separate executive sessions after each Committee meeting.  The Audit Committee members, as well as each other Director, have access to our Chief Compliance Officer, Chief Financial Officer and any other member of our management, for discussions between meetings as warranted.  The Audit Committee provides reports to the full Board of Directors on risk-related items on a quarterly basis.

Committees.  The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee.  Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Our Board of Directors has adopted a written charter for the Audit Committee, a current copy of which may be obtained from our website at www.ittesi.com.  The functions of the Audit Committee are to assist the Board of Directors in its oversight of:

•	the integrity of our financial statements and other financial information provided by us to any governmental body or the public;
•	our compliance with legal and regulatory requirements;
•	our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and the Board of Directors establish;
•	our auditing, accounting and financial reporting processes generally;
•	the qualifications, independence and performance of our independent registered public accounting firm; and
•	the performance of our compliance and internal audit functions.

The Audit Committee also performs other functions as detailed in the Audit Committee’s charter, including, without limitation, appointing, compensating, retaining and overseeing our independent registered public accounting firm and pre-approving all services to be provided to us by our independent registered public accounting firm.

The Audit Committee held five meetings during 2012. The members of the Audit Committee throughout 2012 were John F. Cozzi, John E. Dean (Chairperson) and Joanna T. Lau.  Lloyd G. Waterhouse was also a member of the Audit Committee in 2012 through June 8, 2012, the date of his resignation from our Board of Directors.  The current members of the Audit Committee are John F. Cozzi, John E. Dean (Chairperson), Joanna T. Lau and Thomas I. Morgan (since January 21, 2013).  Our Board of Directors has determined that John F. Cozzi is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act, and is independent pursuant to our categorical standards of independence, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3 of the Exchange Act.  Each of the current members of the Audit Committee is independent and each of the members of the Audit Committee in 2012 was independent, pursuant to our categorical standards of independence, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3 of the Exchange Act.

Compensation Committee.  Our Board of Directors has adopted a written charter for the Compensation Committee.  A current copy of the charter may be obtained from our website at www.ittesi.com.  The principal function of the Compensation Committee is to discharge the Board of Directors’ responsibilities relating to compensation of our Directors and officers.  The Compensation Committee has overall responsibility and authority for approving and evaluating our Director and officer compensation plans, policies and programs.  The Compensation Committee also performs other functions as detailed in the Compensation Committee’s charter.  The Committee’s charter provides that it may delegate some or all of its responsibility and authority to subcommittees and/or our executive officers when the Compensation Committee deems the delegation to be appropriate.  The elements of the compensation program for our executives presently consist of base salary, equity-based compensation, qualified retirement savings, pension benefits, employee benefits, perquisites, and potential payments upon termination of employment or a change in control of us.  See “Compensation of Executive Officers and Directors–Compensation Discussion and Analysis.”  Each element is determined by the Compensation Committee with the assistance of an independent compensation consultant, upon the recommendation of our Chief Executive Officer, except for each element of our Chief Executive Officer’s compensation, which is determined solely by the Compensation Committee with the assistance of an independent compensation consultant. See “Compensation of Executive Officers and Directors – Compensation Discussion and Analysis – Process for Establishing Compensation.”

The elements of the compensation program for our non-employee Directors presently consist of an annual retainer, equity-based compensation, nonqualified deferred compensation, perquisites and potential payments upon termination of services as a non-employee Director or a change in control of us.  See “Compensation of Executive Officers and Directors – Director Compensation.”  Each element is determined by the Compensation Committee with the assistance of an independent compensation consultant and our Chief Executive Officer.

The compensation consulting firm used by the Compensation Committee in 2012 was Farient Advisors LLC (“Farient”).  The consulting firm is retained directly by the Compensation Committee and has helped the Compensation Committee develop an appropriate agenda for performing the Compensation Committee’s responsibilities.  In this regard, the consultant advises and assists the Compensation Committee:

•	in determining the appropriate objectives and goals of our executive and Director compensation programs;
•	in designing compensation programs that fulfill those objectives and goals;
•	regarding the external and internal equity of our executive officers’ total compensation and the primary components of that compensation;
•	in evaluating the effectiveness of our compensation programs;
•	in identifying appropriate pay positioning strategies and pay levels in our executive compensation program; and
•	in identifying comparable companies and compensation surveys for the Compensation Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program.

The Compensation Committee has retained the consultant as an outside advisor to provide information and objective advice regarding executive and Director compensation.  All of the decisions with respect to our executive and Director compensation, however, are made by the Compensation Committee alone and may reflect factors and considerations other than, or that may differ from, the information and recommendations provided by the consultant.  The consultant may, from time to time, contact our executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Compensation Committee that our executive officers also receive.

Farient and its affiliates did not provide any other services to us or our affiliates during 2012.  In addition, the Compensation Committee has determined that the work of Farient and its employees has not raised any conflict of interest.

The Compensation Committee held four meetings during 2012.  The members of the Compensation Committee throughout 2012 were, and the current members are, John F. Cozzi, James D. Fowler, Jr., Samuel L. Odle and John A. Yena.  Mr. Cozzi served as Chairperson of the Compensation Committee in 2012 until May 8, 2012, when Mr. Yena assumed the role of Chairperson.  Each of the current members of the Compensation Committee is independent, and each of the members of the Compensation Committee in 2012 was independent, pursuant to our categorical standards of independence and Section 303A.02 of the NYSE Listed Company Manual.  In addition, each of the current members of the Compensation Committee is, and each of the members of the Compensation Committee in 2012 was, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”).  None of the Compensation Committee members during 2012 was:

•	an officer or employee of ours;
•	a former officer of ours; or
•
involved in a relationship requiring disclosure as a related person transaction pursuant to Item 404 of Regulation S-K under the Exchange Act or as an interlocking executive officer/director pursuant to Item 407(e)(4)(iii) of Regulation S-K under the Exchange Act.

Nominating and Corporate Governance Committee.  Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee.  A current copy of the charter may be obtained from our website at www.ittesi.com.  The functions of the Nominating and Corporate Governance Committee, which are detailed in its charter, are to:

•	assist the Board of Directors by identifying individuals qualified to become Directors, and recommend to the Board of Directors the Director nominees for each annual meeting of shareholders;
•	develop and recommend to the Board of Directors the Corporate Governance Guidelines applicable to us;
•	lead the Board of Directors in its annual review of the Board of Directors’ performance; and
•	recommend to the Board of Directors Board members for each standing Board committee.

The Nominating and Corporate Governance Committee held three meetings during 2012.  The members of the Nominating and Corporate Governance Committee throughout 2012 were, and the current members are, John E. Dean, Samuel L. Odle, Vin Weber and John A. Yena.  Mr. Weber served as Chairperson of the Nominating and Corporate Governance Committee in 2012 until May 8, 2012, when Mr. Odle assumed the role of Chairperson.  Each of the current members of the Nominating and Corporate Governance Committee is independent and each of the members of the Nominating and Corporate Governance Committee in 2012 was independent, pursuant to our categorical standards of independence and Section 303A.02 of the NYSE Listed Company Manual.

The Nominating and Corporate Governance Committee will consider Director candidates recommended by our shareholders.  A shareholder who wishes to recommend a Director candidate for consideration by the Nominating and Corporate Governance Committee should send the recommendation to our Secretary at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, Indiana 46032-1404, who will forward it to the Committee.  Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information.  A shareholder who wishes to nominate an individual as a Director candidate at an annual meeting of shareholders, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the advance notice requirements set forth in our By-Laws.  See “Shareholder Proposals for 2014 Annual Meeting.”

The Nominating and Corporate Governance Committee selects nominees for Directors on the basis of each candidate’s broad experience, judgment, integrity, ability to make independent inquiries, understanding of our business environment and willingness to devote adequate time to the duties of our Board of Directors.  The Nominating and Corporate Governance Committee identifies possible nominees for a Director who meet specified objectives in terms of the composition of our Board of Directors that are established by law, the NYSE and/or our Board of Directors.  The only specified qualities and skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of our Directors to possess and the only specific standards for the overall structure and composition of our Board of Directors are those imposed by law and the NYSE or contained in our Corporate Governance Guidelines and the charters of the standing committees of our Board of Directors, such as independence, financial expertise and age.

Our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee is to take into account such factors as geographic, occupational, gender, race and age diversity, among other factors, when identifying possible nominees for Director.  The Committee implements that policy, and assesses its effectiveness, by examining the diversity of all of the Directors on the Board when it selects nominees for Directors.  The Committee has noted that the Directors’ geographic locations, occupations, gender, race and age are reasonably diverse and, therefore, the diversity policy has been effective.  The diversity of Directors is one of the factors that the Nominating and Corporate Governance Committee considers, along with the other selection criteria described above.

The Nominating and Corporate Governance Committee utilizes various resources for identifying nominees for Directors, including, but not limited to, recommendations of our Directors, management and shareholders, the media, industry affiliations, government service and search firms.  The Nominating and Corporate Governance Committee evaluates nominees for Directors by assessing the nominees’ qualities, skills and potential contributions to our Board based on available information, against the qualities, skills and contributions sought and the current composition of our Board.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS ITT/ESI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2013

The Audit Committee of our Board of Directors has appointed PWC to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2013. This firm has audited our financial statements since 1994.  Although shareholder ratification of the selection of PWC to serve as our independent registered public accounting firm is not legally required, our Board of Directors has determined to afford our shareholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to our shareholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of PWC. If a majority of the shares represented at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of PWC, the Audit Committee will consider the facts and circumstances surrounding the vote and may reconsider such appointment. Notwithstanding this selection, and the ratification of this selection by our shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests.  A representative of PWC is not expected to be present at the meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors.  Our management has the primary responsibility for our financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting.  PWC, who is our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles.  The Audit Committee has reviewed and discussed with our management and PWC the audited financial statements for our 2012 fiscal year.  The Audit Committee also has reviewed and discussed with our management and PWC our management’s report and PWC’s attestation report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.  This discussion involved certain information relating to PWC’s judgments about the quality, not just the acceptability, of our accounting principles and included such other matters as are required to be discussed with the Audit Committee under standards established by the PCAOB.

The Audit Committee also has received the written disclosures and the letter from PWC required by applicable requirements of the PCAOB regarding PWC’s communications with the Audit Committee concerning independence, and has discussed with PWC its independence from us and our management.  In addition, the Audit Committee considered whether PWC’s independence would be jeopardized by providing non-audit services to us.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors, and the Board has approved, that the audited financial statements for our 2012 fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Audit Committee
John F. Cozzi
John E. Dean, Chair
Joanna T. Lau
Thomas I. Morgan

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Audit Committee Report shall not be incorporated by reference in any such filings.

Audit, Audit-Related, Tax and All Other Fees

The following table sets forth fees for audit services provided by PWC for the audit of our consolidated financial statements for the years ended December 31, 2012 and 2011, and fees billed for other services rendered by PWC during those periods:

Type of Service	2012 .	2011 .
Audit	$999,000 (1)	$1,005,875 (2)
Audit-Related	$211,372 (3)	$182,424 (3)
Tax	$300,191 (4)	$275,745 (4)
All Other	$1,800 (5)	$1,800 (5)
_______________________
(1)	Represents fees for the following services associated with the audit or review of our financial statements:
•	auditing our annual consolidated financial statements for our 2012 fiscal year;
•	reviewing our consolidated financial statements included in our Quarterly Reports on Form 10-Q which were filed with the SEC in our 2012 fiscal year;
•	conducting reviews of our internal control over financial reporting and assisting with requirements related to internal control over financial reporting in 2012;
•	conducting statutory audits (such as federal and state student financial aid compliance audits) for 2012; and
•	providing other audit services in connection with statutory and regulatory filings or engagements for our 2012 fiscal year.
   Those services were rendered in both the 2012 and 2013 calendar years.
(2)	Represents fees for the following services associated with the audit or review of our financial statements:
•	auditing our annual consolidated financial statements for our 2011 fiscal year;
•	reviewing our consolidated financial statements included in our Quarterly Reports on Form 10-Q which were filed with the SEC in our 2011 fiscal year;
•	conducting reviews of our internal control over financial reporting and assisting with requirements related to internal control over financial reporting in 2011;
•	conducting statutory audits (such as federal and state student financial aid compliance audits) for 2011;
•	conducting an audit of one of our wholly-owned subsidiaries’ separate company financial statements for its 2011 fiscal year; and
•	providing other audit services in connection with statutory and regulatory filings or engagements for our 2011 fiscal year.
    Those services were rendered in both the 2011 and 2012 calendar years.

(3)
Represents fees for services rendered in the period indicated that were related to the performance of the audit or review of our financial statements and were not reported as Audit services.  The nature of those services included, without limitation:

•	financial statement audits of our employee benefit plans; and
•	assistance with respect to accounting, financial reporting and disclosure treatment of transactions or events, including:
•	consultations with us;
•	assistance with understanding and implementing related final and proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE;
•	helping us assess the actual or potential impact of final or proposed rules, guidance, standards and interpretations from accounting rulemakers, the SEC and the NYSE;
•	in 2012, review of SEC comment letters and responses; and
•	in 2012, due diligence procedures pertaining to the financial and accounting implications of a potential business acquisition.
(4)	Represents fees for tax services rendered in the period indicated. The nature of those services included, without limitation:
•	the preparation and/or review of original and amended income, franchise and other tax returns with respect to international, federal, state and local tax authorities;
•	assistance with tax audits and appeals before federal, state and local tax authorities;
•	tax advice and assistance related to employee benefit plans and statutory, regulatory or administrative developments, and tax credits and refund opportunities; and
•	in 2012, due diligence procedures pertaining to the tax implications of a potential business acquisition.
(5)	Represents fees for a subscription to PWC’s accounting research tool.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has adopted a policy that sets forth the procedures and conditions pursuant to which services proposed to be performed by our independent registered public accounting firm may be pre-approved by the Audit Committee.  Under the Audit Committee’s policy, unless a type of service has received pre-approval by the Audit Committee without consideration of specific case-by-case services (“general pre-approval”), it requires specific pre-approval by the Audit Committee if it is to be provided by our independent registered public accounting firm.

For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.  The Audit Committee also considers whether our independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality.  All such factors are considered as a whole, and no one factor is necessarily determinative.

In deciding whether to pre-approve any audit and non-audit services, the Audit Committee is also mindful of the relationship between fees for audit and non-audit services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services and the total amount of fees for certain permissible non-audit services classified as all other services.

The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise and except that the pre-approvals related to an audit of our annual consolidated financial statements will last until that audit is completed.  The Audit Committee annually reviews and pre-approves the services that may be provided by our independent registered public accounting firm without obtaining specific pre-approval.  The Audit Committee may add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

The policy does not delegate the Audit Committee’s responsibilities to pre-approve services performed by our independent registered public accounting firm to our management.  The Audit Committee may delegate either type of pre-approval authority to one or more of its members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.  The Audit Committee has delegated both types of pre-approval authority to the Chairperson of the Audit Committee with respect to any requests for services to be performed by our independent registered public accounting firm that cannot be delayed without inconvenience until the next scheduled Audit Committee meeting.

Pre-approval fee levels or budgeted amounts for all services to be provided by our independent registered public accounting firm are established annually by the Audit Committee.  Any proposed services exceeding those levels or amounts require specific pre-approval by the Audit Committee.

All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific approval by the Audit Committee are submitted to our Chief Financial Officer and must include a detailed description of the services to be rendered.  Our Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.

Requests or applications to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by both our independent registered public accounting firm and Chief Financial Officer.

All of the fees reported in the table above as “Audit,” “Audit-Related,” “Tax” and “All Other” services rendered by PWC in our 2012 and 2011 fiscal years were pre-approved by the Audit Committee.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee.  Audit services include all services performed to comply with the PCAOB’s standards, including, without limitation, the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by our independent registered public accounting firm to be able to form an opinion on our consolidated financial statements.  These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review.  Audit services also include services performed in connection with the independent registered public accounting firm’s report on internal control over financial reporting.  The Audit Committee monitors the audit services engagement as necessary and also approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, our structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval of other audit services, which are those services that our independent registered public accounting firm reasonably can provide.  Other audit services include:

•	statutory audits (such as federal and state student financial aid compliance audits) or financial audits for our subsidiaries or affiliates;
•	services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings; and
•	consultations with our management concerning accounting, financial reporting or treatment of transactions or events.

Any audit services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved.  All other audit services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm.  Since the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to audit-related services.  Audit-related services include, among others:

•	due diligence services pertaining to potential business acquisitions or dispositions;
•	consultations concerning accounting, financial reporting or disclosure treatment of transactions or events not classified as “audit services”;
•	assistance with understanding and implementing new and proposed accounting and financial reporting guidance from rulemaking authorities;
•	financial statement audits of employee benefit plans;
•	assistance with assessing the actual or potential impact of final or proposed rules, standards or interpretations from accounting authorities;
•	agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters;
•	attest services not required by statute or regulation;
•	information systems reviews not performed in connection with the financial statement audit;
•	subsidiary or equity investee audits not required by statute or regulation that are incremental to the audit of the consolidated financial statements;
•	review of the effectiveness of the internal audit function;
•	general assistance with understanding and implementing requirements of SEC rules and stock exchange listing standards; and
•	consultations and audits in connection with acquisitions.

Any audit-related services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved.  All other audit-related services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

Tax services include tax compliance, planning and advice, as well as tax only valuation services, including transfer pricing and cost segregation.  Since the Audit Committee believes that the provision of tax services does not impair our independent registered public accounting firm’s independence, and the SEC has stated that the independent registered public accounting firm may provide such services, the Audit Committee believes it may grant general pre-approval to tax services.  The Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by our independent registered public accounting firm, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the IRC and related regulations.  The Audit Committee will consult with our Chief Financial Officer or outside counsel to determine that the tax planning and reporting positions are consistent with the policy.

Any tax services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved.  All tax services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

The Audit Committee believes, based on the SEC’s rules prohibiting the independent registered public accounting firm from providing specific non-audit services, that other types of non-audit services are permitted.  Accordingly, the Audit Committee believes it may grant general pre-approval to those permissible non-audit services classified as all other services that it believes are routine and recurring services, would not impair the independence of our independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

Any other services that the Audit Committee generally pre-approves are reflected in the minutes of the Audit Committee meeting at which the services were pre-approved.  All other services not reflected in the Audit Committee’s meeting minutes must be specifically approved by the Audit Committee before they are performed.

PROPOSAL THREE: APPROVAL OF THE ITT EDUCATIONAL SERVICES, INC.
AMENDED AND RESTATED 2006 EQUITY COMPENSATION PLAN

On May 9, 2006, our shareholders approved the 2006 ITT Educational Services, Inc. Equity Compensation Plan (the “2006 Equity Compensation Plan”).  On January 21, 2013, based on the recommendation of our Compensation Committee, our Board of Directors approved the Amended 2006 Plan and directed that the Amended 2006 Plan be submitted to our shareholders for consideration at the 2013 Annual Meeting of Shareholders.  Under the 2006 Equity Compensation Plan, no new award may be granted after May 9, 2016.  If approved by the shareholders at the Annual Meeting, the Amended 2006 Plan will provide that new awards may be granted under the Amended 2006 Plan through May 7, 2023.  The Amended 2006 Plan would also increase the number of shares that may be granted under the Amended 2006 Plan, including the maximum aggregate number of shares and the number of shares that may be granted to an individual participant during any calendar year, all as described more fully below.

The following is a summary of the principal differences between the 2006 Equity Compensation Plan and the Amended 2006 Plan:

Plan Term	2006 Equity Compensation Plan	Amended and Restated 2006 Equity Compensation Plan
Number of shares available for issuance	4,000,000	7,350,000
Limit on number of shares to any one participant in a calendar year	200,000	400,000
Limit on number of incentive stock options to any one participant in a calendar year	200,000	400,000
Limit on number of shares of restricted stock and restricted stock units (“RSUs”) to any one participant in a calendar year	100,000	250,000
Limit on number of performance shares to any one participant in a calendar year	100,000	250,000
Limit on compensation paid pursuant to performance units awarded to any one participant in a calendar year	$1,000,000	$2,000,000
Limit on fair market value of shares granted to any one non-employee director in a calendar year	N/A	$400,000
Number of shares remaining available for other awards by which delivery of a share in connection with a “full-value award” will be reduced	Three shares	Two shares
Minimum period of restriction for certain other stock-based awards	One year	None
Required shareholder approval for surrender of stock options or stock appreciation rights (“SARs”)	If in exchange for the grant of new stock options or SARs with a lower exercise price or grant price	If in exchange for (i) the grant of new stock options or SARs with a lower exercise price or grant price; or (ii) a cash payment from us
Definition of “Change of Control”	See “Compensation of Executive Officers and Directors – Potential Payments Upon Termination or Change In Control – 2006 Equity Compensation Plan”	See “—Change in Control, Cash-Out and Subsidiary Disposition”

In addition, the Amended 2006 Plan contains provisions to clarify the following matters:

•	any shares tendered by a participant in payment of the exercise price of an option may not be re-issued under the Amended 2006 Plan;
•
SARs are included in the provision that shares subject to an award that are withheld or otherwise not issued upon the exercise of the award to satisfy the participant's tax withholding obligations or to pay the subscription price or exercise price of the award will reduce the number of shares available for future awards under the Amended 2006 Plan;

•
the treatment of an award upon a participant's termination of employment can be different from that provided in the Amended 2006 Plan, if otherwise provided in a participant's award agreement or by written contract of employment or service;

•
dividends with respect to awards subject to performance-based restrictions (other than a stock option or SAR) shall be accumulated and paid to the participant pro rata if and only if such awards vest; and

•	all awards granted under the Amended 2006 Plan will be subject to any policy we have in effect from time to time, and any applicable laws, related to recoupment of equity-based awards.

Objectives and Available Shares Analysis

The objectives of both the 2006 Equity Compensation Plan and the Amended 2006 Plan are to attract and retain the best available personnel for positions of substantial responsibility with us, to provide additional incentives to participants and to optimize the profitability and growth of our company through incentives that are consistent with the goals of our company and that link participants' personal interests to those of our shareholders.  As discussed below under "Compensation of Executive Officers and Directors–Compensation Discussion and Analysis," the Compensation Committee believes that equity-based compensation should be a major component of the total compensation for our executives and that the use of our common stock in the payment of compensation enhances our executives' commitment to our company over the long-term, because the value of equity-based compensation awards helps align the executives' interests with those of our shareholders.

At its meeting in January 2013, the Compensation Committee reviewed that fact that the number of shares remaining available for future grants under the 2006 Equity Compensation Plan was insufficient to make awards of equity-based compensation having the same value that typically have been awarded as part of annual grants to our executives and other employees during prior years.  Over the past three years, we granted equity awards representing a total of:

•
in 2012, 431,756 shares, which represented a reduction in the number of shares remaining available for future awards of 982,268 shares, since under the 2006 Equity Compensation Plan, the number of shares available for future awards are reduced by three for full-value awards;

•	in 2011, 409,281 shares, which represented a reduction in the number of shares remaining available for future awards of 908,843 shares; and
•	in 2010, 352,676 shares, which represented a reduction in the number of shares remaining available for future awards of 448,028 shares.

In setting the number of additional shares to be available for issuance under the Amended 2006 Plan, subject to shareholder approval, we considered the following factors.

•
The three-year average rate at which our company has issued awards, referred to as the burn rate, was 2.19%, which was lower than Institutional Shareholders Services Inc.'s ("ISS") applicable maximum burn rate of 3.88% based on our industry group and stock volatility.

•
Our company's shareholder value transfer ("SVT") cost percentage, which according to ISS represents the cost of the plan to shareholders, was 12.00%, which was equal to the allowable cap of 12.00% that ISS has applied to us based on industry trends, revenue, market cap and other company-specific factors.

•
The number of shares subject to outstanding awards under existing equity grants as of February 28, 2013, was approximately 1.7 million shares.  Accordingly, our approximately 1.7 million outstanding awards (commonly referred to as the "overhang") represented approximately 7.4% of our outstanding shares of common stock as of February 28, 2013.

•
Over the last three fiscal years, we have repurchased over 12.7 million shares of our common stock, or over 54% of our current shares outstanding.  Without the repurchases, the overhang would represent only 4.8% of the approximately 36 million shares that would have been outstanding (instead of approximately 7.4% of the approximately 23 million shares outstanding).

Based on these considerations, as well as utilization of ISS' methodology to determine an acceptable number of shares, an additional 3,350,000 shares are being proposed to be made available for issuance under the Amended 2006 Plan, which the Compensation Committee believes represents an appropriate increase at this time.

The Compensation Committee, at its meetings in January and February 2013, approved the grant to our executives and other employees of equity-based awards amounting to approximately 864,000 shares (assuming for purposes of this calculation only, that the stock price on the date of grant is the same as the price on March 1, 2013), which awards will have an effective grant date of May 9, 2013, if shareholders approve the Amended 2006 Plan at the Annual Meeting (such awards, the "May Awards").  See "—New Plan Benefits."  The estimated value of the May Awards is significantly less than the value of the equity-based compensation grants during each of the prior three years.  In addition to annual awards to our executives and other employees, each of our non-employee Directors also receives, on the tenth business day following our Annual Meeting of Shareholders in each year, an annual grant under the 2006 Equity Compensation Plan of RSUs that has a value of $100,000 based on the closing market price of a share of our common stock on the date of grant.  See "Compensation of Executive Officers and Directors—Director Compensation."

Assuming that:

•	the Amended 2006 Plan is approved by shareholders at the Annual Meeting;
•	the full amount of May Awards are actually granted following the Annual Meeting (i.e., no grantees terminate employment prior to that time); and
•	for purposes of this calculation only, the stock price on the date of grant of the non-employee Directors' and employees’ 2013 RSU grant is the same as the price on March 1, 2013;

there would be approximately 2.6 million shares remaining available for future grants under the Amended 2006 Plan after the May Awards and the non-employee Directors' 2013 RSU grant.  Considering that other future awards under the Amended 2006 Plan will be subject to the discretion of the Compensation Committee, and the fact that full-value awards, such as RSUs, under the Amended 2006 Plan will reduce the number of shares remaining available for grant by two shares, we cannot calculate the amount and timing of subsequent dilution that may ultimately result from such awards.  It also is not possible to accurately predict the number of years over which the number of shares to be available for future grants, including the additional shares under the Amended 2006 Plan, will be utilized, but if approximately the same number of shares to be granted pursuant to the May Awards and the estimated non-employee Directors' 2013 RSU grant are awarded in future years, the number of shares available under the Amended 2006 Plan would be sufficient for grants over approximately the next 1.7 years after 2013.  This could change based on actual award activity which is in the discretion of the Compensation Committee.

As discussed above and in "Compensation of Executive Officers and Directors–Compensation Discussion and Analysis," the Compensation Committee believes that the ability to provide equity compensation to our executives and other employees has been, and will continue to be, essential to our ability to continue to attract, retain and motivate talented employees.  The Compensation Committee believes that equity-based compensation is a key feature of a competitive compensation program.  Further, the equity-based compensation awards help align our employees' interests with those of our shareholders.

The following is a summary of the principal features of the Amended 2006 Plan and is qualified in its entirety by reference to the complete text of the Amended 2006 Plan as set forth as Appendix A to this Proxy Statement. Shareholders are urged to read the actual text of the Amended 2006 Plan. Capitalized terms used but not defined herein have the meanings assigned to them in the Amended 2006 Plan.

Eligibility to Receive Awards. The approximate number of persons eligible to participate in the Amended 2006 Plan is 1,000.

Types of Awards.  The Amended 2006 Plan permits the grant of the following types of awards:

•	stock options (incentive and nonqualified);
•	SARs;
•	restricted stock;
•	RSUs;
•	performance shares;
•	performance units; and
•	other stock-based awards.

Duration of the Amended 2006 Plan.  No award may be granted under the Amended 2006 Plan after May 7, 2023.

Administration.  The Amended 2006 Plan will be administered by a committee consisting of two or more members of our Board of Directors (the “Plan Committee”).  It is intended that each member of the Plan Committee will be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, an “outside director” under regulations promulgated under Section 162(m) of the IRC, and an “independent director” under the NYSE listing standards.  Our Board of Directors has currently designated the Compensation Committee as the Plan Committee for the Amended 2006 Plan; however, the entire Board will act as the Plan Committee with respect to awards to non-employee Directors.  Subject to applicable law, the Plan Committee may delegate its authority under the Amended 2006 Plan.

Shares Subject to the Amended 2006 Plan.  The total number of shares of our common stock available for awards under the Amended 2006 Plan is 7,350,000, subject to antidilution adjustments.  This number includes the original 4,000,000 shares available under the 2006 Equity Compensation Plan, of which approximately 3.1 million shares had been granted and were not available for future issuance as of February 28, 2013.  Each share underlying stock options and SARs granted under the Amended 2006 Plan, and not forfeited or terminated, will reduce the number of shares available for future awards under the Amended 2006 Plan by one share.  The delivery of a share in connection with a “full-value award” (i.e., an award of restricted stock, RSUs, performance shares, performance units or any other stock-based award with value denominated in shares) will reduce the number of shares remaining for other awards by two shares.

The source of shares for issuance under the Amended 2006 Plan may be authorized and unissued shares or treasury shares.

If an award under the Amended 2006 Plan is forfeited or terminated for any reason before being exercised, fully vested or settled, as the case may be, then the shares underlying that award will be added back to the remaining shares and will be available for future awards under the Amended 2006 Plan.  The number of shares available for future awards under the Amended 2006 Plan, however, will be reduced by: (a) any shares subject to an award that are withheld or otherwise not issued upon the exercise of the award to satisfy the participant’s tax withholding obligations or to pay the exercise price of the award; and (b) shares subject to an award that is settled in cash in lieu of shares.  In addition, any shares tendered by a participant in payment of the exercise price of an option may not be re-issued under the Amended 2006 Plan.

Pursuant to the Amended 2006 Plan, subject to antidilution adjustments:

•
the maximum aggregate number of shares that may be delivered in connection with stock options intended to be incentive stock options under Section 422 of the IRC (“incentive stock options”) may not exceed 7,350,000 shares;

•	the maximum aggregate number of shares that may be granted to an individual participant during any calendar year pursuant to:
•	all forms of awards is 400,000 shares;
•	incentive stock options is 400,000 shares;
•	restricted stock and RSU awards is 250,000 shares; and
•	performance share awards is 250,000 shares;
•	the aggregate fair market value of shares that may be granted to a non-employee director during any calendar year may not exceed $400,000; and
•
the maximum aggregate compensation that may be paid pursuant to performance units awarded in any one calendar year to an individual participant is $2,000,000, or a number of shares having an aggregate fair market value not in excess of that amount.

Further, no incentive stock option will be granted to a participant if, as a result of such grant, the aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time in any calendar year would exceed $100,000.

No Repricing.  The Amended 2006 Plan prohibits repricing of stock options or SARs, including by way of an exchange for another award with a lower exercise price, unless shareholder approval is obtained.

Stock Options.  Stock options granted under the Amended 2006 Plan may be either nonqualified or incentive stock options.  Each option grant will be evidenced by an award agreement between the optionee and us setting forth the terms and conditions of the option.  The Plan Committee will set the exercise price of each option, provided that the exercise price may not be less than 100% of the fair market value of our common stock on the date the option is granted.  The Amended 2006 Plan defines “fair market value” as the closing price of our common stock on the effective date of the option grant or, if that date is not a trading day, on the most recent trading day prior to the effective date of the option grant.  In addition, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the exercise price of the incentive stock option will not be less than 110% of the fair market value of our common stock on the effective date of the option grant.

The Plan Committee will determine the term of each stock option that it grants under the Amended 2006 Plan; however, the term may not exceed seven years from the date of grant.  Moreover, in the case of an incentive stock option granted to a participant who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of our stock, the term of the option may not exceed five years from the date of grant.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, if an optionee’s employment or service terminates due to death or disability:

•	all of the optionee’s stock options with time-based vesting provisions will become immediately exercisable and will remain exercisable until the earlier of:
•	the date three years after the date of the optionee’s death or disability, or
•	the date the options expire in accordance with their terms; and
•	with respect to the optionee’s options with performance-based vesting provisions:
•	the optionee will forfeit all such options that are not exercisable as of the date of death or disability; and
•
options that were exercisable as of the date of death or disability will remain exercisable until the earlier of (a) the date three years after such date, or (b) the date the options expire in accordance with their terms.

For stock options granted under the 2006 Equity Compensation Plan prior to November 24, 2010, termination of an optionee’s employment or service due to retirement is treated in the same manner as termination of employment or service due to death or disability.  In all cases, incentive stock options will not be exercisable for more than three months following an optionee’s death or retirement or more than one year following the termination of an optionee’s employment by reason of disability.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, upon termination by us of an optionee’s employment or service without cause, or upon termination of employment or service by the optionee for a reason other than death or disability (or retirement for stock options granted prior to November 24, 2010):

•	an optionee will forfeit all of his or her options that had not yet become exercisable; and
•
options that were exercisable as of the date of the optionee’s termination will remain exercisable until the earlier of (a) the date 90 days after the date of termination, or (b) the date the options expire in accordance with their terms.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, upon termination of employment or service for cause, an optionee will immediately forfeit all of his or her outstanding options.

SARs.  SAR grants may be either freestanding or tandem with option grants.  Each SAR grant will be evidenced by an agreement that will specify the number of shares to which the SAR pertains, the grant price, the term of the SAR and such other provisions as the Plan Committee shall determine.  The grant price of a freestanding SAR will not be less than 100% of the fair market value of our common stock on the effective date of the SAR grant, and the grant price of a tandem SAR will equal the exercise price of the related option. The Plan Committee will determine the term of each SAR that it grants under the Amended 2006 Plan; however, the term may not exceed seven years from the date of grant.

Upon exercise of a SAR, the holder will receive payment from us in an amount equal to the product of (a) the excess of the fair market value of our common stock on the date of exercise over the grant price and (b) the number of shares with respect to which the SAR is exercised.  At the discretion of the Plan Committee, payment to the holder of a SAR may be in cash, shares of our common stock or a combination thereof.

If the employment or service of a holder of a SAR is terminated, the SAR will be treated in the same manner as options are treated.

Restricted Stock and Restricted Stock Units.  Each restricted stock or RSU grant will be evidenced by an agreement that specifies the applicable period of restriction, the number of restricted shares or RSUs granted, the vesting or settlement date, and such other provisions as the Plan Committee determines.

The period of restriction applicable to an award of restricted stock or RSUs is at least one year for awards with a time-based period of restriction granted after November 24, 2010 and all awards with a performance-based period of restriction, and was at least three years for awards with a time-based period of restriction granted under the 2006 Equity Compensation Plan prior to November 24, 2010.

Participants holding restricted stock may exercise full voting rights and will receive all regular cash dividends paid with respect to those shares.  Except as otherwise determined by the Plan Committee, all other distributions paid with respect to the restricted stock will be credited to the participant subject to the same restrictions on transferability and forfeitability as the underlying restricted stock.

When the applicable period of restriction on the restricted stock ends, the stock will become freely transferable, and the participant will receive those shares.  When the applicable period of restriction ends, RSUs will be settled and paid.  At the time of the grant, the Plan Committee shall determine whether the RSUs will be settled by delivery of shares, payment in cash of an amount equal to the fair market value of the shares on the settlement date or the average of the fair market value of the shares over a specified number of days prior to the settlement date, or a combination of shares and cash.

With respect to restricted stock with a time-based period of restriction, unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service:

•	upon a participant’s death or disability, the period of restriction will lapse immediately; and
•
upon termination of a participant’s employment or service with us for any reason other than death or disability, the participant will forfeit all unvested restricted stock immediately after the termination of employment or service.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, with respect to restricted stock with a performance-based period of restriction, upon termination of a participant’s employment or service with us for any reason, the participant will forfeit all unvested restricted stock immediately after the termination of employment or service.

With respect to RSUs with a time-based period of restriction:

•	upon a participant’s death or disability, the period of restriction will lapse immediately, and the RSUs will be settled immediately thereafter; and
•
upon termination of a participant’s employment or service with us for any reason other than death or disability, the participant will forfeit all of his or her unvested RSUs immediately after the termination of employment or service.

For RSUs with a time-based period of restriction awarded prior to November 24, 2010 under the 2006 Equity Compensation Plan, upon a participant’s retirement, the participant will retain his or her unvested RSUs and the period of restriction will lapse in accordance with its original terms.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, with respect to RSUs with a performance-based period of restriction, upon termination of a participant’s employment or service with us for any reason, the participant will forfeit all of his or her unvested RSUs immediately after the termination of employment or service.

Performance Shares and Performance Units.  Each grant of performance shares and performance units will be evidenced by an agreement that specifies the number of shares or units granted, the applicable performance measures and performance periods, and such other provisions as the Plan Committee determines.  Except as otherwise provided in the applicable award agreement, upon termination of employment or service or upon a change in control or subsidiary disposition, the performance period for performance shares and performance units must be at least one year.

A participant will not have voting rights or other rights as a shareholder with respect to the shares subject to an award of performance shares or performance units until the time, if at all, when shares are issued to the participant pursuant to the terms of the applicable award agreement.

As soon as practicable following the completion of the performance period applicable to outstanding performance shares or performance units, the Plan Committee will certify in writing the extent to which the applicable performance measures have been attained and the resulting final value of the award earned by the participant and to be paid upon its settlement.  The Plan Committee, in its sole discretion as specified in the award agreement, may pay earned performance shares or performance units by delivery of shares or by payment in cash or a combination thereof.

Unless otherwise provided with respect to an award by a participant’s award agreement or by written contract of employment of service, if a participant terminates employment or service with us for any reason prior to the end of the performance period respecting an award of performance shares or performance units, the participant will forfeit any and all right to payment under the performance shares or performance units.

Other Stock-Based Awards.  The Plan Committee has the right to grant other stock-based awards that may include, without limitation, grants of shares based on attainment of performance measures, payment of shares as a bonus or in lieu of cash based on attainment of performance measures, and the payment of shares in lieu of cash under other of our incentive or bonus programs.

The Plan Committee may determine to pay a non-employee Director’s regular annual retainer, retainer for Board committee memberships, retainer for chairperson duties, fees for attendance at Board or Board committee meetings, or any other retainers or fees in the form of another stock-based award under the Amended 2006 Plan.  The Plan Committee may also determine to permit the non-employee Directors to elect whether to receive all or a portion of such retainers and fees in the form of other stock-based award.  Any such other stock-based awards would not be subject to any restrictions (other than restrictions applicable to our “affiliates”).

Performance-Based Awards.  The Plan Committee may grant awards that are intended to qualify as “performance-based compensation” for purposes of deductibility under Section 162(m) of the IRC.  For any such award, the Plan Committee will establish the goals to be used within 90 days after the commencement of the performance period, or, if the number of days in the performance period is less than 90, the number of days equal to 25% of the performance period applicable to such award.  The Amended 2006 Plan sets forth certain performance measures from which the Plan Committee may select for these awards.  The Plan Committee may establish performance measures, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, functions, salary grade levels, or positions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.  In addition, unless otherwise determined by the Plan Committee, measurement of performance measures will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in our financial statements, notes to the financial statements, management’s discussion and analysis, or other filings with the SEC.  As a result of the Incentive Compensation Regulations (as defined below in the Compensation Discussion and Analysis) and until there is further clarification of the scope and breadth of the Incentive Compensation Regulations, the Plan Committee will not grant performance-based awards on or after July 1, 2011.

Change in Control, Cash-Out and Subsidiary Disposition.  Except as otherwise provided in the applicable award agreement, if we experience a change in control:

•	any and all outstanding stock options and SARs granted under the Amended 2006 Plan with time-based vesting provisions will become immediately exercisable;
•	any restrictions imposed on restricted stock, RSUs and other stock-based awards granted under the Amended 2006 Plan with time-based vesting provisions will lapse; and
•
any and all performance shares, performance units and other awards (if performance-based) granted under the Amended 2006 Plan will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (a) based on the level of performance achieved as of the date of the change in control, if determinable, or (b) at the target level, if not determinable.

In addition, the Plan Committee may, in its sole discretion, determine that: (a) all outstanding stock options and SARs will be terminated upon the occurrence of a change in control and that each participant will receive, with respect to each share subject to the options or SARs, an amount in cash equal to the excess of the consideration payable with respect to one share in connection with the change in control over the option’s exercise price or the SAR’s grant price; and (b) options and SARs outstanding as of the date of the change in control may be cancelled and terminated without payment, if the consideration payable in connection with the change in control is less than the option’s exercise price or the SAR’s grant price.

Further, the Plan Committee has the authority to provide for the automatic full vesting and exercisability of one or more outstanding unvested awards under the Amended 2006 Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on the awards, in connection with a disposition of a subsidiary of ours, but only with respect to those participants who are at the time engaged primarily in service with the subsidiary involved in the subsidiary disposition.

A change in control means the occurrence of one or more of the following:

•
the acquisition by any person (within the meaning of Section 13(d) of the Exchange Act) or group (as used in Section 14(d)(2) of the Exchange Act), other than us, a subsidiary of ours or any employee benefit plan sponsored by us or a subsidiary of ours, of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) directly or indirectly of 25% or more of the outstanding shares of our common stock, provided that an increase in the percentage of the outstanding shares of our common stock beneficially owned by any person or group solely as a result of a reduction in the number of shares of our common stock then outstanding due to the repurchase by us of such common stock shall not constitute a change in control, however any subsequent acquisition of shares of our common stock by any person or group resulting in such person or group beneficially owning 25% or more of the outstanding shares of our common stock shall constitute a change in control;

•
the consummation of any consolidation or merger of us or any sale, lease, exchange or other transfer of all or substantially all of our assets, unless, immediately following such consolidation, merger or sale,

•
all or substantially all the persons (within the meaning of Section 13(d) of the Exchange Act) who were the beneficial owners of the securities eligible to vote for the election of our Board of Directors (“company voting securities”) outstanding immediately prior to the consummation of such consolidation, merger or sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such consolidation, merger or sale in substantially the same proportions as their ownership, immediately prior to the consummation of such consolidation, merger or sale, of the outstanding company voting securities, subject to certain exceptions, and

•
no person (within the meaning of Section 13(d) of the Exchange Act) (excluding any employee benefit plan or related trust sponsored or maintained by the continuing company or any entity controlled by the continuing company) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the continuing company, and

•
at least a majority of the members of the board of directors of the continuing company were incumbent directors of ours (as defined below) at the time of the execution of the definitive agreement providing for such consolidation, merger or sale or, in the absence of such an agreement, at the time at which approval of our Board of Directors was obtained for such transaction;

•
during any period of 12 consecutive calendar months, individuals who were directors of ours on the first day of such period (“incumbent directors”) cease for any reason to constitute a majority of our Board of Directors; provided, that any individual becoming a director after the first day of such period whose election or nomination by our shareholders was approved by a vote of at least a majority of the incumbent directors shall be deemed to be an incumbent director (unless such individual’s initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person); or

•	the liquidation or dissolution of us.

Notwithstanding any other provision of the Amended 2006 Plan, with respect to any provision or feature of the plan that constitutes or provides for a deferred compensation plan subject to IRC Section 409A, no event or transaction will constitute a change in control unless it is a change in control within the meaning of IRC Section 409A.

Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Plan Committee may make adjustments in the terms and conditions of, and the criteria included in, awards under the Amended 2006 Plan in recognition of unusual or nonrecurring events (including, without limitation, changes in capitalization) affecting us or our financial statements or of changes in applicable law, regulations, or accounting principles, whenever the Plan Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended 2006 Plan.  With respect to any awards intended to comply with the performance-based exception under the Amended 2006 Plan, unless otherwise determined by the Plan Committee, any such exception will be specified at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception.

Recoupment of Awards.  All awards granted under the Amended 2006 Plan will be subject to any company policy on recoupment of awards, as in effect from time to time, and all laws relating to the recoupment of equity-based awards.

       Amendment, Suspension and Termination of the Amended 2006 Plan.  The Board of Directors may amend, suspend or terminate the Amended 2006 Plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary to comply with the NYSE listing standards or applicable laws.  In addition, no amendment, suspension or termination may adversely impact an award previously granted without the consent of the participant to whom such award was granted unless required by applicable law.

U.S. Federal Income Tax Treatment.  The following paragraphs are a summary of the material U.S. federal income tax consequences associated with awards granted under the Amended 2006 Plan.  The summary is based on existing U.S. laws and regulations, and we cannot assure you that those laws and regulations will not change in the future.  The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.  As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options.  An incentive stock option results in no taxable income to the optionee and no deduction to the company at the time it is granted or exercised.  The excess of the fair market value of the shares acquired over the option price, however, is an item of adjustment in computing the alternative minimum taxable income of the optionee.  If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain.  If the shares are disposed of during this period (i.e., a “disqualifying disposition”), however, then the optionee will include, as ordinary income for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price).  The excess, if any, of the sale price over the fair market value on the date of exercise will be capital gain.  In such case, the company will be entitled to a deduction, in the year of such a disposition, for the amount the optionee is required to include as ordinary income.  The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Nonqualified Stock Options.  A nonqualified stock option results in no taxable income to the optionee and no deduction to the company at the time it is granted.  An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares.  Subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to the company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.  The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise.  Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a nonqualified stock option is exercised by tendering previously owned shares of common stock in payment of the option price, then, instead of the treatment described immediately above, the following generally will apply:

•	the optionee will be considered to have received, in a tax-free exchange, a number of new shares equal to the number of previously owned shares tendered by the optionee in payment of the option price;
•	the optionee’s basis and holding period for those new shares will be equal to the basis and holding period of the previously owned shares;
•
the optionee will have compensation income equal to the fair market value on the date of exercise of the excess shares (that is, the number of new shares received in total upon the exercise of the nonqualified option, less the number of previously owned shares that were tendered);

•	the optionee’s basis in those excess shares will be equal to the amount of that compensation income;
•
subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to the company in the year of exercise in an amount equal to that compensation income; and

•	the holding period of those excess shares will begin on the date of exercise.

Any gain (or loss) upon subsequent disposition of the new shares or the excess shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

Stock Appreciation Rights. Generally, the recipient of a freestanding SAR will not recognize taxable income at the time the SAR is granted.  If a participant receives the appreciation inherent in the SARs, whether in cash, unrestricted stock or some combination thereof, such appreciation will be taxed as ordinary income to the participant at the time the cash and/or unrestricted stock is received.  In general, there will be no federal income tax deduction allowed to the company upon the grant or termination of SARs.  Upon the settlement of a SAR, however, the company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units.  A participant generally will not have taxable income upon the grant of restricted stock, RSUs, performance shares, or performance units.  Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid by the participant for the restricted stock, RSUs, performance shares or performance units.  For restricted stock only, a participant instead may elect to be taxed at the time of grant by making a timely election under Section 83(b) of the IRC, unless such election is prohibited by the terms of a participant’s award agreement.  In each of these cases, the company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Stock-Based Awards.  A participant generally will recognize income upon receipt of the shares subject to the award (or, if later, at the time of vesting of such shares), and the company will generally be entitled to a corresponding federal income tax deduction at the same time.

Section 409A.  Section 409A of the IRC provides certain requirements for deferred compensation arrangements.  Those requirements, among other things, limit flexibility with respect to the time and form of payment of deferred compensation.  If an award is subject to Section 409A and the applicable requirements are not satisfied, the award recipient could be subject to tax on the award, and an additional 20% tax, at the time the award is granted or vested.  The Amended 2006 Plan has been designed so that certain types of awards (such as options, stock appreciation rights and restricted stock) generally will not be "deferred compensation" for Section 409A purposes and will thereby be exempt from Section 409A's requirements.  Certain other types of awards, however, may be deferred compensation under Section 409A, and in those cases, the Amended 2006 Plan is intended to comply with the Section 409A standards.  For example, with respect to any award that constitutes deferred compensation within the meaning of Section 409A, any amount payable on account of separation from service to a "specified employee," as defined in Section 409A, will not be paid earlier than the date that is six months following the specified employee's separation from service.

Section 162(m).  Special rules limit the deductibility of compensation paid to the chief executive officer and to each of the three other most highly compensated executive officers (other than the chief financial officer).  Under Section 162(m) of the IRC, unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  The Amended 2006 Plan has been designed to permit the Committee to grant stock options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the IRC, thereby permitting the company to receive a federal income tax deduction in connection with such awards even to the extent that they exceed $1,000,000.  Other awards granted under the Amended 2006 Plan, however, will be subject to the Section 162(m) deduction limitation to the extent that the vesting of those awards is based on the passage of time instead of performance conditions.

New Plan Benefits.  The benefits that will be awarded under the Amended 2006 Plan will be within the discretion of the Plan Committee.  Other than:

•
the annual grant to each non-employee Director of RSUs having a value of $100,000, plus the value associated with any fractional RSU necessary to cause the grant to be for a whole number of RSUs, pursuant to which the number of RSUs is determined based on the closing market price of a share of our common stock on the tenth business day following our Annual Meeting of Shareholders in each year;

•	the grants approved by the Compensation Committee on January 21, 2013 to our non-executive employees; and
•	the grants approved by the Compensation Committee on February 19, 2013 to our executives, as described below,

future awards under the Amended 2006 Plan have not been determined.  On January 21, 2013 (with respect to our non-executive employees) and February 19, 2013 (with respect to our executives), the Compensation Committee approved the grant of the following awards under the Amended 2006 Plan, subject to shareholder approval of the Amended 2006 Plan at the Annual Meeting, and the non-employee Directors will receive the following RSUs on May 21, 2013:

New Plan Benefits
Amended 2006 Plan
Name and Position	Dollar value of Stock Options and RSUs($)	Number of stock options	Number of RSUs
Kevin M. Modany	$845,750(1)	62,500	28,125
Clark D. Elwood(2)	$0	0	0
Eugene W. Feichtner	$135,320(1)	10,000	4,500
Daniel M. Fitzpatrick	$202,980(1)	15,000	6,750
June M. McCormack	$135,320(1)	10,000	4,500
Executive Group	$270,640(1)	20,000	9,000
Non-Executive Director Group	$800,000	N/A	(3)
Non-Executive Officer Employee Group	$1,512,836(1)	73,000	(4)
____________
(1)	Based on the $13.56 closing market price of a share of our common stock on March 1, 2013 and an estimated value for the stock options of $7.43 per share.
(2)	Mr. Elwood has announced his retirement from our company effective May 10, 2013. As a result, he will not receive any equity-based awards in 2013.
(3)	The number of RSUs to be granted will be determined based on the closing market price of a share of our common stock on the grant date of May 21, 2013.
(4)	The number of RSUs to be granted will be (a) 32,850; plus (b) the number derived by dividing $525,000 by the closing market price of a share of our common stock on the grant date of May 9, 2013.

In the event that our shareholders approve the Amended 2006 Plan, the stock options granted by the Compensation Committee:

•	will have an effective grant date of May 9, 2013;
•	will have an exercise price equal to the closing share price of our common stock on May 9, 2013;
•	will expire on May 9, 2020; and
•	will vest in thirds on May 9, 2014, 2015 and 2016.

In the event that our shareholders approve the Amended 2006 Plan, the RSUs granted by the Compensation Committee:

•	will have an effective grant date of May 9, 2013;
•	will have a period of restriction that will lapse:
•	with respect to officers at the Senior Vice President level and above, in thirds on May 9, 2014, 2015 and 2016; and
•	with respect to all other grantees, in full on May 9, 2016.

The Board of Directors recommends a vote FOR approval of the ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports of ownership with the SEC. These persons also are required to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during 2012, all of our executive officers, Directors and greater than 10% shareholders complied with all applicable filing requirements.

EXECUTIVE OFFICERS

Name	Age	Position
Kevin M. Modany	46	Chairman and Chief Executive Officer
Todd S. Coombes	51	Executive Vice President, Chief Information Officer
Clark D. Elwood	52	Executive Vice President, Chief Administrative and Legal Officer
Eugene W. Feichtner	57	Executive Vice President and President, ITT Technical Institute Division
Daniel M. Fitzpatrick	53	Executive Vice President, Chief Financial Officer
June M. McCormack	64	Executive Vice President and President, Online Division
Glenn E. Tanner	65	Executive Vice President, Chief Marketing Officer

Kevin M. Modany has served as our Chairman since February 2008 and as our Chief Executive Officer since April 2007.  He also served as our President from April 2005 through March 2009.  Mr. Modany has been a Director of ours since July 2006.

Todd S. Coombes has served as our Executive Vice President, Chief Information Officer since December 2012.  Mr. Coombes served as chief information officer and chief technology officer of CNO Financial Group, Inc., a holding company for a group of insurance companies, from June 2005 through November 2012.

Clark D. Elwood has served as an Executive Vice President and our Chief Administrative Officer since April 2009 and as our Chief Legal Officer since April 2010.  He served as a Senior Vice President of ours from December 1996 through March 2009, as our Secretary from October 1992 through March 2010, and as our General Counsel from May 1991 through March 2010.  Mr. Elwood has announced his retirement from our company effective May 10, 2013.

Eugene W. Feichtner has served as an Executive Vice President and as President, ITT Technical Institute Division since April 2009.  He served as our Senior Vice President, Operations from March 2004 through March 2009.

Daniel M. Fitzpatrick has served as our Executive Vice President, Chief Financial Officer since April 2009.  He served as our Senior Vice President, Chief Financial Officer from June 2005 through March 2009.

June M. McCormack has served as an Executive Vice President since April 2009 and as our President, Online Division since May 2008.  Ms. McCormack also served as our Interim Chief Information Officer from May 2012 through November 2012.

Glenn E. Tanner has served as our Executive Vice President, Chief Marketing Officer since April 2009.  He served as our Senior Vice President, Marketing from April 2007 through March 2009.

PROPOSAL FOUR: ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO ITT/ESI’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IN THIS PROXY STATEMENT

We are asking you to approve the compensation paid to our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in this Proxy Statement.  This proposal, commonly known as a say-on-pay proposal, gives our shareholders the opportunity to express their views on our executive compensation.  The vote on this say-on-pay proposal is not intended to address any specific element of compensation.  In accordance with the advisory vote conducted at the 2011 Annual Meeting of Shareholders on the frequency of future say-on-pay votes, we are currently conducting say-on-pay votes on an annual basis, with the next opportunity occurring in connection with our Annual Meeting of Shareholders in 2013.  The next advisory vote on the frequency of say-on-pay votes will be conducted no later than the 2017 Annual Meeting of Shareholders.

As discussed in more detail below in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is designed to attract, retain and motivate skilled executives.  Based on its review of all of the elements of our executive officers’ compensation, the Compensation Committee found that the compensation paid to our executive officers in 2012 was reasonable in light of market practices and effective in fulfilling the Committee’s compensation objectives of competition, alignment with shareholder interests and focus.

In early 2011, the Compensation Committee was required to make changes to our executive compensation program as a result of new Incentive Compensation Regulations affecting our industry.  As a result, while it would prefer to base executive compensation on performance-related metrics, the risk of violating the Incentive Compensation Regulations prevented, and will prevent, the Committee from basing compensation amounts or adjustments on individual or company performance.  The Compensation Committee will continue to monitor the Incentive Compensation Regulations.  If the U.S. Department of Education (the “ED”) provides clear guidance on the scope and breadth of the regulations, the Committee will evaluate once again utilizing performance metrics when awarding executive compensation, to the extent so permitted.

The Compensation Committee also determined, after consulting with regulatory counsel in late 2011, that it does not believe that the Incentive Compensation Regulations prohibit compensation related to the attainment of management objectives that are not based in any part, directly or indirectly, on activities engaged in at any point in time through the completion of an educational program for the purpose of enrollment of students for any period of time or the award of financial aid to students.  As a result, in each of January 2012 and February 2013, the Committee established a short-term compensation component for our executive officers which was paid in late 2012 and will be payable in early 2014, respectively, if certain management objectives are satisfied.  These management objectives, which are described in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, are not in any way related to the enrollment of students or the award of financial aid.

In February 2013, in setting compensation for 2013, our Compensation Committee considered the results of the say-on-pay vote at our 2012 Annual Meeting of Shareholders.  The Committee also considered discussions that our Chairman and Chief Executive Officer had with certain of our shareholders that own a significant percentage of our common stock regarding our executive compensation program and any concerns that such shareholders had related to it.  Our Chairman and Chief Executive Officer was told by some of those shareholders that while they would prefer that we base executive compensation on performance metrics, as we did prior to 2011, they understand that we have concluded that to do so would present a significant risk of violating the Incentive Compensation Regulations.  Some of those shareholders also expressed their support for the Compensation Committee’s objective that the compensation of executives be reflective of the competitive marketplace in an effort to attract, retain and motivate talented executives.  None of the shareholders that our Chairman and Chief Executive Officer talked to identified any other areas of concern related to our executive compensation program.

Accordingly, the Board of Directors recommends that our shareholders vote FOR the following resolution at the Annual Meeting:

"Resolved, that the compensation paid to ITT Educational Services, Inc.'s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, is approved."

As an advisory vote, the outcome of the vote on this Proposal Three will not be binding on us, our Board of Directors or our Compensation Committee.  However, as was the case with the results of the say-on-pay vote at the 2012 Annual Meeting of Shareholders, our Compensation Committee will consider the outcome of this year's vote when evaluating our executive compensation principles and practices and making future compensation decisions for our Named Executive Officers.

The Board of Directors recommends a vote FOR the approval of the compensation paid to our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, in this Proxy Statement.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

This discussion explains the compensation program for our executives, including the Named Executive Officers.  The individuals included as Named Executive Officers in this Proxy Statement are:

•	Kevin M. Modany, who served as our Chief Executive Officer during all of 2012;
•	Daniel M. Fitzpatrick, who served as our Chief Financial Officer during all of 2012; and
•	Clark D. Elwood, Eugene W. Feichtner and June M. McCormack, who were our three other most highly compensated executive officers during 2012.

This discussion describes the following:

•	the objectives of our compensation program;
•	what our compensation program is designed to reward;
•	each element of compensation;
•	why we choose to pay each compensation element;
•	how we determine the amount to pay and, where applicable, the formula with respect to each compensation element;
•	how each compensation element and our decisions regarding that element relate to our overall compensation objectives and affect our decisions regarding other compensation elements; and
•
our consideration of the results of the most recent shareholder advisory vote on the compensation of our Named Executive Officers and any related effect on our executive compensation policies and decisions.

Executive Summary.  Our executive compensation program is designed to attract, retain and motivate skilled executives.  Based on its review of all of the elements of our executive officers’ compensation, the Compensation Committee found that the compensation paid to our executive officers in 2012 was reasonable in light of market practices and effective in fulfilling the Committee’s compensation objectives, as described below.  See “—Compensation Objectives.”

In 2011, the Compensation Committee was required to make changes to our executive compensation program as a result of new regulations affecting our industry that severely limit the types of, and bases for awarding, compensation to employees of postsecondary education institutions, like us.  These regulations, commonly referred to as the “Incentive Compensation Regulations,” generally prohibit us from providing any commission, bonus or other incentive payment based in any part, directly or indirectly, upon success in securing student enrollments or the award of financial aid.  The ED has defined this prohibition to include anything of value for services rendered (other than a fixed salary or wage) that is:

•
based in any part, directly or indirectly, on activities engaged in at any point in time through the completion of an educational program for the purpose of enrollment of students for any period of time or the award of financial aid to students; and

•	provided to any employee who undertakes recruiting or admitting of students, makes decisions about and awards federal student financial aid, or has responsibility for any such activities.

The limiting language of the Incentive Compensation Regulations is very broad and the ED has not provided sufficient guidance on the breadth or scope of the regulations. As a result, we believe that the Incentive Compensation Regulations can be interpreted to cover all of our employees (including our executive officers) and to prohibit the payment of compensation based on any performance-related metric, including common performance metrics such as earnings, earnings per share and total shareholder return since such metrics are driven by student enrollment and financial aid.  We reached this conclusion after consulting with regulatory counsel and considering that any alternative conclusion would involve a high level of risk for our company.  An institution that is found to be in noncompliance with the Incentive Compensation Regulations could face significant monetary penalties, limitations on its operations and/or termination of its eligibility to participate in all federal student financial aid programs.

The Compensation Committee determined that, while it would prefer to continue to base executive compensation on performance metrics, the risk of violating the Incentive Compensation Regulations prevented, and will prevent, the Committee from basing compensation amounts or adjustments on individual or company performance after the July 1, 2011 effective date of the Incentive Compensation Regulations.  The Compensation Committee recognized that, while the short- and long-term performance of both the individual executive officers and our company will no longer be used in compensation decisions, such performance will be reviewed by the full Board of Directors when evaluating the continued employment of each executive officer.  The Compensation Committee determined that it would continue to be guided by the following objectives in determining the compensation of our executives: competition, alignment with shareholder interests and focus.

As a result of the prohibition on basing any portion of the executives’ compensation on performance, the Compensation Committee did not establish an annual bonus program for 2012, but it did establish a short-term compensation element based on certain management objectives in 2012.  As a result, in order to achieve the objectives noted above, the Compensation Committee used the following compensation elements as part of the 2012 executive compensation program, as described in more detail below under “—Compensation Elements”:

•	base salary;
•	short-term compensation;
•
an annual grant of equity compensation, consisting of one-half of the value in stock options that vest over a three-year period and one-half of the value in RSUs that vest and settle in shares of our common stock over a three-year period;

•
a supplemental grant of RSUs that vest and settle on the third anniversary of the grant date in shares of our common stock, which grant was intended to provide our officers with a portion of the unrealized value of previously-awarded stock options with exercise prices that exceeded the market price of our common stock;

•	employee benefits;
•	perquisites; and
•	qualified retirement savings.

Compensation Objectives.  The Compensation Committee is guided by the following objectives in determining the compensation of our executives:

•	Competition. The Committee believes that compensation should reflect the competitive marketplace in order for us to attract, retain and motivate talented executives.
•	Alignment with Shareholder Interests. Compensation should include equity-based compensation awards in order to align the executives’ interests with those of our shareholders.
•
Focus.  The Committee believes that certain elements of compensation should provide some security to our executives to allow them to continue to focus on our financial and operating results, their individual performance and their job responsibilities.

Compensation Elements.  The elements of our compensation program, a description of the purpose of each element and the objectives that each element supports are shown in the table below.  See “– Compensation Objectives.”

Compensation Element	Purpose	Link to Compensation Objectives
Base Salary	Fixed cash component used to help us attract, motivate and retain our executives.	• Competition • Focus

Short-Term Compensation	Variable cash component used to help us motivate and retain our executives.	• Competition • Focus

Equity-Based Compensation (e.g., Time-Based Stock Options and/or Restricted Stock Unit Awards)	Used to promote equity ownership in us by our executives. Aligns the executives’ interests with those of our shareholders.	• Competition • Alignment with Shareholder Interests • Focus

Qualified Retirement Savings (i.e., 401(k) Plan Contributions)	Used to help us provide stable compensation and some security to our executives, in order to help them save for retirement on a tax-deferred basis.	• Competition • Focus

Nonqualified Deferred Compensation	Provided some security to our executives and helped them save a portion of their compensation for retirement on a tax-deferred basis.	• Deferrals and contributions are no longer made under these plans.

Pension Benefits (i.e., Qualified and Nonqualified Retirement Plan Earnings)	Allowed executives to focus on their job responsibilities while employed and provided some security upon retirement.	• Benefit accruals under our pension plans were frozen as of March 31, 2006.

Employee Benefits	Provides stable compensation and some security to our executives, in order to allow them to focus on their job responsibilities.	• Competition • Focus

Perquisites	Used to recognize our executives based on their responsibilities. Helps our executives focus on their job responsibilities.	• Competition • Focus

Potential Payments Upon Termination of Employment or a Change in Control of Us
Provides for payments in connection with a change in control and/or involuntary termination of employment.

Provides some security to our executives to help them focus on their job responsibilities and to encourage them to remain employed with us during a critical time of a potential change in control.
• Competition • Alignment with Shareholder Interests • Focus

2012 Compensation

Base Salary.  Salaries provide a necessary element of stability in the total compensation program and, as such, are not subject to variability.  Salaries are set and administered to reflect the value of the job in the marketplace.  In January 2012, the Compensation Committee established the salary levels for the Named Executive Officers, that became effective on February 13, 2012, based on a review of:

•
the base salaries of executives in the same or similar positions at the comparator companies that the Committee uses for benchmarking as described under “—Process for Establishing Compensation— Benchmarking”;

•	the area and level of job responsibilities of each executive; and
•	inflationary factors.

The Committee has decided that, until such time, if any, that the ED provides clear and sufficient guidance regarding performance-based salary adjustments under the Incentive Compensation Regulations, future adjustments to the salary levels of each executive will be based solely on:

•	the base salaries of executives in the same or similar positions at the comparator companies that the Committee uses for benchmarking;
•	the area and level of job responsibilities of each executive; and
•	inflationary factors.

The following table sets forth the annualized base salary information for each of the Named Executive Officers as of February 13, 2012.

Named Executive Officer	2012 Annualized Base Salary	Dollar Increase Over Prior Year	Percentage Increase Over Prior Year.
Kevin M. Modany	$788,250	$0	0%
Daniel M. Fitzpatrick	$335,320	$3,320	1%
Clark D. Elwood	$330,270	$3,270	1%
Eugene W. Feichtner	$305,525	$3,025	1%
June M. McCormack	$272,700	$2,700	1%

Short-Term Compensation.  In January 2012, the Compensation Committee established a short-term compensation element for our executive officers that would be payable in early 2013, if certain management objectives (the “2012 Management Objectives”) were accomplished during 2012.  The Committee determined, after consulting with regulatory counsel in late 2011, that the Incentive Compensation Regulations do not prohibit compensation related to the attainment of management objectives that are not based in any part, directly or indirectly, on activities engaged in at any point in time through the completion of an educational program for the purpose of enrollment of students for any period of time or the award of financial aid to students.  The 2012 Management Objectives were not in any way related to the enrollment of students or the award of financial aid.  Instead, the 2012 Management Objectives consisted of various business objectives that related to certain initiatives that are part of our strategic plan.  The 2012 Management Objectives included:

•	develop and implement a new learning technology application;
•	design, develop and implement modifications and enhancements to the comprehensive model for assessment of student learning;
•	reach all 2012 curriculum development and design milestones by certain dates;
•	successfully execute the 2012 advertising and marketing strategy;
•	obtain the requisite regulatory authorizations consistent with the 2012 operating plan;
•	execute corporate development initiatives identified in our strategic plan;
•	reach all 2012 milestones for an updated student information system by certain dates; and
•	compile student and employer satisfaction data that demonstrate anticipated levels of satisfaction.

In December 2012, the Compensation Committee reviewed the changes to the federal income tax rates for certain individuals that were scheduled to become effective on January 1, 2013.  The Compensation Committee determined that it would be consistent with its objectives to have the after-tax amount of the short-term compensation payments be consistent with what the Committee and our executives expected at the time that the Committee approved and communicated the 2012 Management Objectives.  As a result, the Compensation Committee decided to accelerate the payment of any short-term compensation payments under the 2012 Management Objectives from early 2013 to December 2012, since our final 2012 results with respect to the accomplishment of the 2012 Management Objectives were known at that time.  The Committee did not adjust or revise the 2012 Management Objectives that were established by the Committee in January 2012.

Therefore, on December 18, 2012, the Compensation Committee reviewed the results of the 2012 Management Objectives and determined the extent to which each of the 2012 Management Objectives was accomplished by our executive officers in 2012.  The Committee decided that it would assign zero to five points to each 2012 Management Objective, based on its determination of the extent to which the objective was accomplished, instead of assigning five points to each objective that it determined was accomplished.  The following table sets forth the maximum short-term compensation percentage associated with each range of the aggregate number of points assigned to the 2012 Management Objectives, which reflects this determination by the Committee:

Aggregate Number of Points	Maximum Short-Term Compensation Percentage
36 - 40	200.0%
31 - 35	175.0%
26 - 30	150.0%
21 - 25	125.0%
16 - 20	100.0%
11 - 15	75.0%
6 - 10	50.0%
0 - 5	25.0%

Based on the Committee’s determination of the extent to which each of the 2012 Management Objectives was accomplished, the Committee assigned an aggregate of 21 points to the 2012 Management Objectives.  That aggregate number of points corresponded to a maximum short-term compensation percentage of 125%, based on the above table.

To determine the maximum short-term compensation amount that an executive officer could receive, the Compensation Committee multiplied the maximum short-term compensation percentage (determined as described above) by a standard short-term compensation percentage of annualized base salary as of December 31, 2012, ranging from 32% to 100%, with the percentage depending on the officer’s position, and then multiplied that result by the officer’s annualized base salary.  The following table sets forth the 2012 standard short-term compensation percentage of annualized base salary as of December 31, 2012 for each of the Named Executive Officers:

Named Executive Officer	2012 Standard Short- Term Compensation Percentage of Annualized Base Salary
Kevin M. Modany	100%
Daniel M. Fitzpatrick	65%
Clark D. Elwood	65%
Eugene W. Feichtner	60%
June M. McCormack	60%

An executive officer’s actual short-term compensation payment, however, could be more or less than the officer’s potential short-term compensation amount as calculated and described above.  An executive officer’s actual short-term compensation amount was based on the Compensation Committee’s discretionary assessment of the officer’s individual contribution toward accomplishing each 2012 Management Objective.  The Committee did not adjust any of the Named Executive Officers’ 2012 short-term compensation from the amounts calculated as described above.

On December 18, 2012, the Compensation Committee approved the payment of the 2012 short-term compensation amount in cash to each of the Named Executive Officers, as follows:

Named Executive Officer	2012 Short-Term Compensation Payment	2012 Short-Term Compensation Payment as a Percentage of 2012 Annualized Base Salary
Kevin M. Modany	$985,312.50	125.00%
Daniel M. Fitzpatrick	$272,447.50	81.25%
Clark D. Elwood	$268,344.38	81.25%
Eugene W. Feichtner	$229,143.75	75.00%
June M. McCormack	$204,525.00	75.00%

Equity-Based Compensation.  The Compensation Committee believes that equity-based compensation should be a major component of the total compensation for executives. The Committee believes that the use of our common stock in the payment of compensation enhances our executives’ commitment to our company over the long-term, because the value of equity-based compensation awards, such as time-based stock options, restricted stock and RSUs, helps align the executives’ interests with those of our shareholders.  The type and value of the equity-based compensation awards vary based on the executive’s level and type of responsibilities.

In January 2012, the Compensation Committee reviewed the amount of the equity awards granted in the previous five years to executives in the same or similar positions at the comparator companies that the Committee uses for benchmarking, and calculated the average percentage that those awards bore to the applicable company’s outstanding common shares.  The Committee utilized that information to determine the upper quartile range of peer practices based on the percentage of common stock outstanding.  See “—Process for Establishing Compensation—Benchmarking.”  For each executive, the Compensation Committee then set within that range the number of shares that would be included in the award if it consisted entirely of a stock option based on the executive’s level and type of responsibilities.  The Compensation Committee used a binomial option pricing model to determine the fair value of such stock options, and each executive received one-half of the fair value applicable to that executive in the form of stock options and the other half of that value in RSUs.  The number of RSUs to be included in the award were then calculated by dividing the portion of the fair value received by the executive in the form of RSUs by the closing market price of our common stock on the date of grant.

In 2011 and early 2012, the Compensation Committee reviewed the equity-based compensation granted to our executive officers prior to 2011.  The Committee recognized that the market price of our common stock had significantly declined in recent periods.  The Committee believed that such stock price decline was caused by outside forces unrelated to our operating and financial results prior to 2011 that were primarily regulatory and legislative in nature.  As a result of the decline in our stock price, a significant portion of the stock options held by our executive officers had an exercise price that exceeded the then-current market price of our common stock (“Underwater”), which substantially eroded the value of those stock options.  The Compensation Committee also consulted with its independent compensation consultant, Farient, about the reasonableness of providing a supplemental award to our executive officers that would relate to a portion of the intended value of the Underwater stock options.  Following extensive review and discussion, the Committee determined that it would make a supplemental grant of RSUs to our executive officers in order to provide those officers with a portion of the unrealized value that the Committee originally intended to provide to those officers through the award of the stock options that are Underwater (the “Supplemental Grant”).  The Committee decided that the value of the Supplemental Grant to each executive officer would be equal to 50% of the fair value (calculated as of December 31, 2011 using a binomial pricing model) of all outstanding stock options awarded prior to 2011 to that executive officer that were Underwater as of January 23, 2012 (the “Value”).  The Compensation Committee determined, based on Farient’s analysis, that the Value represented a conservative and reasonable portion of the unrealized value of those stock option awards.

The Value was divided by the closing market price of our common stock on the effective date of the Supplemental Grant to determine the number of RSUs in the grant.  In addition, in order to provide a means for retaining our executive officers, the Compensation Committee determined that the Supplemental Grant would not vest until the third anniversary of the effective date of the Supplemental Grant.

The following table sets forth information about the stock options and RSUs that were granted under the 2006 Equity Compensation Plan effective February 13, 2012 to each Named Executive Officer as described above.

	Stock Options			RSUs
Named Executive Officer	Number of Securities Underlying Option Granted	Exercise Price	Expiration Date	Number of RSUs in Annual Grant	Number of RSUs in Supplemental Grant	Grant Date (1)	Date Compensation Committee Took Action (2)
Kevin M. Modany	62,500 (3)	$75.16	02/13/19	21,796 (4)	44,229 (5)	02/13/12	01/23/12
Daniel M. Fitzpatrick	11,000 (3)	$75.16	02/13/19	3,836 (4)	8,545 (5)	02/13/12	01/23/12
Clark D. Elwood	11,000 (3)	$75.16	02/13/19	3,836 (4)	7,807 (5)	02/13/12	01/23/12
Eugene W. Feichtner	10,000 (3)	$75.16	02/13/19	3,488 (4)	7,780 (5)	02/13/12	01/23/12
June M. McCormack	10,000 (3)	$75.16	02/13/19	3,488 (4)	6,421 (5)	02/13/12	01/23/12
____________________
(1)	The effective date of the stock option and RSU grants.
(2)	The stock option and RSU grants were approved by the Compensation Committee during a Committee meeting on January 23, 2012, and had an effective grant date of February 13, 2012.
(3)
Nonqualified stock option granted at 100% of the closing market price of a share of our common stock on February 13, 2012, the effective date of the grant.  One-third of the option is exercisable on the anniversary date of the grant in each of the years 2013, 2014 and 2015.

(4)	The period of restriction for this RSU grant lapses in thirds on the anniversary date of the grant in each of the years 2013, 2014 and 2015.
(5)	The period of restriction for this RSU grant lapses in full on February 13, 2015.

2013 Compensation

Base Salary.  In February 2013, the Compensation Committee established the salary levels for the Named Executive Officers, that became effective on February 11, 2013, based on a review of:

•	the base salaries of executives in the same or similar positions at the comparator companies that the Committee uses for benchmarking;
•	the area and level of job responsibilities of each executive; and
•	inflationary factors.

The following table sets forth the annualized base salary information for each of the Named Executive Officers as of February 11, 2013.

Named Executive Officer	2013 Annualized Base Salary	Dollar Increase Over Prior Year	Percentage Increase Over Prior Year
Kevin M. Modany	$800,074	$11,824	1.5%
Daniel M. Fitzpatrick	$400,000	$64,680	19.3%
Clark D. Elwood	$335,224	$4,954	1.5%
Eugene W. Feichtner	$310,108	$4,583	1.5%
June M. McCormack	$276,791	$4,091	1.5%

Based on benchmarking information received from Farient, the Compensation Committee noted that Mr. Fitzpatrick's 2012 base salary was lower than the median of the range of the base salaries provided to executives in the same position as Mr. Fitzpatrick at the comparator companies that the Committee uses for benchmarking.  Since the Committee's target for the cash portion of executive compensation is the median of the range of cash compensation provided to executives of comparator companies, the Compensation Committee determined to increase Mr. Fitzpatrick's 2013 base salary at a higher percentage than the increase to the 2013 base salary of the other Named Executive Officers, in order to bring Mr. Fitzpatrick's base salary closer to the median of the range of the base salaries provided to executives in the same position as Mr. Fitzpatrick at the comparator companies.

Short-Term Compensation.  In February 2013, the Compensation Committee established a short-term compensation element for our executive officers that will be payable in early 2014, if certain management objectives (the “2013 Management Objectives”) are accomplished during 2013.  As with the 2012 Management Objectives, the 2013 Management Objectives are not in any way related to the enrollment of students or the award of financial aid.  Instead, the 2013 Management Objectives consist of various business objectives that relate to certain initiatives that are part of our strategic plan.  The 2013 Management Objectives include:

•	obtain requisite authorizations for corporate training, continuing education and/or test preparation courses;
•	obtain requisite authorizations for a variety of allied health programs at the ITT Technical Institutes;
•	obtain requisite authorizations for additional science, technology and/or engineering associate degree programs at the ITT Technical Institutes;
•	obtain requisite authorizations for a dual high school diploma and associate degree at an ITT Technical Institute;
•	create a content mapping construct with respect to all program and course offerings that link each component;
•	design and implement a comprehensive student support services improvement plan;
•	determine the viability of an IT Services Operation at the ITT Technical Institutes; and
•	obtain requisite authorizations for education and/or nursing degree programs at Daniel Webster College.

The determination of the extent to which the 2013 Management Objectives are accomplished by the Registrant’s executive officers will be made by the Compensation Committee in early 2014.  The Committee intends to assign zero to five points to each 2013 Management Objective, based on the extent to which the Committee determines the objective was accomplished.  The following table sets forth the maximum short-term compensation percentage that is associated with the total number of points that are assigned to the 2013 Management Objectives by the Compensation Committee:

Total Points	Maximum Short-Term Compensation Percentage
36-40	200.0%
31-35	175.0%
26-30	150.0%
21-25	125.0%
16-20	100.0%
11-15	75.0%
6-10	50.0%
0-5	25.0%

To determine the maximum short-term compensation amount that an executive officer may receive, the maximum short-term compensation percentage (determined as described above) will be multiplied by a standard short-term compensation percentage of annualized base salary as of December 31, 2013, ranging from 32% to 100%, with the percentage depending on the officer’s position, and the result will be multiplied by the officer’s annualized base salary.  The following table sets forth the 2013 standard short-term compensation percentage of annualized base salary as of December 31, 2013 for each of the Named Executive Officers:

Named Executive Officer	2013 Standard Short- Term Compensation Percentage of Annualized Base Salary
Kevin M. Modany	100%
Daniel M. Fitzpatrick	65%
Clark D. Elwood	0% *
Eugene W. Feichtner	60%
June M. McCormack	60%
                    ____________________
* Mr. Elwood has announced his retirement from our company effective May 10, 2013. As a result, Mr. Elwood is not participating in the short-term compensation element in 2013.

An executive officer’s actual short-term compensation payment, however, may be more or less than the officer’s potential short-term compensation as calculated as described above.  An executive officer’s actual short-term compensation amount will be based on the Compensation Committee’s discretionary assessment of the officer’s individual contribution toward accomplishing each 2013 Management Objective.  Any 2013 short-term compensation payment will be made in cash.  The Compensation Committee may, in its sole discretion, modify the terms of the short-term compensation element at any time before it is paid.

Equity-Based Compensation.  In February 2013, the Compensation Committee reviewed the equity awards granted in 2011 and 2012 to our executives and executives in the same or similar positions at the comparator companies that the Committee uses for benchmarking, and calculated the average percentage that those awards bore to the applicable company's outstanding common shares.  See"—Process for Establishing Compensation—Benchmarking."  The Committee had utilized that information in the prior year to determine the upper quartile range of peer practices based on the percentage of common stock outstanding and to grant equity awards within that range to our executives.  See “—2012 Compensation—Equity-Based Compensation.”  In February 2013, the Committee also reviewed the equity grants that had been granted to executives in the same or similar positions at those comparator companies in 2012.   The Committee determined that for the 2013 annual equity grant, it would approve an award of the same number of shares to each executive that it had awarded in each of the prior two years (based on the number of shares that would be included in the award if it consisted entirely of a stock option), notwithstanding the fact that, as a result, the 2013 equity grants would not be in the upper quartile range of peer practices, and the total direct compensation of our executives would not be in the upper third of the range of compensation provided to executives of comparator companies.  The number of shares to be used for the 2013 grant to Mr. Fitzpatrick was increased, however, from the number awarded to him in each of the prior two years, in order to bring the number of shares awarded to him closer to the median of the range of peer practices based on the percentage of common stock outstanding.  The Compensation Committee used a binomial option pricing model to determine the fair value of the stock options that would be included in the awards if they consisted entirely of a stock option, and it decided that each executive would receive one-half of the fair value applicable to that executive in the form of stock options and the other half of that value in RSUs.  The number of RSUs to be included in each award were then calculated by dividing one-half of the fair value to be received by the executive by $16.50, the same market price used in the binomial option pricing model.

The Compensation Committee acknowledged that the number of shares available for issuance under the 2006 Equity Compensation Plan was insufficient to make the 2013 stock option and RSU grants to executives that it determined should be made as described above.  As a result, the Committee approved the awards on February 19, 2013, but made the awards contingent on our shareholders' approval of the Amended 2006 Plan.  If our shareholders approve the Amended 2006 Plan at the Annual Meeting, the stock option and RSU awards to our executives will have an effective grant date of May 9, 2013.  The number of shares subject to the stock option to be granted to each executive was determined as described above, with each of the Named Executive Officers to receive the following number of shares in his or her stock option grant:

Kevin M. Modany: 62,500
Daniel M. Fitzpatrick: 15,000
Clark D. Elwood: 0 *
Eugene W. Feichtner: 10,000
June M. McCormack: 10,000
_______________________
* Mr. Elwood has announced his retirement from our company effective May 10, 2013. As a result, he will not receive an equity-based award in 2013.

In the event that our shareholders approve the Amended 2006 Plan, the stock options granted to our executives:

•	will have an effective grant date of May 9, 2013;
•	will have an exercise price equal to the closing share price of our common stock on May 9, 2013;
•	will expire on May 9, 2020; and
•	will vest in thirds on May 9, 2014, 2015 and 2016.

The number of RSUs to be granted to each executive, contingent on shareholder approval of the Amended 2006 Plan, was determined as described above, with each of the Named Executive Officers to receive the following number of RSUs:

Kevin M. Modany: 28,125
Daniel M. Fitzpatrick: 6,750
Clark D. Elwood: 0 *
Eugene W. Feichtner: 4,500
June M. McCormack: 4,500
_______________________
* Mr. Elwood has announced his retirement from our company effective May 10, 2013. As a result, he will not receive an equity-based award in 2013.

In the event that our shareholders approve the Amended 2006 Plan, the RSUs granted to our executives:

•	will have an effective grant date of May 9, 2013;
•	will have a period of restriction that will lapse in thirds on May 9, 2014, 2015 and 2016.

In the event that our shareholders do not approve the Amended 2006 Plan at the Annual Meeting, the Compensation Committee will meet to determine whether to grant awards involving a lesser number of shares to our executives.

Other Elements of Compensation

Retirement Plans

Qualified Retirement Savings.  Our executives participate in our ESI 401(k) Plan, a qualified defined contribution plan, that is designed to provide substantially all of our employees with a tax-deferred, long-term savings vehicle.  See “– Equity Compensation and Qualified Savings Plans – ESI 401(k) Plan.”

Nonqualified Deferred Compensation.  Due to federal limitations that preclude our highly-compensated employees from fully participating in the ESI 401(k) Plan, we established the ESI Excess Savings Plan, an unfunded, nonqualified deferred compensation plan for a select group of our management, including the Named Executive Officers.  We froze the ESI Excess Savings Plan, effective for plan years beginning on and after January 1, 2008, such that executives may no longer make elective deferrals and we no longer make contributions under the ESI Excess Savings Plan.  Amounts previously credited to an executive under the ESI Excess Savings Plan, however, continue to accrue interest in accordance with the terms of the ESI Excess Savings Plan until those amounts are distributed pursuant to the plan’s terms.  See “– Nonqualified Deferred Compensation Plans – ESI Excess Savings Plan.”

In addition, we established the ESI Executive Deferred Bonus Compensation Plan (the “Deferred Bonus Plan”), an unfunded, nonqualified deferred compensation plan, for a select group of our management and highly-compensated employees, including the Named Executive Officers.  The Deferred Bonus Plan allows eligible employees to defer payment of all or a portion of his or her annual bonus compensation and to earn interest on any annual bonus compensation payable in the form of cash and deferred under the plan.  Since the Committee did not establish an annual bonus award component of executive compensation for 2012, executives did not receive any compensation that they could elect to defer under the Deferred Bonus Plan with respect to 2012.  See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”

The terms of the ESI Excess Savings Plan and the Deferred Bonus Plan, including the interest rate on the earnings on the Named Executive Officers’ account balances under each plan, are based on common and typical terms and types of nonqualified deferred compensation plans that had been adopted by other publicly traded companies at the time that we adopted those plans.

Pension Benefits.  Pension benefits provide retirement compensation that is based on the salary and bonus compensation paid to the employee during his or her employment.  We froze the benefit accruals under the ESI Pension Plan and ESI Excess Pension Plan for all participants in the plans on March 31, 2006, such that no further benefits accrue under those plans after March 31, 2006.  Participants do, however, continue to be credited with vesting service and interest credits according to the terms of those plans.  See “– Pension Plans – ESI Pension Plan” and “– ESI Excess Pension Plan.”

Employee Benefits and Perquisites

Employee Benefits. All of our executives are eligible to participate in our employee benefits, which include medical and dental benefits, vision insurance, flexible spending account, tuition reimbursement, disability insurance, vacation leave, sick leave, bereavement leave, ITT Technical Institute tuition discounts and an employee assistance program that can help employees find answers to various kinds of personal concerns by offering consultation, support, information, planning and referrals.  The employee benefits are generally available on a non-discriminatory basis to all full-time and part-time regular employees.

Perquisites.  We also provide limited perquisites to our executives, including the Named Executive Officers, that vary based on the executive’s level.  The perquisites include use of a company car for our Chief Executive Officer only, a tax return preparation and financial planning allowance, tickets to sporting, theater and other events, enhanced disability benefits, an annual physical examination, reimbursement for certain commuting expenses and relocation assistance for newly-hired executive officers from outside the Indianapolis metropolitan area whom we ask to relocate.  The value and type of perquisites made available to our executives are based on the value and type of perquisites that had been made available to executives at other publicly-traded companies at the time that we began making those perquisites available, and at the time of each subsequent annual review by the Compensation Committee of those perquisites.  The Compensation Committee believes that our executives value the perquisites provided to them and, given that the cost to us of the perquisites is not significant, the Committee has determined to continue providing these perquisites to our executives.

The perquisites that we provided to our Named Executive Officers in 2012 are disclosed in the Summary Compensation Table and footnotes thereto in this Proxy Statement.  See “– Summary Compensation Table.”  In February 2013, the Compensation Committee approved the value and type of perquisites to be provided in 2013 to the Named Executive Officers, which are consistent with the value and type of perquisites provided to them in 2012.  The aggregate incremental cost to us in 2013 for providing all of the 2013 perquisites to the Named Executive Officers is not expected to exceed $150,000.

Potential Payments Upon Termination of Employment or a Change In Control of Us

Senior Executive Severance Plan.  Our executive officers, including the Named Executive Officers, participate in the ITT Educational Services, Inc. Senior Executive Severance Plan (the “Senior Executive Severance Plan”), which provides for severance benefits if:

•
we terminate the executive’s employment, other than for cause, or when the executive terminates his or her employment for good reason, in each case within two years after the occurrence of a change in control of us; or

•	we terminate the executive’s employment, other than for cause, if a change in control of us is imminent.

The benefits vary depending on the executive’s level and include, among other things, two or three times the executive’s base salary and bonus and a stipend equal to two or three times the annual cost of certain employee benefits.  See “– Potential Payments Upon Termination or Change in Control – Senior Executive Severance Plan.”

The Compensation Committee believes that a change in control transaction, or potential change in control transaction, would create uncertainty regarding the continued employment of our executives.  This is because many change in control transactions result in significant organizational changes, particularly at the senior executive level.  In order to encourage our executives to remain employed with us during an important time when their continued employment in connection with or following a transaction is often uncertain and to help keep our executives focused on our business rather than on their personal financial security, we believe that providing certain of our executives with severance benefits upon the specified terminations of employment is in the best interests of our company and our shareholders.

The benefits under the Senior Executive Severance Plan are not payable merely because a change in control transaction occurs or is imminent.  Instead, payment of the severance benefits is only triggered if a change in control has occurred or is imminent and certain types of termination of employment occur within certain limited time periods.  The Compensation Committee has determined that this “double trigger” requirement is appropriate and reasonable.

If benefits are triggered under the Senior Executive Severance Plan, our Chief Executive Officer would be entitled to payments under the “three times” multiplier and the other covered executives would be entitled to payments under the “two times” multiplier.  Our Chief Executive Officer would also be entitled to certain benefits that would not be available to the other covered executives, including that our Chief Executive Officer would receive a tax gross-up payment on any excise taxes and that his severance benefits would not be limited in the event of the imposition of an excise tax.  The Compensation Committee believes that our Chief Executive Officer should receive the higher multiplier and the enhanced benefits given his high level of responsibility and the substantial duties that he has with us, as well as the fact that it is common market practice for a chief executive officer to receive a higher level of severance benefits than other executive officers.

The amount and type of severance pay made available to our executive officers are based on common and typical amounts and types of severance pay that were made available to executives by other publicly-traded companies at the time that these benefits were determined.

Other Plans.  In addition, awards granted under our equity compensation plans and all or a portion of the contributions, benefits and earnings under our qualified savings plan, nonqualified deferred compensation plans and pension plans may vest and/or become payable to the participating employees, including the Named Executive Officers, if the participating employee’s employment terminates in certain situations or we undergo a change in control.  See “– Potential Payments Upon Termination or Change In Control.”  The accelerated vesting and payments are useful in providing security to our executives and helps them to focus on their job responsibilities, instead of the safety of compensation that they have previously been awarded or paid.  Further, the accelerated vesting of equity compensation awards upon a change in control:

•
provides employees with the same opportunities as shareholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the transaction;

•	ensures that employees do not have the fate of their outstanding equity tied to the future success of the new and different company that results from the change in control;
•	can be a strong retention device during change in control discussions, particularly for those employees whose equity represents a significant portion of their total pay package; and
•	treats all employees the same regardless of their employment status after the transaction.

Process for Establishing Compensation.  The Compensation Committee of our Board of Directors has overall responsibility and authority for approving and evaluating the compensation programs and policies pertaining to our executives and Directors.  Each year, the Compensation Committee reviews all elements of all of our executive officers’ compensation and the internal pay equity of our Chief Executive Officer’s compensation compared to our other executive officers’ compensation.  The Compensation Committee also annually reviews the tally of total compensation of our executives in order to determine that the amount of compensation is within appropriate competitive parameters.  The tally information is not, however, a key factor in the Committee’s current compensation decisions, because the tally information is reflective of past competitive market practice.

The Compensation Committee has met, and will continue to meet, in executive sessions which are not attended by any of our employees.  The Committee regularly reports its activities to our Board of Directors.

When making executive compensation decisions, the Compensation Committee also considers, for all executives other than our Chief Executive Officer, the recommendation of our Chief Executive Officer.  Our Chief Executive Officer recommends salary levels, short-term compensation amounts, equity-based compensation awards and perquisites for our other executives based on their salary grade level.  Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee with the assistance of the Committee’s independent compensation consultant.  The Compensation Committee applies the same principles for executive compensation in determining our Chief Executive Officer’s compensation that it applies in determining the compensation of our other executive officers.  The Compensation Committee has established a higher level of compensation for our Chief Executive Officer than the levels for our other executive officers, due to:

•	the high level of responsibility that he has with us;
•	the substantial duties and responsibilities that he has to us; and
•	the fact that the market and comparator compensation information demonstrates higher levels of compensation for chief executive officers both within and outside of our industry.

Independent Compensation Consultant.  The Compensation Committee directly retains a consultant from an independent compensation consulting firm to provide advice on aspects of our executive and Director compensation programs. The Committee requests written reports and holds meetings with the consultant, which are not attended by any of our employees, in order to obtain independent opinions on compensation proposals.  The independent compensation consultant helps the Committee determine the amount and, where applicable, the formula for each element of the compensation program for each executive.  The independent compensation consultant also assists the Committee in selecting the companies used for benchmarking and comparison purposes.  The Compensation Committee retained the independent compensation consulting firm Farient to advise it on 2012 and 2013 compensation determinations.  For additional information about the role of Farient, see “Proposal One: Election of Three Directors to Serve Until the 2016 Annual Meeting of Shareholders and Until Their Successors are Elected and have Qualified – Meetings, Independence, Leadership and Committees of the Board of Directors – Committees – Compensation Committee.”

Determinations.  In determining and recommending the compensation of our executives, the Compensation Committee consults with Farient and, along with our Chief Executive Officer, makes assessments after deliberate and thorough review and consideration of various factors.  In 2012 and 2013, these factors included:

•
the competitive marketplace and, in particular, how the level of an executive’s compensation compares with the compensation paid to executives in the same or similar positions and with similar responsibilities at comparator companies;

•	the level and area of job responsibilities of the executive; and
•	inflationary factors.

The Compensation Committee met in executive session in January 2012 to review a tally of the total compensation received by each of the executive officers in 2011 and information provided by Farient.  The Committee reviewed guidance on the Incentive Compensation Regulations published by the ED in 2011 and noted that such guidance further increased the uncertainty about the types of compensation that are prohibited and which activities and employees are covered by the Incentive Compensation Regulations.  As a result, the Compensation Committee determined that, while it would prefer to base executive compensation on performance metrics, the high level of risk related to violating the Incentive Compensation Regulations prevented it from doing so.  The Compensation Committee also determined, after consulting with regulatory counsel in late 2011, that it does not believe the Incentive Compensation Regulations prohibit compensation related to the attainment of management objectives that are not based in any part, directly or indirectly, on activities engaged in at any point in time through the completion of an educational program for the purpose of enrollment of students for any period of time or the award of financial aid to students.  As a result, in January 2012, the Committee established a short-term compensation component for our executive officers that would be payable in early 2013, if certain management objectives are satisfied during 2012.  Such management objectives were not in any way related to the enrollment of students or the award of financial aid.  See “—Compensation Elements—2012 Compensation—Short-Term Compensation.”

In January 2013, the Compensation Committee met in executive session to review a tally of the total compensation received by each of the executive officers in 2012 and information provided by Farient.  The Committee noted that there had not been any clarification regarding the types of compensation that are prohibited and which activities and employees are covered by the Incentive Compensation Regulations and, therefore, it would continue to avoid basing executive compensation on performance metrics.  In February 2013, the Committee determined to continue the short-term compensation element of executive compensation, and it established the management objectives for 2013 under such element.  See “—Compensation Elements—2013 Compensation—Short-Term Compensation.”

In February 2013, our Compensation Committee considered the fact that, at the 2012 Annual Meeting of Shareholders, our shareholders approved the compensation paid to our Named Executive Officers as disclosed in the Proxy Statement for our 2012 Annual Meeting, and that the votes cast for that advisory proposal totaled approximately 65% of the shares represented at the 2012 Annual Meeting.  The Committee considered discussions that our Chairman and Chief Executive Officer had with certain of our shareholders that own a significant percentage of our common stock regarding our executive compensation program and any concerns that such shareholders had related to it.  Our Chairman and Chief Executive Officer was told by some of those shareholders that while they would prefer that we base executive compensation on performance metrics, as we did prior to 2011, they understand that we have concluded that to do so would present a significant risk of violating the Incentive Compensation Regulations.  Despite understanding these limitations on our executive compensation program, some of those shareholders were required to follow formulaic internal or external voting guidelines and, therefore, may have been forced to cast a vote against our executive compensation proposal when otherwise they may not have.  In addition, some of the shareholders expressed their support for the Compensation Committee's objective that the compensation of executives be reflective of the competitive marketplace in an effort to attract, retain and motivate talented executives.  None of the shareholders that our Chairman and Chief Executive Officer talked to identified any other areas of concern related to our executive compensation program.  The Compensation Committee evaluated the feedback received from these shareholders and reiterated that it too would prefer to include performance-based metrics in our executive compensation program, but that the risk of violating the Incentive Compensation Regulations is too high.  As a result, the Committee determined that it is not able to make changes to the program at this time to address concerns related to the lack of performance-based metrics.  The Committee noted that it continues to monitor the ED for any guidance that might reduce the risk of certain types of performance-based compensation violating the Incentive Compensation Regulations.

Equity-Based Compensation.  The Compensation Committee is responsible for determining equity-based compensation paid to our executives.  All equity-based compensation awards to our executives at the Senior Vice President level and above are granted exclusively by our Compensation Committee.  The Compensation Committee has delegated limited authority to our Chief Executive Officer to grant equity-based compensation awards to our newly-hired executives below the Senior Vice President level and other key employees.

Equity-based compensation is granted to our executives and other key employees under the following circumstances:

•
the Compensation Committee has typically made grants to our executives and other key employees annually during its first regularly scheduled meeting of the calendar year, which grants become effective prospectively;

•	the Compensation Committee has typically made grants to our newly-hired executives at the Senior Vice President level and above at a Committee meeting occurring either:
•
prior to the date that the executive’s employment with us begins, in which case the effective date of the grant is typically the executive’s first day of employment with us but, if the markets are closed on that day, is the next subsequent day that the markets are open; or

•	after the executive’s employment with us begins, in which case the effective date of the grant is the date of the Committee meeting or a subsequent date specified by the Committee at its meeting; and
•
pursuant to authority delegated to him by the Compensation Committee, our Chief Executive Officer typically grants equity-based compensation to our newly-hired executives below the Senior Vice President level and other key employees on the newly-hired employee’s first day of employment with us.

In each of the above circumstances, the exercise price of any stock option granted is the closing market price of a share of our common stock on the effective date of the stock option grant.  In addition, the number of any RSUs or shares of restricted stock is based on the closing market price of a share of our common stock on the effective date of the RSU or restricted stock grant.

We do not time our release of material non-public information for the purpose of affecting the value of our executives’ compensation, nor do we time our grants of equity-based compensation to take advantage of material non-public information.  Nevertheless, our process for granting equity-based compensation (as described above) may result in equity-based compensation, including stock options, being granted to our executives and other key employees at times when our Board of Directors or the Compensation Committee is in possession of material non-public information about us.  This possibility is not taken into account in determining whether to make the equity-based compensation awards or the amount or value of those awards.

Benchmarking.  The Compensation Committee believes that compensation decisions are complex and should be made after a review of the compensation levels paid to executives in the same or similar positions at other comparator companies.

In setting and administering the compensation program and policies for our executives, the Committee attempts to target:

•
the cash portion of the compensation of our executives to the median of the range of the cash compensation provided to executives of comparator companies, based on the dollar amount of such compensation; and

•
the equity-based compensation of our executives not to exceed the upper quarter of the range of equity-based compensation provided to executives of comparator companies, based on the number of shares awarded as a percentage of the number of shares outstanding.

This is intended to result in targeting the overall total direct compensation of our executives to the upper third of the range of compensation provided to executives of comparator companies.  The upper third of the range is targeted in order to attract and retain a higher than average level of executive.

The companies used for the comparisons vary from time to time.  For 2012 compensation determinations, the Compensation Committee benchmarked the appropriateness and competitiveness of our executive compensation program against a market composite that consisted of 13 companies in our industry and a subset of six of those market comparator companies that were selected by Farient based on their size, type of operations and longevity in the industry.  The 13 companies in our industry that were used include:

•	American Public Education, Inc.;	•	Education Management Corporation;
•	Apollo Group, Inc.;	•	Grand Canyon Education, Inc.;
•	Bridgepoint Education, Inc.;	•	Learning Tree International, Inc.;
•	Capella Education Company;	•	Lincoln Educational Services Corporation;
•	Career Education Corp.;	•	Strayer Education, Inc.; and
•	Corinthian Colleges, Inc.;	•	Universal Technical Institute, Inc.
•	DeVry, Inc.;

The six companies that were included in the industry subset were as follows:

•	Apollo Group, Inc.;	•	DeVry, Inc.;
•	Career Education Corp.;	•	Education Management Corporation; and
•	Corinthian Colleges, Inc.;	•	Strayer Education, Inc.

To determine the range of compensation in 2012, the Compensation Committee supplemented the compensation data of the comparator companies within our industry with summary statistics of compensation data obtained from Mercer’s Executive Compensation and Performance 2011 survey.

For 2013 compensation determinations, the Compensation Committee benchmarked the appropriateness and competitiveness of our executive compensation program against a market composite that consisted of 13 companies in our industry and a subset of six of those market comparator companies that were selected by Farient based on their size, type of operations and longevity in the industry.  The 13 companies in our industry and the six companies in the subset were the same companies utilized in both groups in 2012, as listed above.  In addition, to provide benchmark data for executive positions not included in proxy materials, the Compensation Committee also reviewed compensation information contained in the 2011 Mercer Executive Compensation Database, which consisted of a broad market survey of companies that generated between $1 billion and $2.5 billion in annual revenue, and the 2012 Towers Watson General Industry Top Management Compensation Report, which consisted of a broad market survey of companies that generated between $500 million and $2.5 billion in annual revenue.

Additional Compensation Matters.

Clawback, Stock Ownership and Hedging Policies.  We do not have any policies regarding automatic adjustment or recovery of compensation paid or awarded to our executives in the event any of the performance measures upon which that compensation was paid or awarded are restated or adjusted, such that the compensation paid or awarded would have been less under the restated or adjusted performance measures.

We do not impose any specific equity or security ownership requirements on our executives.  We believe that the equity-based compensation paid to our executives serves to align their interests with those of our shareholders. We believe that it is improper and inappropriate for any employee or Director to engage in short-term or speculative transactions involving our securities.  It is our policy that our executives and Directors are prohibited from purchasing or selling any publicly traded options for our securities, including the trading of any call or put, the writing of any call or put, hedging or the use of collars.

The Impact of Accounting and Tax Treatments on the Compensation.  Section 162(m) of the IRC limits the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to no more than $1 million per year.  This limitation does not apply to compensation that meets the requirements under Section 162(m) and the regulations promulgated thereunder for “qualified performance-based” compensation.  Our equity-based compensation plans include a fixed limit on the number of stock options that may be granted to any individual in any given year, and the exercise price is based on the fair market value of our stock on the date of grant.  As a result, any future gains that may be realized on the stock options granted under our equity-based compensation plans would be exempt from the $1 million limit on deductible compensation under Section 162(m).  RSUs granted under our equity compensation plans, however, are subject to the 162(m) deduction limitation because the vesting of those RSUs is based on the passage of time instead of performance conditions.  Further, the Committee’s ability to maximize the tax deductibility of other forms of compensation beginning July 1, 2011 is limited by the Incentive Compensation Regulations, because those regulations can be reasonably interpreted to prohibit the payment of performance-based compensation.

Section 409A of the IRC provides certain requirements for deferred compensation arrangements.  Those requirements, among other things, limit flexibility with respect to the time and form of payment of deferred compensation.  If a payment or award constitutes deferred compensation subject to Section 409A and the applicable requirements are not satisfied, the recipient could be subject to tax on the award and all other deferred compensation of the same type, and an additional 20% tax and interest at the underpayment rate plus 1%, at the time the legally binding right to the payment or award arises or, if later, when that right ceases to be subject to a substantial risk of forfeiture.  Payments or awards under our plans and arrangements either are intended to not constitute “deferred compensation” for Section 409A purposes (and will thereby be exempt from Section 409A’s requirements) or, if they constitute “deferred compensation,” are intended to comply with the Section 409A statutory provisions and final regulations.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Exchange Act with our management.  Based on that review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in our Proxy Statement for our 2013 Annual Meeting of Shareholders for filing with the U.S. Securities and Exchange Commission (“SEC”).

Compensation Committee
John F. Cozzi
James D. Fowler, Jr.
Samuel L. Odle
John A. Yena, Chair

Compensation-Related Risk Assessment

Our Compensation Committee conducted an assessment of the risks related to our compensation policies and practices in January 2013.  In conducting this assessment, the Compensation Committee noted several features of our compensation programs that reduce the likelihood of excessive risk-taking, including the following:

•	We have established internal controls, enterprise risk management and a compliance program to discourage and identify any excessive risk-taking by our employees.
•	There is a balanced mix of cash, equity, annual and longer-term components.
•	Due to the Incentive Compensation Regulations, our compensation programs are not based on the performance of our employees.
•	While our short-term compensation element is based on certain management objectives for a particular year:
•
the maximum short-term compensation percentage is capped at 200% of the standard short-term percentage of executives’ annualized base salary, to protect against disproportionately large shorter-term incentives;

•
the Compensation Committee has substantial discretion on which to base the actual amount of the short-term compensation payments, including the ability to consider and reduce a payment amount if the Committee determined that an executive caused our company to incur unnecessary or excessive risk;

•
the management objectives include eight different business objectives that are company-wide objectives as opposed to individual objectives, encouraging decision-making that is in the best long-term interests of our company and our shareholders; and

•	the management objectives are not unreasonable or clearly unattainable without excessive risk-taking.
•
A significant portion of our executives’ total compensation consists of equity-based long-term awards, most of which vest over a period of three years, which encourages our executives to focus on sustaining our long-term interests.  The equity grants are also made annually, so executives always have unvested awards that could decrease in value if our business is not managed for the long term.

•
Some of our non-executive employees are eligible to receive equity awards.  For those non-executive employees who are eligible to receive equity awards, the equity awards encourage those employees to focus on our long-term interests.

Based on these factors, the Compensation Committee believes that our compensation policies and practices encourage behaviors that are aligned with our long-term interests, and that numerous factors, such as the lack of performance-related incentives, dissuade our employees from taking risks for short-term gain.  As a result, the Compensation Committee determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Summary Compensation Table

The following table sets forth information regarding the compensation of the Named Executive Officers for each of our last three completed fiscal years.

Summary Compensation Table for Fiscal Years 2012, 2011 and 2010
Name and Principal Position .
	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards(4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (6) .	All Other Compensation(7)	Total (8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kevin M. Modany	2012	$788,250	$ 985,313	$4,962,439	$1,960,000	$ 0	$10,857	$56,525	$8,763,384
Chairman and Chief Executive Officer	2011	$783,438	$1,153,500	$ 788,308	$3,612,500	$ 0	$10,664	$64,044	$6,412,454
	2010	$758,000	$ 0	$ 0	$5,448,750	$480,625	$ 1,431	$57,161	$6,745,967

Daniel M. Fitzpatrick	2012	$334,905	$ 272,448	$ 930,556	$344,960	$ 0	$ 0	$15,722	$1,898,591
Executive Vice President, Chief Financial Officer	2011	$330,000	$ 324,000	$ 381,101	$476,850	$ 0	$ 0	$15,976	$1,527,927
	2010	$319,250	$ 0	$ 0	$958,980	$131,625	$ 0	$19,217	$1,429,072

Clark D. Elwood	2012	$329,861	$ 268,344	$ 875,088	$344,960	$ 0	$54,621	$17,722	$1,890,596
Executive Vice President, Chief Administrative and Legal Officer	2011	$325,000	$ 319,000	$ 873,499	$ 0	$ 0	$68,464	$11,267	$1,597,230
	2010	$314,250	$ 0	$ 0	$958,980	$129,594	$11,583	$11,532	$1,425,939

Eugene W. Feichtner	2012	$305,147	$ 229,144	$ 846,903	$313,600	$ 0	$61,046	$11,454	$1,767,294
Executive Vice President and President, ITT Technical Institute Division	2011	$300,625	$ 295,000	$ 481,983	$289,000	$ 0	$75,601	$11,499	$1,453,708
	2010	$290,000	$ 0	$ 0	$871,800	$110,625	$43,588	$11,500	$1,327,513

June M. McCormack	2012	$272,363	$ 204,525	$ 744,760	$313,600	$ 0	$ 0	$12,322	$1,547,570
Executive Vice President and President, Online Division	2011	$268,250	$ 263,000	$ 762,897	$ 0	$ 0	$ 0	$13,145	$1,307,292
	2010	$258,500	$ 0	$ 0	$871,800	$98,625	$ 0	$10,378	$1,239,303
_________________________
(1)	Amounts shown represent the dollar value of base salary earned during each of the years indicated.
(2)
Amounts shown represent the dollar value of discretionary bonus amounts earned in the stated year.  Under Item 402(a) of Regulation S-K under the Exchange Act, any bonus award that is paid above the amounts earned by the Named Executive Officer under, or that is otherwise paid to the Named Executive Officer without regards to, pre-established performance targets is to be reported in this column.  The amounts earned under pre-established performance targets are reported in column (g), “Non-Equity Incentive Plan Compensation,” of the Summary Compensation Table.  The amounts shown in this column for 2012 consist of amounts paid under the short-term compensation element of our executive compensation, based on the 2012 Management Objectives.  In December 2012, the Compensation Committee decided to assign zero to five points to each 2012 Management Objective based on the extent to which it was accomplished, instead of the previously-established determination to assign five points to each 2012 Management Objective only if it was fully accomplished.  This change resulted in these payments being included in this column instead of in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.  See “—Compensation Discussion and Analysis—2012 Compensation—Short-Term Compensation.”  The amounts shown in this column for 2011 consist of a special bonus that was paid to our executives in June 2011.  The Compensation Committee approved the special bonuses in December 2010, to be paid to our executives who were still employed by us on June 27, 2011, in order to help motivate and retain those executives, as well as to recognize their extraordinary efforts during a particularly difficult regulatory and legislative environment affecting us and our industry.

(3)
Amounts shown represent the aggregate grant date fair value, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification TM (“ASC”) Topic 718 (“ASC 718”), of all awards of stock granted to the Named Executive Officer in the year indicated.  For 2011, amounts shown include grants of RSUs that settled in cash and grants of RSUs that settle in shares of our common stock.  The aggregate grant date fair value with respect to each year indicated includes any earnings, such as dividends, that may be received on the stock awards.  To determine the grant date fair value of stock awards, we use the closing market price of a share of our common stock on the effective date of the stock award.  The amounts ultimately realized by the Named Executive Officers from the stock awards will depend on the price of our common stock in the future and may be quite different from the values shown.

(4)
Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, of all awards of stock options granted to the Named Executive Officer in the year indicated.  The option awards relate solely to shares of our common stock.  None of the Named Executive Officers has received any SARs from us. We did not adjust or amend the exercise price of any options previously awarded to any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means (such as a repricing), or otherwise materially modify such awards, during any of the years indicated.   We used a binomial option pricing model to determine the grant date fair value of the stock options granted in each of the years indicated, which takes into account the variables defined below:

•
“Volatility” is a statistical measure of the extent to which the stock price is expected to fluctuate during a period and combines our historical stock price volatility and the implied volatility as measured by actively traded stock options.

•
 “Expected life” is the weighted average period that those stock options are expected to remain outstanding, based on the historical patterns of our stock option exercises, as adjusted to reflect the current position-level demographics of the stock option grantees.

•	“Risk-free interest rate” is based on interest rates for terms that are similar to the expected life of the stock options.
•	“Dividend yield” is based on our historical and expected future dividend payment practices.
    The following table sets forth the assumptions supporting those variables that were used to determine the values reported with respect to the stock options granted to the Named Executive Officers in each of the years indicated:

	Assumptions Associated with Stock Options Granted In
	2012	2011	2010
Volatility	51%	48%	43%
Expected life (in years)	4.5	4.7	4.6
Risk-free interest rate	0.7%	1.8%	2.2%
Dividend yield	None	None	None

The amounts ultimately realized by the Named Executive Officers from the option awards will depend on the price of our common stock in the future and may be quite different from the values shown.
(5)
Amounts shown represent the dollar value of all amounts earned for services performed during each of the years indicated pursuant to awards under non-equity incentive plans.  There were no earnings on any outstanding non-equity incentive plan awards during any of the years indicated.  The amounts reported are the annual bonus awards earned in the stated year in accordance with pre-established performance targets and paid in the subsequent year.  Under Item 402(a) of Regulation S-K under the Exchange Act, our annual bonus award in previous years was defined to be non-equity incentive plan compensation, instead of bonus compensation, to the extent that the outcome with respect to the relevant performance targets under our bonus parameters was substantially uncertain at the time the performance targets were established by the Compensation Committee and communicated to the participants.  As a result, the annual bonus award was intended to serve as an incentive for performance to occur over a specified fiscal year, which caused it to be reported in this column.  Amounts shown in this column include any portion of the award that may have been deferred by the Named Executive Officers under the Deferred Bonus Plan.  See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”

(6)	Amounts shown represent the sum of:
•
the aggregate increase in actuarial present value of the Named Executive Officer’s accumulated benefit on an annualized basis under all defined benefit and actuarial pension plans (including supplemental plans) from the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the covered fiscal year; and

•	the above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified, including such earnings on nonqualified defined contribution plans.
    The aggregate change in actuarial present value of the Named Executive Officer’s accumulated benefit on an annualized basis under each of the following plans is presented in the table below:
•	the Retirement Plan for Salaried Employees of ITT Corporation (the “Old Pension Plan”), a non-contributory defined benefit pension plan;
•	the ESI Pension Plan, a cash balance defined benefit plan; and
•	the ESI Excess Pension Plan, an unfunded, nonqualified retirement plan.
    See “– Pension Plans.”  In addition, the above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified for the benefit of the Named Executive Officers under the ESI Excess Savings
            Plan, an unfunded, nonqualified retirement plan are specified in the table below.  There were no above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified for the benefit of the
            Named Executive Officers under the Deferred Bonus Plan, an unfunded, nonqualified deferred compensation plan, in 2012, 2011 or 2010.  See “– Nonqualified Deferred Compensation Plans.”

Named Executive Officer .	Old Pension Plan Aggregate Change in Present Value of Accumulated Benefit	ESI Pension Plan Aggregate Change in Present Value of Accumulated Benefit	ESI Excess Pension Plan Aggregate Change in Present Value of Accumulated Benefit	ESI Excess Savings Plan Above-Market or Preferential Earnings on Deferred Compensation (A)	Total
Kevin M. Modany
2012	$ 0	$ 3,619	$ 4,667	$2,571	$10,857
2011	$ 0	$ 3,905	$ 5,034	$1,725	$10,664
2010	$ 0	$(2,530)	$(3,262)	$1,431	$ 1,431
Daniel M. Fitzpatrick
2012	$ 0	$ 0	$ 0	$ 0	$ 0
2011	$ 0	$ 0	$ 0	$ 0	$ 0
2010	$ 0	$ 0	$ 0	$ 0	$ 0
Clark D. Elwood
2012	$34,075	$10,783	$ 8,523	$1,240	$54,621
2011	$43,016	$13,807	$ 10,787	$ 854	$68,464
2010	$16,829	$(3,892)	$(2,070)	$ 716	$11,583
Eugene W. Feichtner
2012	$46,795	$11,286	$ 2,782	$ 183	$61,046
2011	$61,583	$11,091	$ 2,803	$ 124	$75,601
2010	$26,423	$13,508	$ 3,554	$ 103	$43,588
June M. McCormack
2012	$ 0	$ 0	$ 0	$ 0	$ 0
2011	$ 0	$ 0	$ 0	$ 0	$ 0
2010	$ 0	$ 0	$ 0	$ 0	$ 0
_______________
(A)
Interest is above-market only if the rate of interest exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under Section 1274(d) of the IRC), at the rate that corresponds most closely to the rate under the applicable plan at the time the interest rate or formula is set.  In the event of a discretionary reset of the interest rate, the requisite calculation is made on the basis of the interest rate at the time of such reset, rather than when originally established.  Only the above-market portion of the interest is included.

(7)	Amounts shown represent all other compensation for each of the years indicated that could not properly be reported in columns (c) through (h) of the Summary Compensation Table, as follows:

	Perquisites (A) .
Named Executive Officer	Use of a Company Car (B)	Tax Return and Financial Planning Allowance (C)	Event Tickets (D)	Enhanced Disability Benefits (E)	Annual Physical Examination (F)	Commuting Expenses (G)	Perquisites Total	ITT/ESI Contributions Under ESI 401(k) Plan (H)	All Other Compensation (I)

Kevin M. Modany
2012	$25,280	$14,230	$ 2,334	$6,503	$2,665	$ 0	$51,012	$5,513	$56,525
2011	$23,674	$15,765	$11,083	$6,503	$ 0	$ 0	$57,025	$7,019	$64,044
2010	$16,825	$15,380	$ 9,419	$6,344	$1,843	$ 0	$49,811	$7,350	$57,161
Daniel M. Fitzpatrick
2012	$ 0	$ 3,353	$ 436	$2,766	$1,667	$ 0	$ 8,222	$7,500	$15,722
2011	$ 0	$ 3,320	$ 2,898	$2,739	$ 0	$ 0	$ 8,957	$7,019	$15,976
2010	$ 0	$ 3,240	$ 5,954	$2,673	$ 0	$ 0	$11,867	$7,350	$19,217
Clark D. Elwood
2012	$ 0	$ 1,430	$ 0	$2,725	$ 0	$6,692	$10,847	$6,875	$17,722
2011	$ 0	$ 1,550	$ 0	$2,698	$ 0	$ 0	$ 4,248	$7,019	$11,267
2010	$ 0	$ 1,550	$ 0	$2,632	$ 0	$ 0	$ 4,182	$7,350	$11,532
Eugene W. Feichtner
2012	$ 0	$ 3,055	$ 604	$2,521	$ 0	$ 0	$ 6,180	$5,274	$11,454
2011	$ 0	$ 3,025	$ 887	$2,496	$ 0	$ 0	$ 6,408	$5,091	$11,499
2010	$ 0	$ 2,950	$ 1,153	$2,434	$ 0	$ 0	$ 6,537	$4,963	$11,500
June M. McCormack
2012	$ 0	$ 2,649	$ 150	$2,250	$1,761	$ 0	$ 6,810	$5,512	$12,322
2011	$ 0	$ 2,700	$ 0	$2,228	$2,666	$ 0	$ 7,594	$5,551	$13,145
2010	$ 0	$ 2,588	$ 0	$2,170	$ 0	$ 0	$ 4,758	$5,620	$10,378
        _______________
(A)	Amounts shown represent the aggregate incremental cost to us for the perquisites provided to the Named Executive Officers in each of the years indicated.

(B)
The methodology for computing the aggregate incremental cost to us for providing use of a company car involves compiling the expenses that were paid by us or reimbursed to the Named Executive Officer for the Named Executive Officer’s use of the vehicle.  Those expenses include:

•	the lease payments on the car that were paid by us in the portion of 2010 during which we leased the car used by Mr. Modany;
•	the cost of insurance premiums relating to the car that were paid by us;
•	the cost of gasoline used in the car that was paid or reimbursed by us; and
•	the cost of maintenance and repairs of the car that was paid or reimbursed by us.
In addition, during 2010, the lease on the car previously utilized by Mr. Modany terminated, and we purchased a vehicle for Mr. Modany’s use.  As a result, the aggregate incremental cost to us for providing use of a company car to Mr. Modany includes the amount of depreciation expense recognized on the vehicle:
•	in 2010 for the portion of 2010 that we owned the car; and
•	in 2011 and 2012 for the entire year.
(C)
The methodology for computing the aggregate incremental cost to us for providing a tax return and financial planning allowance involves determining the sum of all receipts for tax return and financial planning services that are submitted by and reimbursed to the Named Executive Officer up to the amount of the allowance authorized by the Compensation Committee (i.e., 2% of annualized base salary as of the effective date of any increase in base salary for that fiscal year for Mr. Modany, and 1% of annualized base salary as of the effective date of any increase in base salary for that fiscal year for each of the other Named Executive Officers).

(D)
The methodology for computing the aggregate incremental cost to us for providing event tickets involves identifying the specific events that the Named Executive Officer and his or her guests attended during the year and attributing the actual costs paid by us or reimbursed to the Named Executive Officer for the Named Executive Officer and his or her guests to attend the event.  Those costs include:

•	the portion of a license fee for a private suite and associated spectator seats used by the Named Executive Officer and his or her guests;
•	the cost of food and beverages consumed by the Named Executive Officer and his or her guests in connection with the event;
•	the cost of tickets used by the Named Executive Officer and his or her guests to attend the event; and
•	the cost of parking fees incurred by the Named Executive Officer and his or her guests to attend the event.
(E)	The methodology for computing the aggregate incremental cost to us for providing enhanced disability benefits involves:
•	multiplying the monthly charge to us per employee for the enhanced short-term disability benefits by the number of months;
•	multiplying the annual charge to us per $100 of coverage for the enhanced long-term disability benefits by the number of $100 increments in the coverage; and
•	adding together the sum of the amounts calculated in the prior two bullet points.
(F)
The methodology for computing the aggregate incremental cost to us for providing annual physical examinations involves determining the expenses for such examination that have been paid by us directly to the provider or reimbursed to the Named Executive Officer.

(G)
The methodology for computing the aggregate incremental cost to us related to commuting expenses involves compiling the expenses that were paid by us or reimbursed to the Named Executive Officer for certain costs incurred in connection with commuting to our headquarters, including mileage, meals and lodging.

(H)
Amounts shown represent our contributions or other allocations made under the ESI 401(k) Plan, a defined contribution plan, for the benefit of the Named Executive Officers in each of the years indicated.  See “– Equity Compensation and Qualified Savings Plans – ESI 401(k) Plan.”

(I)
Amounts shown do not include our cost for employee benefits that do not discriminate in scope, terms or operation in favor of our executive officers and that are available generally to all full-time and part-time regular employees, including, without limitation, medical and dental benefits, vision insurance, life insurance, flexible spending account, business travel and accident insurance, and disability insurance.

(8)	Amounts shown represent the sum of the dollar values for each compensation element in columns (c) through (i) in each of the years indicated.

Amount of Salary and Bonus in Proportion to Total Compensation

The salary, non-equity incentive plan and bonus compensation and salary, non-equity incentive plan and bonus compensation, as a percentage of each Named Executive Officer’s total compensation, for the years indicated was as follows:

Named Executive Officer .	Salary	Non-Equity Incentive Plan and Bonus Compensation (1) .	Salary and Non-Equity Incentive Plan and Bonus Compensation (1)	Total Compensation (2)	Salary as a Percentage of Total Compensation	Non-Equity Incentive Plan and Bonus Compensation as a Percentage of Total Compensation	Salary and Non-Equity Incentive Plan and Bonus Compensation as a Percentage of Total Compensation
Kevin M. Modany
2012	$788,250	$ 985,313	$1,773,563	$8,763,384	9.0%	11.2%	20.2%
2011	$783,438	$1,153,500	$1,936,938	$6,412,454	12.2%	18.0%	30.2%
2010	$758,000	$ 480,625	$1,238,625	$6,745,967	11.2%	7.1%	18.4%
Daniel M. Fitzpatrick
2012	$334,905	$ 272,448	$ 607,353	$1,898,591	17.6%	14.4%	32.0%
2011	$330,000	$ 324,000	$ 654,000	$1,527,927	21.6%	21.2%	42.8%
2010	$319,250	$ 131,625	$ 450,875	$1,429,072	22.3%	9.2%	31.6%
Clark D. Elwood
2012	$329,861	$ 268,344	$ 598,205	$1,890,596	17.5%	14.2%	31.6%
2011	$325,000	$ 319,000	$ 644,000	$1,597,230	20.4%	20.0%	40.3%
2010	$314,250	$ 129,594	$ 443,844	$1,425,939	22.0%	9.1%	31.1%
Eugene W. Feichtner
2012	$305,147	$ 229,144	$ 534,291	$1,767,294	17.3%	13.0%	30.2%
2011	$300,625	$ 295,000	$ 595,625	$1,453,708	20.7%	20.3%	41.0%
2010	$290,000	$ 110,625	$ 400,625	$1,327,513	21.8%	8.3%	30.2%
June M. McCormack
2012	$272,363	$ 204,525	$ 476,888	$1,547,570	17.6%	13.2%	30.8%
2011	$268,250	$ 263,000	$ 531,250	$1,307,292	20.5%	20.1%	40.6%
2010	$258,500	$ 98,625	$ 357,125	$1,239,303	20.9%	8.0%	28.8%
___________________
(1)
The amounts of non-equity incentive plan and bonus compensation reported in this table include the amounts of such compensation as reported in the Non-Equity Incentive Plan Compensation and Bonus columns of the Summary Compensation Table for each of the years indicated.

(2)
Amounts shown represent the sum of the dollar values for each compensation element that we are required to report in the Summary Compensation Table for each of the years indicated. See “– Summary Compensation Table.”

Generally in the years indicated, the amount of salary has represented less than 25%, and the amount of salary and non-equity incentive plan and bonus compensation combined has represented 18% to 45%, of the Named Executive Officer’s total compensation.  In addition, depending on our performance, the amount of non-equity incentive plan compensation in 2010 could have ranged from 11.25% to 200% of the Named Executive Officer’s salary, depending on the Named Executive Officer’s position.  As a result, the better our performance in that year, the greater the percentage that non-equity incentive plan compensation represented of the Named Executive Officer’s total compensation for that year.  This result corresponded to the goal of the compensation program for our executives and with the Compensation Committee’s intentions prior to July 1, 2011.  The increases in non-equity incentive plan and bonus compensation, and salary and non-equity incentive plan and bonus compensation, in each case as a percentage of total compensation, in 2011 compared to 2010 and 2012 were primarily the result of the special bonus awarded in 2011 to our Named Executive Officers.

Form W-2, Wage and Tax Statement Compensation Table

    The Form W-2, Wage and Tax Statement Compensation Table below supplements the SEC-required disclosure in the Summary Compensation Table set forth above.  The Form W-2, Wage and Tax Statement Compensation Table below sets forth the total taxable wages, tips and other compensation (collectively, “Wages”) that we paid to the Named Executive Officers in each of the last five calendar years, as shown in Box 1 of the U.S. Internal Revenue Service’s Form W-2, Wage and Tax Statement that we provided to the Named Executive Officers with respect to each of those calendar years.  Total compensation as calculated under the SEC’s rules and as shown in the Summary Compensation Table above and in prior year’s Proxy Statements includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of the Wages that we paid to the Named Executive Officers in a particular calendar year.

Amounts shown in the Total Wages column below differ substantially from, and should not be considered a substitute for, the amounts shown in the Total column of the Summary Compensation Table.  The Total Wages amounts in the table below represent:

•
amounts paid as salary to the Named Executive Officer in the applicable year, less any tax-qualified deductions such as contributions or premiums paid by the Named Executive Officer to the ESI 401(k) Plan, certain health and welfare benefit plans and health savings accounts;

•	amounts paid as bonus, non-equity incentive plan compensation and short-term compensation to the Named Executive Officer in the applicable year;
•
the value realized from the exercise of stock options by the Named Executive Officer in the applicable year, determined by subtracting the exercise price of the option from the market price of a share of our common stock at exercise, and then multiplying that amount by the total number of shares acquired on exercise at that exercise price;

•
the value realized from the vesting of RSUs held by the Named Executive Officer in the applicable year, determined, for stock-settled RSUs, by multiplying the number of RSUs vested by the market price of a share of our common stock on the vesting date, and for cash-settled RSUs, by multiplying the number of RSUs vested by the average of the closing market prices of our common stock over the 20 trading day period prior to the settlement date;

•	the value of noncash payments, including certain fringe benefits, made to the Named Executive Officer in the applicable year;
•	the taxable cost of group-term life insurance in excess of $50,000 for the Named Executive Officer in the applicable year; and
•	the taxable amount of all other compensation paid to the Named Executive Officer in the applicable year.

Form W-2, Wage and Tax Statement Compensation Table
Name and Principal Position	Year	Total Wages (1)	Summary Compensation Table Total Compensation (2)	Difference (3)	Total Wages as a Percentage of Reported Total Compensation
Kevin M. Modany
Chairman and Chief Executive Officer	2012	$5,336,585	$8,763,384	$(3,426,799)	60.9%
	2011	$2,419,077	$6,412,454	$(3,993,377)	37.7%
	2010	$2,211,344	$6,745,967	$(4,534,623)	32.8%
	2009	$1,892,239	$7,628,172	$(5,735,933)	24.8%
	2008	$1,640,298	$4,677,377	$(3,037,079)	35.1%
Daniel M. Fitzpatrick
Executive Vice President, Chief Financial Officer	2012	$1,259,366	$1,898,591	$ (639,225)	66.3%
	2011	$ 764,326	$1,527,927	$ (763,601)	50.0%
	2010	$ 698,426	$1,429,072	$ (730,646)	48.9%
	2009	$ 573,278	$1,794,617	$(1,221,339)	31.9%
	2008	$ 550,100	$1,176,314	$ (626,214)	46.8%
Clark D. Elwood
Executive Vice President, Chief Administrative and Legal Officer	2012	$ 975,857	$1,890,596	$ (914,739)	51.6%
	2011	$ 747,370	$1,597,230	$ (849,860)	46.8%
	2010	$ 683,881	$1,425,939	$ (742,058)	48.0%
	2009	$1,138,991	$1,827,591	$ (688,600)	62.3%
	2008	$ 518,403	$1,154,228	$ (635,825)	44.9%
Eugene W. Feichtner
Executive Vice President and President, ITT Technical Institute Division	2012	$1,542,401	$1,767,294	$ (224,893)	87.3%
	2011	$ 678,190	$1,453,708	$ (775,518)	46.7%
	2010	$1,409,800	$1,327,513	$ 82,287	106.2%
	2009	$ 475,002	$1,601,380	$(1,126,378)	29.7%
	2008	$ 449,066	$1,090,798	$ (641,732)	41.2%
June M. McCormack
Executive Vice President and President, Online Division	2012	$ 791,344	$1,547,570	$ (756,226)	51.1%
	2011	$ 605,789	$1,307,292	$ (701,503)	46.3%
	2010	$ 528,924	$1,239,303	$ (710,379)	42.7%
	2009	$ 378,997	$1,512,783	$(1,133,786)	25.1%
	2008	$ 222,063	$ 825,074	$ (603,011)	26.9%
___________________
(1)	Amounts shown are described above the table.
(2)	Amounts shown represent the amounts shown in the Total column of the Summary Compensation Table.

(3)	Amounts shown represent the difference between the Total Wages column and the Summary Compensation Table Total Compensation column.

Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards in 2012 to each of our Named Executive Officers.

Grants of Plan-Based Awards in Fiscal Year 2012

Named Executive Officer	Grant Date(1)	Date Compensation Committee Took Action to Grant Awards(3)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)(6)	Grant Date Fair Value of Stock and Option Awards(7)
			Threshold(3)	Target(4)	Maximum(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kevin M. Modany
Stock Option Award(8)	02/13/12	01/23/12(9)				N/A	62,500	$75.16(10)	$1,960,000
RSU Award(11)	02/13/12	01/23/12(9)				21,796(12)	N/A	N/A	$1,638,187
RSU Award(11)	02/13/12	01/23/12(9)				44,229(13)	N/A	N/A	$3,324,252
2012 Management Objectives(14)	N/A	01/23/12	$197,063	$788,250	$1,576,500	N/A	N/A	N/A	N/A
Daniel M. Fitzpatrick
Stock Option Award(8)	02/13/12	01/23/12(9)				N/A	11,000	$75.16(10)	$344,960
RSU Award(11)	02/13/12	01/23/12(9)				3,836(12)	N/A	N/A	$288,314
RSU Award(11)	02/13/12	01/23/12(9)				8,545(13)	N/A	N/A	$642,242
2012 Management Objectives(14)	N/A	01/23/12	$54,490	$217,958	$435,916	N/A	N/A	N/A	N/A
Clark D. Elwood
Stock Option Award(8)	02/13/12	01/23/12(9)				N/A	11,000	$75.16(10)	$344,960
RSU Award(11)	02/13/12	01/23/12(9)				3,836(12)	N/A	N/A	$288,314
RSU Award(11)	02/13/12	01/23/12(9)				7,807(13)	N/A	N/A	$586,774
2012 Management Objectives(14)	N/A	01/23/12	$53,669	$214,676	$429,351	N/A	N/A	N/A	N/A
Eugene W. Feichtner
Stock Option Award(8)	02/13/12	01/23/12(9)				N/A	10,000	$75.16(10)	$313,600
RSU Award(11)	02/13/12	01/23/12(9)				3,488(12)	N/A	N/A	$262,158
RSU Award(11)	02/13/12	01/23/12(9)				7,780(13)	N/A	N/A	$584,745
2012 Management Objectives(14)	N/A	01/23/12	$45,829	$183,315	$366,630	N/A	N/A	N/A	N/A
June M. McCormack
Stock Option Award(8)	02/13/12	01/23/12(9)				N/A	10,000	$75.16(10)	$313,600
RSU Award(11)	02/13/12	01/23/12(9)				3,488(12)	N/A	N/A	$262,158
RSU Award(11)	02/13/12	01/23/12(9)				6,421(13)	N/A	N/A	$482,602
2012 Management Objectives(14)	N/A	01/23/12	$40,905	$163,620	$327,240	N/A	N/A	N/A	N/A

________________________
“N/A” means not applicable.
(1)	Defined as the date of the grant for financial statement reporting purposes pursuant to ASC 718.
(2)	Amounts shown represent the dollar value of the estimated possible payout upon satisfaction of the conditions subject to the 2012 short-term compensation element.
(3)	“Threshold” refers to the minimum amount payable for a certain level of performance under the plan.
(4)	“Target” refers to the amount payable, if the specified performance target(s) are reached.

(5)	“Maximum” refers to the maximum payout possible under the plan.
(6)	Amounts shown represent the per-share exercise or base price of the options granted in the fiscal year.
(7)
Amounts shown represent the grant date fair value, computed in accordance with ASC 718, of each stock and option award granted to the Named Executive Officer in 2012. There were no adjustments or amendments made in 2012 to the exercise price of any option awards held by any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means (such as a repricing), or that otherwise materially modified any option awards.

(8)
Represents a nonqualified stock option to purchase our common stock that was granted under the 2006 Equity Compensation Plan.  See “– Equity Compensation and Qualified Savings Plans – 2006 Equity Compensation Plan.”

(9)	The awards were granted by the Compensation Committee during a Committee meeting on January 23, 2012 and became effective on February 13, 2012.
(10)
Nonqualified stock option granted at 100% of the closing market price of a share of our common stock on the effective date of the grant. One-third of the shares subject to each option granted is exercisable on the anniversary date of the grant in each of the years 2013, 2014 and 2015.

(11)	Represents a grant of RSUs that was made under the 2006 Equity Compensation Plan. See “—Equity Compensation and Qualified Savings Plans – 2006 Equity Compensation Plan.”
(12)
The period of restriction for this RSU grant lapses in thirds on the anniversary date of the grant in each of the years 2013, 2014 and 2015.  These RSUs will be settled in shares of our common stock, one share for each RSU in the grant.

(13)	The period of restriction for this RSU grant lapses in full on February 13, 2015. These RSUs will be settled in shares of our common stock, one share for each RSU in the grant.
(14)
Represents awards that could be earned pursuant to the 2012 Management Objectives under the short-term compensation element that were approved by the Compensation Committee on January 23, 2012.  Amounts actually earned in 2012 are reported in the Summary Compensation Table for that year in the “Bonus” column.  See “– Summary Compensation Table.”

Employment Contracts

We have not entered into an employment contract, whether written or oral, with any of the Named Executive Officers.

Non-Equity Incentive Plan Awards and Bonuses

The annual bonus award in years prior to 2011 was intended to serve as an incentive for performance to occur over a specified fiscal year, because the outcome with respect to the relevant performance targets under our bonus parameters was substantially uncertain at the time the performance targets were established by the Compensation Committee and communicated to the participants.  Pursuant to the SEC’s regulations, our annual bonus awards were typically classified in the tables in our proxy statements as non-equity incentive plan compensation, instead of bonus compensation, due to the annual bonus awards being based on pre-established performance targets.  As described in more detail in the Compensation Discussion and Analysis section of this Proxy Statement, because the Incentive Compensation Regulations became effective on July 1, 2011, our Compensation Committee did not establish performance targets for purposes of an annual bonus plan for 2011.  A special bonus, however, was paid to our executives in June 2011, which is classified in the tables in this Proxy Statement as bonus compensation.

Under the Deferred Bonus Plan, each eligible employee may elect to defer payment of all or a portion of his or her annual bonus award in the same form that the bonus is otherwise payable, either in cash or shares of our common stock.  See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”  None of the Named Executive Officers deferred payment of any portion of his or her annual bonus award received in 2010, 2011 or 2012.

Equity Compensation and Qualified Savings Plans

1997 Stock Plan.  On May 13, 1997, our shareholders approved our adoption of the 1997 ITT Educational Services, Inc. Incentive Stock Plan (the “1997 Stock Plan”), which became effective on the same date and provides for the grant of:

•	stock options that are intended to qualify as “incentive stock options” under Section 422 of the IRC;
•	nonqualified stock options;
•	SARs;
•	performance shares and restricted stock; or
•	any combination of the foregoing, as the Compensation Committee may determine, as well as substitute stock options, SARs and restricted stock.

The 1997 Stock Plan expired on May 13, 2007.  The only awards that have been granted under the 1997 Stock Plan are nonqualified stock options and restricted stock.  As a result of our shareholders’ approval of our adoption of the 2006 Equity Compensation Plan at the 2006 Annual Meeting of Shareholders on May 9, 2006, no awards have been, or will be, made under the 1997 Stock Plan after May 9, 2006.  As of December 31, 2012, the total number of shares of our common stock that were subject to unexercised nonqualified stock option awards granted under the 1997 Stock Plan was 272,111.  There were no other outstanding awards under the 1997 Stock Plan as of December 31, 2012.

Recipients of awards under the 1997 Stock Plan must be, or have been at the time of grant, key employees (including any officer or Director who is also an employee) whose responsibilities and decisions directly affect our performance or the performance of any of our subsidiaries or other affiliates.

The Compensation Committee administers the 1997 Stock Plan and made determinations with respect to the designation of those employees who would receive awards, the number of shares to be covered by options and restricted stock awards, the exercise price of options and other option terms and conditions.  The Compensation Committee may impose such additional terms and conditions on an award as it deems advisable.  Shares of our common stock issued under the 1997 Stock Plan may be made available from the authorized but unissued shares of our common stock, from treasury stock or from shares purchased on the open market.

Nonqualified stock options under the 1997 Stock Plan must expire within ten years after grant.  The exercise price for nonqualified stock options must be at least equal to the fair market value of our common stock on the date of grant.  A nonqualified stock option may be exercised only by the employee who received the option (or his or her estate or designated beneficiary) within:

•
five years after the date of his or her termination of employment resulting from the employee’s death, total disability or retirement, but in no event later than the expiration of the original term of the option; or

•
three months after the date of his or her termination of employment resulting from any other reason, except for the employee’s voluntary resignation or termination for cause, but in no event later than the expiration of the original term of the option.

If an optionee voluntarily resigns or is terminated for cause, the nonqualified stock options are canceled immediately.

The 1997 Stock Plan provides for the automatic protection of intended economic benefits by key employees upon the occurrence of an acceleration event.  See Exhibit No. 10.8 to our Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 1997, Exhibit No. 10.38 to our Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 2003 and Exhibit No. 10.58 to our Quarterly Report on Form 10-Q for the third fiscal quarter ended September 30, 2006 filed with the SEC for a complete copy of the 1997 Stock Plan, as amended.  Notwithstanding any other provisions of the 1997 Stock Plan, upon the occurrence of an acceleration event:

•	all options will generally become exercisable immediately for a period of 60 calendar days;
•
options will continue to be exercisable for a period of seven months in the case of an employee whose employment is terminated other than for cause or who voluntarily terminates employment because of a good faith belief that such employee will not be able to discharge his or her duties;

•
“limited stock appreciation rights” will be granted automatically on all outstanding options not otherwise covered by a SAR, which will generally be exercisable immediately in full, will entitle the holders to the same exercise period referred to in the bullets above and will be settled fully in cash based on a formula price generally reflecting the highest price paid for a share of our common stock during the 60-day period preceding the exercise date; and

•	restrictions applicable to awards of restricted stock will be waived automatically.

Options or restricted shares which are granted, accelerated or enhanced upon the occurrence of a takeover may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the IRC and, to such extent, will be nondeductible by us and subject to a 20% excise tax to the awardee.

An “acceleration event” is generally defined in the 1997 Stock Plan as any of the following events:

•
a report on Schedule 13D is filed with the SEC pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than us, ITT Corporation (a Nevada corporation (“ITT Nevada”) that was formerly affiliated with ITT Corporation, an Indiana corporation), one of our subsidiaries or any employee benefit plan sponsored by us, ITT Nevada or one of our subsidiaries, is the beneficial owner directly or indirectly of 20% or more of the outstanding shares of our common stock;

•
any person (within the meaning of Section 13(d) of the Exchange Act), other than us, ITT Nevada, one of our subsidiaries or any employee benefit plan sponsored by us, ITT Nevada or one of our subsidiaries, purchases shares pursuant to a tender offer or exchange offer to acquire any shares of our common stock (or securities convertible into our common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly of 15% or more of the outstanding shares of our common stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire our common stock);

•	our shareholders approve:
•
any consolidation or merger of us in which we are not the continuing or surviving corporation or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than a merger of us in which holders of our common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before; or

•	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets; or
•
a change in a majority of the members of our Board of Directors within a 12-month period, unless the election or nomination for election by our shareholders of each new Director during such 12-month period was approved by the vote of two-thirds of the Directors then still in office who were Directors at the beginning of such 12-month period.

2006 Equity Compensation Plan.  As discussed above under “Proposal Three: Approval of the ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan,” the 2006 Equity Compensation Plan was approved by our shareholders on May 9, 2006.  Based on the recommendation of the Compensation Committee, the Board of Directors has approved the amendment and restatement of the 2006 Equity Compensation Plan in the form of the Amended 2006 Plan set forth as Appendix A to this Proxy Statement, and has recommended that the shareholders vote for the approval of the Amended 2006 Plan at the Annual Meeting.

The principal differences between the 2006 Equity Compensation Plan and the Amended 2006 Plan are described above under “Proposal Three: Approval of the ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan.”  See also Exhibit No. 10.55 to our Current Report on Form 8-K, dated May 9, 2006, Exhibit 10.57 to our Quarterly Report on Form 10-Q for the third fiscal quarter ended September 30, 2006, Exhibit 10.61 to our Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 2007, Exhibit 10.32 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC for a complete copy of the 2006 Equity Compensation Plan and its amendments.

2012 Awards.  During 2012, the following equity-based compensation awards were granted under the 2006 Equity Compensation Plan:

•	nonqualified stock options to our key employees to purchase an aggregate of 156,500 shares of our common stock;
•	an aggregate of 261,480 RSUs to our key employees, which RSUs settle in shares of our common stock; and
•	an aggregate of 13,776 RSUs to our non-employee Directors, which RSUs settle in shares of our common stock.

Equity Compensation Plan Information. The following table sets forth information, as of December 31, 2012, about shares of our common stock that may be issued under our equity compensation plans that (a) have been approved by our shareholders and (b) have not been approved by our shareholders.

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans
approved by security holders (1)	1,920,749	$86.90 (2)	884,381 (3)(4)(5)
Equity compensation plans
not approved by security holders (6)	103,440	40.23 (2)	N/A (7)

Total	2,024,189	$84.90 (2)	884,381
________________
(1)
These equity compensation plans include the 1997 Stock Plan and the 2006 Equity Compensation Plan.  The material terms of each of these plans are described above in this Proxy Statement.  See “– 1997 Stock Plan” and “– 2006 Equity Compensation Plan.”

(2)
The weighted average exercise price is calculated based on those awards included in column (a) that have a specified exercise price, namely, outstanding stock options.  Since the outstanding RSUs and the shares credited under the ESI Non-Employee Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”) that are included in column (a) have no exercise price, they have been excluded from the weighted average exercise price calculations in this column (b).

(3)
This number does not include any shares under the 1997 Stock Plan, because all shares to be issued upon exercise of outstanding stock option awards under the 1997 Stock Plan are included in column (a), and no new awards will be made under the 1997 Stock Plan.

       The total number of shares of our common stock available for awards under the 2006 Equity Compensation Plan is 4,000,000, subject to antidilution adjustments.  Each share underlying stock options and SARs granted under the 2006 Equity Compensation Plan, and not forfeited or terminated, will reduce the number of shares available for future awards under the 2006 Equity Compensation Plan by one share.  The delivery of a share in connection with a “full-value award” (i.e., an award of restricted stock, RSUs, performance shares, performance units or any other stock-based award with value denominated in shares) will reduce the number of shares remaining for other awards by three shares, including full-value awards that are settled in the form of cash.

(4)
The aggregate fair market value (determined on the date of grant) of the shares subject to incentive stock options awarded to employees under the 1997 Stock Plan or the 2006 Equity Compensation Plan that become exercisable for the first time by the employee in any calendar year may not exceed $100,000.

(5)
Securities remaining available for future issuance under the 2006 Equity Compensation Plan include stock options (incentive and nonqualified), SARs, restricted stock, RSUs, performance shares, performance units and other stock-based awards, or any combination of the foregoing, as the Compensation Committee and Board of Directors may determine.  The maximum number of performance shares under the 2006 Equity Compensation Plan that may be granted to any eligible participant in any given calendar year is 100,000 shares.

(6)	These equity compensation plans include the:
•	1999 Outside Directors Stock Option Plan (the “1999 Directors Stock Plan”);
•	Directors Deferred Compensation Plan; and
•	Deferred Bonus Plan.
The material terms of each of these plans are described elsewhere in this Proxy Statement.  See “– Director Compensation –1999 Directors Stock Plan” and “– Directors Deferred Compensation Plan,” and “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”
(7)
This number does not include any shares under the 1999 Directors Stock Plan, because all shares to be issued upon exercise of outstanding stock option awards under the 1999 Directors Stock Plan are included in column (a), and no new awards will be made under the 1999 Directors Stock Plan.  There is no limit on the number of shares of our common stock available for future issuance under either the Directors Deferred Compensation Plan or the Deferred Bonus Plan.

ESI 401(k) Plan.  On May 16, 1998, we established the ESI 401(k) Plan, a qualified defined contribution plan.  The ESI 401(k) Plan is designed to provide substantially all of our employees with a tax-deferred, long-term savings vehicle.  For each payroll period, we make matching cash contributions in an amount equal to (a) 100% of the first 1% of the employee’s salary that the employee contributes to the plan and (b) 50% of the next 4% of the employee’s salary that the employee contributes to the plan.  Our matching contributions vest 100% upon completion of the third full year that the employee is employed by us.  Employees can elect to contribute from 1% to the maximum amount of their salaries that is permitted by federal law, and they have a choice of 23 investment funds in which to invest their contributions.

After age 59½, employees may withdraw most of their and our vested contributions, including rollover, matching, employee pre-tax and predecessor plan contributions, and the earnings thereon.  Regardless of the employee’s age, our retirement contributions made before January 1, 2002 and the earnings thereon may not be withdrawn while the employee is still employed by us.  Prior to age 59½, withdrawals by an employee are limited to rollover and predecessor plan contributions, unless the employee qualifies for a financial hardship withdrawal or a withdrawal in connection with a leave to perform qualifying military service.  Upon termination of employment, the employee may withdraw all amounts attributable to the employee’s contributions and our vested contributions.  Payments are normally made in a single lump sum, but if the employee’s balance is above a threshold amount, the employee may elect to receive payment in annual or monthly installments over a period not to exceed 20 years.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the outstanding equity awards granted by us to the Named Executive Officers that were outstanding on December 31, 2012.

	Outstanding Equity Awards at Fiscal Year-End 2012
	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested(3)	Market Value of Shares or Units of Stock that have Not Vested(4)
	Exercisable(1)	Unexercisable(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Kevin M. Modany
01/22/03 Award (5)	20,000	0	$23.700	01/24/13
01/19/04 Award (6)	27,000	0	$51.200	01/21/14
01/31/07 Award (7)	41,289	0	$77.600	01/31/14
04/02/07 Award (8)	69,282	0	$82.200	04/02/14
01/30/08 Award (9)	74,147	0	$88.380	01/30/15
01/28/09 Award (10)	100,000	0	$121.560	01/28/16
01/27/10 Award (11)	83,333	41,667	$113.410	01/27/17
01/27/11 Award (12)	41,666	83,334	$69.430	01/27/18
02/13/12 Award - Option (13)	0	62,500	$75.160	02/13/19
02/13/12 Award - RSUs (14)					21,796	$377,289
02/13/12 Award - RSUs (15)					44,229	$765,604
Daniel M. Fitzpatrick
01/31/07 Award (7)	21,750	0	$77.600	01/31/14
01/30/08 Award (9)	15,508	0	$88.380	01/30/15
01/28/09 Award (10)	20,000	0	$121.560	01/28/16
01/27/10 Award (11)	14,666	7,334	$113.410	01/27/17
01/27/11 Award - Option (12)	5,500	11,000	$69.430	01/27/18
01/27/11 Award - RSUs (16)					1,587	$27,471
02/13/12 Award - Option (13)	0	11,000	$75.160	02/13/19
02/13/12 Award - RSUs (14)					3,836	$66,401
02/13/12 Award - RSUs (15)					8,545	$147,914
Clark D. Elwood
01/31/07 Award (7)	14,320	0	$77.600	01/31/14
01/30/08 Award (9)	15,508	0	$88.380	01/30/15
01/28/09 Award (10)	20,000	0	$121.560	01/28/16
01/27/10 Award (11)	14,666	7,334	$113.410	01/27/17
01/27/11 Award (16)					6,346	$109,849
02/13/12 Award - Option (13)	0	11,000	$75.160	02/13/19
02/13/12 Award - RSUs (14)					3,836	$66,401
02/13/12 Award - RSUs (15)					7,807	$135,139
Eugene W. Feichtner
01/22/03 Award (5)	15,000	0	$23.700	01/24/13
01/19/04 Award (6)	18,000	0	$51.200	01/21/14
01/31/07 Award (7)	19,000	0	$77.600	01/31/14
01/30/08 Award (9)	15,508	0	$88.380	01/30/15
01/28/09 Award (10)	17,500	0	$121.560	01/28/16
01/27/10 Award (11)	13,333	6,667	$113.410	01/27/17
01/27/11 Award - Option (12)	3,333	6,667	$69.430	01/27/18
01/27/11 Award - RSUs (16)					2,885	$49,939
02/13/12 Award - Option (13)	0	10,000	$75.160	02/13/19
02/13/12 Award - RSUs (14)					3,488	$60,377
02/13/12 Award - RSUs (15)					7,780	$134,672
June M. McCormack
05/19/08 Award (17)	15,000	0	$70.030	05/19/15
01/28/09 Award (10)	17,500	0	$121.560	01/28/16
01/27/10 Award (11)	13,333	6,667	$113.410	01/27/17
01/27/11 Award (16)					5,770	$99,879
02/13/12 Award - Option (13)	0	10,000	$75.160	02/13/19
02/13/12 Award - RSUs (14)					3,488	$60,377
02/13/12 Award - RSUs (15)					6,421	$111,148

_____________________
(1)	Amounts shown represent on an award-by-award basis, the number of securities underlying unexercised options that were exercisable as of December 31, 2012.
(2)
Amounts shown represent on an award-by-award basis, the number of securities underlying unexercised options that were unexercisable as of December 31, 2012.  These options will become exercisable on their scheduled vesting dates as noted in the footnotes below, except that the options will become immediately exercisable upon the occurrence of an acceleration event or change in control, or upon termination of employment due to death, disability or, in the case of options granted prior to November 24, 2010, retirement.

(3)
Amounts shown represent on an award-by-award basis, the total number of shares of our common stock that had not vested as of December 31, 2012.  These awards will vest on their scheduled vesting dates as noted in the footnotes below, except that the RSUs will immediately vest upon the occurrence of a change in control or upon termination of employment due to death or disability.

(4)
Amounts shown represent on an award-by-award basis, the aggregate market value of shares of our common stock that had not vested as of December 31, 2012.  The aggregate market value is calculated by multiplying the number of shares or units by the closing market price of a share of our common stock on December 31, 2012.

(5)	This stock option award vested in three equal installments on January 22, 2004, 2005 and 2006.
(6)	This stock option award vested in two installments: one-third on January 19, 2005; and two-thirds on October 24, 2005.
(7)	This stock option award vested in three equal installments on January 31, 2008, 2009 and 2010.
(8)	This stock option award vested in three equal installments on April 2, 2008, 2009 and 2010.
(9)	This stock option award vested in three equal installments on January 30, 2009, 2010 and 2011.
(10)	This stock option award vested in three equal installments on January 28, 2010, 2011 and 2012.
(11)	This stock option award vested in three equal installments on January 27, 2011, 2012 and 2013.
(12)	This stock option award vests in three equal installments on January 27, 2012, 2013 and 2014.
(13)	This stock option award vests in three equal installments on February 13, 2013, 2014 and 2015.
(14)	This RSU award vests in three equal installments on February 13, 2013, 2014 and 2015, and will be settled in shares of our common stock.
(15)	This RSU award vests in full on February 13, 2015, and will be settled in shares of our common stock.
(16)	This RSU award vests in three equal installments on January 27, 2012, 2013 and 2014, and will be settled in shares of our common stock.

(17)	This stock option award vested in three equal installments on May 19, 2009, 2010 and 2011.

Option Exercises and Stock Vested Table

The following table sets forth, on an aggregated basis, information concerning the exercise of stock options to purchase common stock by, and the vesting of RSUs held by, the Named Executive Officers during 2012.

	Option Exercises and Stock Vested in Fiscal Year 2012

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)
Kevin M. Modany	64,400	$1,594,065	29,603	$1,968,996
Daniel M. Fitzpatrick	18,533	$ 426,259	3,902	$ 248,210
Clark D. Elwood	0	$ 0	6,235	$ 404,315
Eugene W. Feichtner	29,800	$ 777,156	4,057	$ 260,565
June M. Mc Cormack	0	$ 0	5,218	$ 339,290
_____________________
(1)	Amounts shown represent the number of shares of our common stock for which options were exercised during the fiscal year.
(2)
Amounts shown represent the aggregate dollar amount realized by the Named Executive Officer upon exercise of options.  The dollar amount realized upon exercise of an option is determined by subtracting the exercise price of the option from the market price of a share of our common stock at exercise, and then multiplying that amount by the total number of shares acquired on exercise at that exercise price.  The dollar amounts realized upon exercise of all options in 2012 by the Named Executive Officer are then added together to obtain the aggregate dollar amount shown in this column.

(3)	Amounts shown represent the number of shares of our common stock related to which RSUs vested during the fiscal year.
(4)
Amounts shown represent the aggregate dollar amount realized by the Named Executive Officer upon vesting of the RSUs.  The dollar amount realized upon vesting of RSUs that were settled in stock in 2012 was determined by multiplying the number of RSUs vested by the market price of a share of our common stock on the vesting date.  The dollar amount realized upon vesting of RSUs that were settled in cash in 2012 was equal to $62.79 for each RSU, which was the average of the closing market prices of our common stock over the 20 trading day period prior to the settlement date.  The dollar amounts realized upon vesting of all RSUs in 2012 held by the Named Executive Officer are then added together to obtain the aggregate dollar amount shown in this column.

Pension Benefits Table

The following table sets forth information concerning the Named Executive Officers’ pension benefits under each pension plan in which we participated.

Pension Benefits

Named Executive Officer	Plan Name (1).	Number of Years of Credited Service (2).	Present Value of Accumulated Benefit (3)	Payments During Last Fiscal Year (4)
Kevin M. Modany
	Old Pension Plan	0(5)	$ 0	$ 0
	ESI Pension Plan	11(6)	$36,520	$ 0
	ESI Excess Pension Plan	11(6)	$47,087	$ 0
Daniel M. Fitzpatrick
	Old Pension Plan	0(5)	$ 0	$ 0
	ESI Pension Plan	0(5)	$ 0	$ 0
	ESI Excess Pension Plan	0(5)	$ 0	$ 0
Clark D. Elwood
	Old Pension Plan	15.5 (7)	$187,536	$ 0
	ESI Pension Plan	29 (6)	$193,578	$ 0
	ESI Excess Pension Plan	29 (6)	$153,003	$ 0
Eugene W. Feichtner
	Old Pension Plan	20.6 (7)	$307,000	$ 0
	ESI Pension Plan	34 (6)	$268,009	$ 0
	ESI Excess Pension Plan	34 (6)	$72,325	$ 0
June M. McCormack
	Old Pension Plan	0 (5)	$ 0	$ 0
	ESI Pension Plan	0 (5)	$ 0	$ 0
	ESI Excess Pension Plan	0 (5)	$ 0	$ 0
________________
(1)
Includes each plan that provides for specific retirement payments and benefits, or payments and benefits that will be provided primarily following retirement, including, without limitation, tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and nonqualified defined contribution plans.

(2)	Computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the last completed fiscal year.
(3)
Amounts shown represent the actuarial present value of the Named Executive Officer’s accumulated benefit under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the last completed fiscal year.  The estimated amounts assume that the Named Executive Officer’s retirement age is the normal retirement age as defined in the plan or, if not so defined, the earliest time at which a participant may retire under the plan without any benefit reduction due to age.  The estimated amounts are based on the Named Executive Officer’s most current compensation subject to the plan and, as such, future levels of the Named Executive Officer’s compensation are not estimated for purposes of the calculation.  The estimated amounts used to quantify the present value of the accumulated benefit under the Old Pension Plan assume a normal retirement age of 65 using the RP-2000 mortality table and a 3.25% discount rate as of December 31, 2012 for each of the Named Executive Officers who participates in the plan.  No mortality is assumed prior to age 65 for any of the Named Executive Officers in the estimated amounts shown for the Old Pension Plan.  See Note 13 of the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC for a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit under the ESI Pension Plan and ESI Excess Pension Plan.

(4)	Amounts shown represent the dollar amount of any payments and benefits paid to the Named Executive Officer under each plan identified during 2012.
(5)	The Named Executive Officer’s employment with us, or his or her eligibility to participate in the plan, began after participation in the plan by new eligible employees had ended.
(6)
The Named Executive Officer’s number of years of credited service with respect to the ESI Pension Plan and the ESI Excess Pension Plan is different from the Named Executive Officer’s number of actual years of service with us, because:

•
any benefit service with ITT Corporation or any of its affiliated companies that was credited to the participating employee under the Old Pension Plan or the Retirement Plan for Salaried Employees of ITT Nevada (the “Nevada Pension Plan”), is treated as benefit service with us under the ESI Pension Plan and the ESI Excess Pension Plan;

•	the ESI Pension Plan covers only most of our eligible salaried employees who were employed by us prior to June 2, 2003; and

•	the ESI Excess Pension Plan covers only a select group of our management and highly-compensated employees who were employed by us prior to June 2, 2003.
The number of years of credited service attributed to each Named Executive Officer reflects the Named Executive Officer’s actual service with us or an affiliated company under the ESI Pension Plan and the ESI Excess Pension Plan through the date that the plans were frozen.  The number of years of actual service with us or an affiliated company by each Named Executive Officer who participates in the ESI Pension Plan or the ESI Excess Pension Plan and the difference between that Named Executive Officer’s actual service and credited service under the ESI Pension Plan and the ESI Excess Pension Plan are as follows:

Named Executive Officer	Actual Years of Service With Us or an Affiliated Company (a)	Credit Years of Service Under the Plan (b)	Difference (b-a)

Kevin M. Modany	10.5	11	0.5
Clark D. Elwood	28.5	29	0.5
Eugene W. Feichtner	33.6	34	0.4

The number of actual years of service with us or an affiliated company under the ESI Pension Plan and the ESI Excess Pension Plan, rounded to the nearest whole year in accordance with each plan’s terms, is the same as the number of credited years of service under the ESI Pension Plan and the ESI Excess Pension Plan and, therefore, no benefit augmentation resulted under the ESI Pension Plan or the ESI Excess Pension Plan to any of the Named Executive Officers as a result of the difference in the number of years of actual service from the number of years of credited service.  The benefit accruals under the ESI Pension Plan and the ESI Excess Pension Plan for all participants in the plans were frozen on March 31, 2006, such that no further benefits accrue under those plans after March 31, 2006.  See “– Pension Plans – ESI Pension Plan” and “– ESI Excess Pension Plan.”
(7)
The Named Executive Officer’s number of years of credited service under the Old Pension Plan is different from the Named Executive Officer’s number of actual years of service with us, because our participation in the Old Pension Plan ended on December 19, 1995.  The number of years of credited service attributed to each Named Executive Officer reflects the Named Executive Officer’s actual service with a participating company under the Old Pension Plan through the end of our participation in the Old Pension Plan.  See “– Pension Plans – Old Pension Plan.”  The number of years of actual service with us or an affiliated company by each Named Executive Officer who participated in the Old Pension Plan and the difference between that Named Executive Officer’s actual service and credited service under the Old Pension Plan are as follows:

Named Executive Officer	Actual Years of Service With Us or an Affiliated Company (a)	Credit Years of Service Under the Plan (b)	Difference (b-a)

Clark D. Elwood	28.5	15.5	(13)
Eugene W. Feichtner	33.6	20.6	(13)

The number of actual years of service with us or an affiliated company is greater than the number of credited years of service under the Old Pension Plan and, therefore, no benefit augmentation resulted under the Old Pension Plan to any of the Named Executive Officers as a result of the difference in the number of years of actual service from the number of years of credited service.

Pension Plans

Old Pension Plan.  Prior to December 19, 1995, we participated in the Old Pension Plan, a non-contributory defined benefit pension plan that covered substantially all of our eligible salaried employees, including our executive officers.  We paid the entire cost of the Old Pension Plan with respect to our employees.  Normal retirement age under the Old Pension Plan is 65.

The annual pension amounts to 2% of a participant’s average final compensation (as defined below) for each of the first 25 years of benefit service, plus 1.5% of a participant’s average final compensation for each of the next 15 years of benefit service prior to December 19, 1995, reduced by 1.25% of the participant’s primary Social Security benefit for each year of benefit service to a maximum of 40 years; provided that no more than 50% of the participant’s primary Social Security benefit is used for such reduction. A participant’s average final compensation (including salary plus approved bonus payments) is defined under the Old Pension Plan as the total of (a) a participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average, plus (b) a participant’s average annual compensation not including base salary (such as approved bonus compensation and overtime) for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service affording the highest such average. The dollar value of base salary and approved bonus (which may include non-equity incentive plan compensation under Item 402(a) of Regulation S-K under the Exchange Act), whether cash and/or non-cash, are the components of the compensation that are used for purposes of determining “average final compensation” under the Old Pension Plan, but annual compensation in excess of $160,000 and compensation accrued after December 18, 1995 are not taken into account. The Old Pension Plan also provides for: (a) undiscounted early retirement pensions for participants who retire at or after age 60 and prior to normal retirement age following completion of 15 years of eligibility service; and (b) discounted early retirement pensions for participants who retire between ages 55 and 59 and whose age and years of eligibility service equate to at least 80. A participant is vested in benefits accrued under the Old Pension Plan upon completion of five years of eligibility service.  A participant may receive a distribution in the form of a qualified joint and survivor annuity or a life annuity.  The amount of the resulting monthly benefit under a joint and survivor annuity is typically less than a life annuity based solely on the participant’s life expectancy.  No extra years of credited service under the Old Pension Plan have been granted to any of the Named Executive Officers.  As of December 31, 2012, Mr. Feichtner was the only Named Executive Officer participant who qualified for early retirement under the Old Pension Plan based on age and years of service.  ITT Corporation is responsible for all benefits accrued under the Old Pension Plan and for administering those benefits with respect to its own employees as well as our retirees.

ESI Pension Plan.  On June 9, 1998, we established the ESI Pension Plan that, prior to June 2, 2003, covered most of our eligible salaried employees, including our executive officers.  The purpose for establishing the ESI Pension Plan was to replace the Nevada Pension Plan.  We participated in the Nevada Pension Plan, which covered substantially all of our eligible salaried employees, including our executive officers, from December 20, 1995 to June 9, 1998.  The Nevada Pension Plan was terminated and liquidated in June 2000 and is no longer in existence.  Effective June 2, 2003, the ESI Pension Plan was amended to cover only most of our eligible salaried employees, including our executive officers, who were employed by us prior to June 2, 2003.  The benefit accruals under the ESI Pension Plan for all participants in the plan were frozen on March 31, 2006, such that no further benefits accrue under that plan after March 31, 2006, other than interest credits described below.

The ESI Pension Plan is a cash balance defined benefit plan, which provides a set benefit to participating employees at their retirement that is not affected by the amount of our contributions to the ESI Pension Plan trust or the investment gains or losses with respect to such contributions.  The ESI Pension Plan credited a bookkeeping account associated with each participating employee with:

•
an amount based on the employee’s compensation, age and years of benefit service (the “Pay Credit”) at the end of each plan year (i.e., January 1 through December 31, except for the first plan year of June 9, 1998 through December 31, 1998) through March 31, 2006 of the 2006 plan year;

•
interest credits on the portion of the balance attributable to Pay Credits credited to the bookkeeping account for plan years prior to the 2002 plan year, calculated as of the end of each plan year at the fixed rate of 8% through December 31, 2010 and 5% beginning January 1, 2011, compounded annually; and

•
interest credits on the portion of the balance attributable to Pay Credits credited to the bookkeeping account for the 2002 and subsequent plan years, calculated as of the end of each plan year at a variable rate ranging from 6% to 12% through December 31, 2010 and 4% to 12% beginning January 1, 2011, compounded annually.

The variable rate for a plan year is the average of the 30-year U.S. Treasury Bond (or a comparable instrument) rates on each of March 31, June 30 and September 30 of the immediately preceding plan year.  At retirement, the participating employee will receive a benefit equal to the value of the bookkeeping account associated with such employee.  We pay the entire cost of the ESI Pension Plan.  The Pay Credit equals a percentage of the participating employee’s compensation (consisting of base salary, overtime pay and bonuses (which may include non-equity incentive plan compensation under Item 402(a) of Regulation S-K under the Exchange Act) whether cash and/or non-cash) for the plan year and is determined under the following schedule according to points based on the participating employee’s age and years of benefit service:

Standard Schedule Allocation Percentage
Points	Prior to 2002	Beginning in 2002
1-29	2.0	2.5
30-34	2.5	2.5
35-39	3.0	3.0
40-44	3.5	3.5
45-49	4.0	4.0
50-54	4.5	4.5
55-59	5.5	5.5
60-64	6.5	6.5
65-69	7.5	7.5
70-74	9.0	9.0
75-79	10.5	10.5
80+	12.0	12.0

Participating employees who met certain age and service requirements received Pay Credits under the following “Transition Schedule,” which is more generous:

Transition Schedule Allocation Percentage
Points	Prior to 2002	Beginning in 2002
1-29	2.0	8.0
30-34	2.5	8.0
35-39	3.0	8.0
40-44	3.5	8.0
45-49	4.0	8.0
50-54	4.5	8.0
55-59	5.5	8.0
60-64	7.0	8.0
65-69	8.5	8.5
70-74	10.5	10.5
75-79	13.0	13.0
80+	16.0	16.0

Mr. Modany received Pay Credits under the “Standard Schedule,” Messrs. Elwood and Feichtner received Pay Credits under the “Transition Schedule” and Mr. Fitzpatrick and Ms. McCormack were ineligible to participate in the ESI Pension Plan.

The participating employee’s points for a plan year equal the sum of the employee’s age and years of benefit service as of the last day of the plan year.  Any benefit service and vesting service with ITT Corporation or any of its affiliated companies that were credited to the participating employee under the Old Pension Plan as of December 19, 1995 or under the Nevada Pension Plan from December 20, 1995 through June 9, 1998 are treated as benefit service and vesting service, respectively, with us under the ESI Pension Plan.  A participating employee who has completed three or more years of vesting service (or his or her beneficiary) is eligible to receive a distribution from the ESI Pension Plan upon the participating employee’s retirement on or after age 55, disability, death or after the employee has both terminated employment and reached age 55.  The form and timing of the distribution may vary depending on the reason the participant’s employment ends, the participant’s marital status, the present value of the bookkeeping account associated with the employee and the employee’s election.  An employee may receive a distribution in the form of a lump sum, qualified joint and survivor annuity (for married participants) or life annuity (for unmarried participants).  The amount of the resulting monthly benefit under a joint and survivor annuity is typically less than for a life annuity based solely on the participant’s life expectancy.  We do not have a policy with regard to crediting extra years of benefit service under our pension plans, but no extra years of benefit service under the ESI Pension Plan have been credited to any of the Named Executive Officers.  As of December 31, 2012, Mr. Feichtner was the only Named Executive Officer participant who qualified for retirement under the ESI Pension Plan based on age and years of service.  If Mr. Feichtner’s employment with us terminated as of December 31, 2012, he would receive his accrued benefit under the ESI Pension Plan as of that date, which was $268,009.  An eligible employee’s benefits under the ESI Pension Plan will be paid from the trust maintained for the ESI Pension Plan that has been funded by us.

ESI Excess Pension Plan.  On June 9, 1998, we established, and effective January 1, 2008, we restated, the ESI Excess Pension Plan, an unfunded, nonqualified retirement plan for a select group of our management and highly compensated employees.  The benefit accruals under the ESI Excess Pension Plan for all participants in the plan were frozen on March 31, 2006, such that no further benefits accrue under that plan after March 31, 2006.  The purpose of the ESI Excess Pension Plan was to restore benefits earned, but not available, to eligible employees under the ESI Pension Plan due to federal limitations on the amount of benefits that can be paid and compensation that may be recognized under a tax-qualified retirement plan.  The practical effect of the ESI Excess Pension Plan was to continue the calculation of retirement benefits to all employees on a uniform basis.  The eligible employee’s compensation upon which the benefits under the ESI Excess Pension Plan are based is the same as for that eligible employee’s benefits under the ESI Pension Plan (but without regard to the IRC limit on includible compensation for qualified plans).

An eligible employee will receive his or her benefit under the ESI Excess Pension Plan in a lump sum cash payment within 60 days following his or her termination of employment.  If an eligible employee is a “specified employee” as defined in Section 409A of the IRC, however, then his or her benefit will be paid on the first day that is six months after the eligible employee’s termination of employment.  If an eligible employee dies before the benefit due to the employee under the ESI Excess Pension Plan has been paid, then the benefit will be paid to the employee’s beneficiary within 60 days after the employee’s death.  We do not have a policy with regard to crediting extra years of benefit service under our pension plans, but no extra years of benefit service under the ESI Excess Pension Plan have been credited to any of the Named Executive Officers.  As of December 31, 2012, Mr. Feichtner was the only Named Executive Officer participant who qualified for retirement under the ESI Excess Pension Plan based on age and years of service.  If Mr. Feichtner’s employment with us terminated as of December 31, 2012, he would receive his accrued benefit under the ESI Excess Pension Plan as of that date, which was $72,325.  An eligible employee’s benefits under the ESI Excess Pension Plan will generally be paid directly by us.  See “– ESI Pension Plan.”

Nonqualified Deferred Compensation Plan Table

The following table sets forth information concerning the compensation of the Named Executive Officers in our 2012 fiscal year under the ESI Excess Savings Plan.  None of the Named Executive Officers has deferred any bonus compensation under the Deferred Bonus Plan.

Nonqualified Deferred Compensation in Fiscal Year 2012

Named Executive Officer	Executive Contributions in Last Fiscal Year (1)	ITT/ESI Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year(2).	Aggregate Balance at Last Fiscal Year-End (3)
Kevin M. Modany
ESI Excess Savings Plan	$ 0	$ 0	$3,873	$50,541
Daniel M. Fitzpatrick
ESI Excess Savings Plan	$ 0	$ 0	$ 0	$ 0
Clark D. Elwood
ESI Excess Savings Plan	$ 0	$ 0	$1,825	$23,812
Eugene W. Feichtner
ESI Excess Savings Plan	$ 0	$ 0	$ 274	$3,574
June M. McCormack
ESI Excess Savings Plan	$ 0	$ 0	$ 0	$ 0
_________________________________
(1)
Effective for plan years beginning on and after January 1, 2008, we froze the ESI Excess Savings Plan, such that eligible employees may no longer make elective contributions and we no longer make contributions under the ESI Excess Savings Plan.

(2)
Amounts shown represent the dollar amount of the aggregate interest or other earnings accrued during 2012 to the Named Executive Officer’s account under the ESI Excess Savings Plan.  The only portion of these amounts that is reported as compensation to the Named Executive Officer in the Summary Compensation Table for the 2012 year is the above-market or preferential earnings in 2012 on the balance of the Named Executive Officer’s account under the ESI Excess Savings Plan which are included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.  See “– Summary Compensation Table.”

(3)
Amounts shown represent the dollar amount of the total balance of the Named Executive Officer’s account at the end of 2012 under the ESI Excess Savings Plan.  The only portion of these amounts that is reported as compensation to the Named Executive Officer in the Summary Compensation Table for each of the 2011 and 2010 years is the above-market or preferential portion of aggregate earnings under the ESI Excess Savings Plan in 2011 and 2010, which contribute to the aggregate balance of the Named Executive Officer’s ESI Excess Savings Plan account at year-end 2012. Those earnings are included in the amount of the Named Executive Officer’s compensation for the particular year and are reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table for that particular year.  The amount of those above-market or preferential earnings for each of the Named Executive Officers is specified in the table below.

	ESI Excess Savings Plan
	Above-Market Earnings in Fiscal Year
Named Executive Officer	2011	2010
Kevin M. Modany	$1,725	$1,431
Daniel M. Fitzpatrick	$ 0	$ 0
Clark D. Elwood	$ 854	$ 716
Eugene W. Feichtner	$ 124	$ 103
June M. McCormack	$ 0	$ 0

Nonqualified Deferred Compensation Plans

ESI Excess Savings Plan.  On June 9, 1998, we established, and effective January 1, 2008, we restated, the ESI Excess Savings Plan, an unfunded, nonqualified deferred compensation plan for a select group of our management and highly compensated employees.  Effective for plan years beginning on and after January 1, 2008, we froze the ESI Excess Savings Plan, such that eligible employees may no longer make elective deferrals and we will no longer make contributions under the ESI Excess Savings Plan.  The ESI Excess Savings Plan offered eligible employees, who were precluded by federal limitations from fully participating in the ESI 401(k) Plan, a means for:

•	restoring their contributions lost under the ESI 401(k) Plan due to the federal limitations;
•	restoring our matching and non-matching contributions lost under the ESI 401(k) Plan due to the federal limitations; and
•	deferring a portion of their salaries equal to either 5% or the same deferral percentage that they elected under the ESI 401(k) Plan.

Any deferral of an eligible employee’s salary under the ESI Excess Savings Plan applied only with respect to the salary that exceeded the federal limitations.  See “– Equity Compensation and Qualified Savings Plans – ESI 401(k) Plan.”

Prior to the freeze of the ESI Excess Savings Plan, we made matching contributions under the ESI Excess Savings Plan equal to 100% of the first 1% and 50% of the next 4% of the eligible employee’s salary that the employee deferred under the ESI Excess Savings Plan.  Any amounts credited to an eligible employee under the ESI Excess Savings Plan will accrue interest at the rate of 8% compounded monthly.  This rate is determined by the Compensation Committee and may be changed at any time by that Committee.  Our matching contributions vest 100% upon completion of the third full year that the employee is employed by us.  The payment of the eligible employee’s salary deferrals, our vested matching contributions and the attributable interest accrued thereon will be made in a single lump sum cash payment within 60 days following a Change in Control (as defined in the ESI Excess Savings Plan and below) or the eligible employee’s termination of employment.  If an eligible employee is a “specified employee” as defined in Section 409A of the IRC, however, then his or her amounts will be paid on the first day that is six months after his or her termination of employment.  If an eligible employee dies before the amounts due to the employee under the ESI Excess Savings Plan have been paid, then those amounts will be paid to the employee’s beneficiary within 60 days after the employee’s death.

A Change in Control under the ESI Excess Savings Plan means one of the following events:

•
the acquisition of ownership (other than by way of merger or consolidation with an entity that, immediately before the acquisition, was a Controlling Company (as defined in the ESI Excess Savings Plan and below)) during any 12 month period, by any one person or more than one person acting as a group, of all or substantially all of the assets of a Controlling Company;

•
the acquisition (other than by a Controlling Company) by any one person or more than one person acting as a group, of ownership of more than 50% of the total fair market value or total voting power of the ownership interests of stock of a Controlling Company;

•
the acquisition (other than by a Controlling Company) during any 12 month period, by any one person or more than one person acting as a group, of ownership of stock of a Controlling Company possessing 30% or more of the total voting power of stock of the Controlling Company; or

•
the replacement of a majority of members of the board of directors or comparable governing body of a Controlling Company, during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Controlling Company's board of directors or comparable governing body prior to the date of the appointment or election.

A “Controlling Company” means:

•	us;
•	a related company that participates in the ESI Excess Savings Plan and employs the eligible employee;
•	a related company that is the majority owner of us or a participating company that employs the eligible employee; or
•	any related company in an uninterrupted chain of majority ownership culminating in the ownership of us or a participating company that employs the eligible employee.

Deferred Bonus Plan.  On March 15, 2000, we established, and effective January 1, 2008, we restated, the Deferred Bonus Plan, an unfunded, nonqualified deferred compensation plan for a select group of our management and highly compensated employees.  The Deferred Bonus Plan provides that each eligible employee may elect to defer payment of all or a portion of his or her annual bonus compensation in the same form that the bonus is otherwise payable, either in cash or shares of our common stock.  The deferral of payment of cash or shares of our common stock can only be made in increments of 25%.  Any deferred cash amounts will accrue interest at the rate of 6% compounded annually.  This rate is determined by the Compensation Committee and may be changed at any time by that Committee.  Any deferred shares of our common stock will be credited with any cash dividends on those shares and, on a semi-annual basis, those cash dividends will be converted to shares of our common stock, based on the fair market value at the time of the conversion.

An eligible employee under the Deferred Bonus Plan may elect, as part of his or her deferral election, to receive payment of the deferred portion of his or her annual bonus compensation (a) within 60 days after termination of his or her employment with us or (b) in January of a designated calendar year that is no earlier than the second calendar year after the year in which the deferred bonus compensation was determined.  If an eligible employee is a “specified employee” as defined in Section 409A of the IRC, then any amounts payable to the eligible employee under the Deferred Bonus Plan on account of his or her termination of employment with us will be paid on the first day that is six months after termination of his or her employment.  If an eligible employee dies before all amounts due to the employee under the Deferred Bonus Plan have been paid, the unpaid balance will be paid in a lump sum within 60 days following the eligible employee’s death, regardless of the employee’s election.  Payment of cash amounts deferred are made in the form of cash, and payment of shares of our common stock deferred are made in the form of shares of our common stock, except that any cash dividends that have not been converted to shares of our common stock will be paid in cash.

None of the Named Executive Officers deferred any bonus compensation under the Deferred Bonus Plan in 2012.

Potential Payments Upon Termination or Change In Control

The amounts set forth or referenced in this section reflect amounts payable and the value of benefits under our plans and arrangements to each of the Named Executive Officers in the event of termination of such executive’s employment and/or a change in control of us under various circumstances.  The various types of circumstances that would trigger payments and benefits are specified in the discussion of each plan and arrangement under which benefits would be received.  The following discussion is of plans and arrangements currently in effect, but it is always possible that different arrangements could be negotiated in connection with an actual termination of employment or change in control.  Further, the amounts shown are estimates and are based on numerous assumptions, including that employment terminated or a change in control occurred on December 31, 2012, except as otherwise noted.  Therefore, the actual amounts of the payments and benefits that would be received by the Named Executive Officers could be more or less than the amounts set forth below, and can only be determined at the time of an actual termination of employment or change in control event.

Senior Executive Severance Plan.  On October 22, 2007, we established the Senior Executive Severance Plan, which provides severance benefits for a select group of our executives (including all of the Named Executive Officers) when:

•
the covered executive’s employment is terminated, other than for cause, or when the covered executive terminates his or her employment for good reason, in each case within two years after the occurrence of an acceleration event, as described below; or

•	the covered executive’s employment is terminated, other than for cause, during an imminent acceleration event period, as described below.

As a result, the benefits under the Senior Executive Severance Plan are not payable merely because a change in control transaction occurs or is imminent.  Instead, payment of the severance benefits is only triggered if a change in control has occurred or is imminent and certain types of termination of employment occur.  The Compensation Committee has determined that this “double trigger” requirement is in the best interests of our company and our shareholders.

The Senior Executive Severance Plan provides two levels of benefits for covered executives, based on the covered executive’s position with us.  Under the Senior Executive Severance Plan, Mr. Modany would receive the higher level of benefits and Messrs. Elwood, Feichtner and Fitzpatrick and Ms. McCormack would receive the lower level of benefits.  If Mr. Modany’s employment is terminated other than for cause during an imminent acceleration event period or within two years after an acceleration event, or if he resigns for good reason within two years after an acceleration event, he would be entitled to the following from us:

•
three times his highest annual base salary rate paid and his highest bonus paid or awarded any time during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three-year period immediately preceding the first day of the imminent acceleration event period);

•
a lump sum amount equal to three times the product of his highest annual base salary rate paid during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three-year period immediately preceding the first day of the imminent acceleration event period), multiplied by the highest percentage rate of our contributions with respect to him under the ESI 401(k) Plan at any time during that three year period;

•
a lump sum stipend equal to 36 times the monthly premium that, as of the date of Mr. Modany’s termination of employment, is charged to qualified beneficiaries for health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1984, as amended (“COBRA”), for the same coverage options and levels of medical, prescription drug, dental and vision coverage that he had in effect under our welfare plans immediately prior to his termination of employment;

•
a lump sum stipend equal to 36 times the full monthly premium payable to our life insurance carrier for the type and level of life insurance coverage (including, if applicable, dependent life insurance coverage) in effect for him immediately prior to his termination of employment; and

•
a tax gross-up payment that covers any excise tax, interest and penalties under the IRC arising from the payment to him of any amount under the Senior Executive Severance Plan or otherwise as a result of an acceleration event.

If any of the other Named Executive Officers’ employment is terminated other than for cause during an imminent acceleration event period or within two years after an acceleration event, or if he or she resigns for good reason within two years after an acceleration event, he or she would be entitled to the following from us under the Senior Executive Severance Plan:

•
two times his or her highest annual base salary rate paid and his or her highest bonus paid or awarded any time during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three-year period immediately preceding the first day of the imminent acceleration event period);

•
a lump sum amount equal to two times the product of his or her highest annual base salary rate paid during the three years immediately preceding the acceleration event (or in the case of a termination that occurs during an imminent acceleration event period, the three-year period immediately preceding the first day of the imminent acceleration event period), multiplied by the highest percentage rate of our contributions with respect to that executive under the ESI 401(k) Plan at any time during that three year period;

•
a lump sum stipend equal to 24 times the monthly premium that, as of the date of the executive’s termination of employment, is charged to qualified beneficiaries for COBRA continuation coverage for the same coverage options and levels of medical, prescription drug, dental and vision coverage that the executive had in effect under our welfare plans immediately prior to his or her termination of employment; and

•
a lump sum stipend equal to 24 times the full monthly premium payable to our life insurance carrier for the type and level of life insurance coverage (including, if applicable, dependent life insurance coverage) in effect for him or her immediately prior to his or her termination of employment;

provided, however, that in the event that any payments to one of these other Named Executive Officers under the Senior Executive Severance Plan or otherwise in connection with an acceleration event would be subject to any excise tax under Section 4999 of the IRC, then those payments will be reduced to the extent necessary to prevent any portion of the payments from being subject to an excise tax under that section of the IRC, but only if such reduction would allow the executive to retain a greater net after-tax benefit than he or she would have received if the payments had not been reduced and the executive had paid all applicable income, employment and excise taxes.

The Senior Executive Severance Plan provides that, in order to receive any severance benefits under that plan, the covered executive must agree to comply with certain restrictive covenants, including that the covered executive:

•	will not be employed by, work for, consult with, lend assistance to or engage in businesses competitive with ours for a period of one year after termination of employment;
•	will not solicit or induce to leave any of our employees for a period of one year after the executive’s termination of employment;
•	will not urge or induce any of our customers or others with whom we have a business relationship to terminate or limit their business with us for a period of one year after termination of employment;
•	will not disparage us for a period of one year after termination of employment; and
•
will not disclose or use our confidential information for as long a period of time as permitted by applicable law, and in any event for a period of at least three years after termination of employment.

The covered executive must also execute a general release releasing us and certain related entities and individuals from all claims that he or she has or may have against us or them that arise on or before the date the executive signs the release.

The Senior Executive Severance Plan provides that the severance amounts will be paid by us in a lump sum cash payment within 30 calendar days following the covered executive’s termination or, if later, on the first business day after expiration of the revocation period of the general release.  Payment of any gross-up amount to Mr. Modany is to be made within five business days after a chosen accounting firm determines whether such a payment is due.  In all cases, any amounts due under the Senior Executive Severance Plan must be paid no later than March 15 of the calendar year following the calendar year in which the executive’s termination of employment occurs.

An “acceleration event” under the Senior Executive Severance Plan will occur if:

•
a report on Schedule 13D is filed with the SEC disclosing that any person, other than us or one of our subsidiaries or any employee benefit plan that we or one of our subsidiaries sponsors, is the beneficial owner of 20% or more of the outstanding shares of our common stock, other than as a result of an increase in the percentage of the outstanding shares beneficially owned by such person solely as a result of a reduction in the number of shares then outstanding due to the repurchase by us of our common stock, provided that any subsequent acquisition of shares of our common stock by any person resulting in such person beneficially owning 20%  or more of the outstanding shares of our common stock shall constitute an acceleration event;

•
a person, other than us or one of our subsidiaries or any employee benefit plan that we or one of our subsidiaries sponsors, purchases shares of our common stock in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 15% or more of the outstanding shares of our common stock;

•	our shareholders approve:
•
any consolidation or merger of us in which we are not the continuing or surviving corporation or our common stock is converted into cash, securities or other property, unless the transaction was a merger in which our shareholders immediately prior to the merger would have the same proportionate ownership of common stock of the surviving corporation that they held in us immediately prior to the merger; or

•	any sale, lease, exchange or other transfer of all or substantially all of our assets; or
•
a majority of the members of our Board of Directors changes within a 12-month period, unless the election or nomination for election of each of the new Directors by our shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period.

An “imminent acceleration event period” under the Senior Executive Severance Plan means the period:

•	beginning on the first to occur of:
•	a public announcement of a proposal or offer that, if consummated, would be an acceleration event;
•	a making to one or more of our Directors or executive officers of a written proposal that, if consummated, would be an acceleration event; or
•	approval by our Board of Directors or shareholders of a transaction that, upon closing, would be an acceleration event; and
•	ending upon the first to occur of:
•	a public announcement that the contemplated acceleration event has been terminated or abandoned;
•	the occurrence of the contemplated acceleration event; or
•	18 months after the beginning of the imminent acceleration event period.

A resignation for “good reason” means:

•	a material diminution in the covered executive’s base compensation;
•	a material diminution in the covered executive’s authority, duties or responsibilities;

•
a material diminution in the authority, duties or responsibilities of the person to whom the covered executive is required to report (including, for example, a requirement that a covered executive who previously reported to the Board of Directors instead report to a corporate officer or employee);

•	a material diminution in the budget over which the covered executive retains authority;
•	a material change in the geographic location at which the covered executive must perform services; and
•	if the terms and conditions of a covered executive’s employment are governed by an agreement, any other action or inaction that constitutes a material breach by us or any successor of the agreement.

       A termination for “cause” means any action by a covered executive involving willful malfeasance or his or her failure to act involving material nonfeasance that would have a materially adverse effect on us.  No act or omission on the part of the covered executive will be considered “willful,” unless it is done or omitted in bad faith or without reasonable belief that the action or omission was in our interests.

If termination of employment and an acceleration event or imminent acceleration event under the Senior Executive Severance Plan occurred that entitled the Named Executive Officers to severance benefits under the Senior Executive Severance Plan, the value that could have been realized from those benefits as if employment terminated on December 31, 2012 is as follows:

Value of Benefit that Could have been Realized by the Named Executive Officers under the Senior Executive Severance Plan as of December 31, 2012

Type of Benefit .	Modany .	Fitzpatrick	Elwood .	Feichtner .	McCormack .
Salary	$2,364,750	$670,640	$660,540	$611,050	$545,400
Bonus	$2,955,938	$544,895	$536,689	$458,288	$409,050
Stipend in Lieu of Health Insurance Benefits(1)	$38,452	$25,634	$17,202	$25,634	$8,823
Stipend in Lieu of Life Insurance Benefits(1)	$40	$26	$26	$26	$26
Foregone Savings Plan Benefits(1)	$22,500	$15,000	$15,000	$15,000	$15,000
Tax Gross-Up Payment to Cover Excise Tax(2)	$0	N/A	N/A	N/A	N/A
Reduction to Limit Excise Taxes(2)	N/A	$(0)	$(0)	$(0)	$(0)
Total	$5,381,680	$1,256,195	$1,229,457	$1,109,998	$978,299
___________________
(1)	The estimated value of the severance benefit is based on the cost to us using the assumptions used for financial reporting purposes under generally accepted accounting principles in the United States.
(2)
The estimated value of any excise tax, and thereby the amount of any tax gross-up payment and the calculation of any reduction to limit excise taxes, are based on the highest marginal rate of federal, state and local taxes related to the severance benefits specified in the table and any other payments to the Named Executive Officer arising from an acceleration event.  These amounts are also based on an assumption that, as a result of the covenant not to compete in the Senior Executive Severance Plan, the value of one year’s base salary and target bonus would constitute “reasonable compensation” under Section 280G of the IRC and therefore would be excluded from the calculation of the amount of any excise tax, the amount of any tax gross-up payment and the reduction, if any, required to limit excise taxes.

1997 Stock Plan.  If a Named Executive Officer’s employment with us terminates as a result of the Named Executive Officer’s death, retirement or total disability, or if an acceleration event occurs under the 1997 Stock Plan, all stock options granted to the Named Executive Officer under the 1997 Stock Plan would immediately vest and become exercisable.  See “– Equity Compensation and Qualified Savings Plans – 1997 Stock Plan.”  If such an event occurred, none of the Named Executive Officers would have realized any value from the exercise of unvested stock options granted under the 1997 Stock Plan, because all of the outstanding stock options granted to the Named Executive Officers under the 1997 Stock Plan were fully vested as of December 31, 2012.

2006 Equity Compensation Plan.  If a Named Executive Officer’s employment with us terminates as a result of the Named Executive Officer’s death or disability:

•	all outstanding stock options with time-based vesting restrictions granted to the Named Executive Officer under the 2006 Equity Compensation Plan will become exercisable immediately;
•
all restrictions imposed on restricted stock and RSUs with time-based vesting restrictions granted to the Named Executive Officer under the 2006 Equity Compensation Plan will lapse immediately, and the RSUs will be settled immediately thereafter; and

•
the Plan Committee will determine the extent to which a Named Executive Officer will have the right to receive other stock awards granted to the Named Executive Officer under the 2006 Equity Compensation Plan.

In addition, upon a Named Executive Officer’s retirement:

•
all outstanding stock options with time-based vesting restrictions granted to the Named Executive Officer prior to November 24, 2010 under the 2006 Equity Compensation Plan will become exercisable immediately; and

•
the Named Executive Officer will retain all unvested RSUs with time-based vesting restrictions granted prior to November 24, 2010 under the 2006 Equity Compensation Plan, and the period of restriction will lapse in accordance with its original terms.

In the event of a change in control of us under the 2006 Equity Compensation Plan:

•	all outstanding stock options with time-based vesting restrictions granted to the Named Executive Officer under the 2006 Equity Compensation Plan will become exercisable immediately;
•
all restrictions imposed on restricted stock and RSUs with time-based vesting restrictions granted to the Named Executive Officer under the 2006 Equity Compensation Plan will lapse immediately, and the RSUs will be settled immediately thereafter; and

•
in the discretion of the Plan Committee, all outstanding stock options may be terminated and each participant may receive, with respect to each share subject to the options, an amount in cash equal to the excess of the consideration payable with respect to one share in connection with the change in control over the option’s exercise price.

A change in control under the 2006 Equity Compensation Plan means the occurrence of one or more of the following:

•
the acquisition by any person (within the meaning of Section 13(d) of the Exchange Act), other than us, a subsidiary of ours or any employee benefit plan sponsored by us or a subsidiary of ours, of a beneficial ownership directly or indirectly of 20% or more of the outstanding shares of our common stock, provided that an increase in the percentage of the outstanding shares of our common stock beneficially owned by any person (within the meaning of Section 13(d) of the Exchange Act) solely as a result of a reduction in the number of shares of our common stock then outstanding due to the repurchase by us of such common stock shall not constitute a change in control, however any subsequent acquisition of shares of our common stock by any person (within the meaning of Section 13(d) of the Exchange Act) resulting in such person beneficially owning 20% or more of the outstanding shares of our common stock shall constitute a change in control;

•
the purchase by any person (within the meaning of Section 13(d) of the Exchange Act), other than us, a subsidiary of ours or any employee benefit plan sponsored by us or a subsidiary of ours, of shares pursuant to a tender offer or exchange offer to acquire our common stock (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15% or more of the outstanding shares of our common stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire common stock);

•
our shareholders approve (a) any consolidation or merger of us in which we are not the continuing or surviving corporation or pursuant to which shares of our common stock would be converted into cash, securities or other property, other than a merger of us in which holders of our common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets;

•
a change in a majority of the members of our Board of Directors within a 12-month period, unless the election or nomination for election by our shareholders of each new Director during such 12-month period was approved by the vote of two-thirds of the Directors then still in office who were Directors at the beginning of such 12-month period; or

•	the liquidation or dissolution of us.

In addition, one or more outstanding unvested awards under the 2006 Equity Compensation Plan may become fully vested and exercisable and the restrictions on the transfer and repurchase or forfeiture rights on the awards may be terminated in connection with a disposition of a subsidiary of ours, but only with respect to those participants who are at the time engaged primarily in service with the subsidiary involved in the subsidiary disposition.  See “– Equity Compensation and Qualified Savings Plans – 2006 Equity Compensation Plan.”

If any of the following occurs:

•	a Named Executive Officer’s employment with us terminates as a result of the Named Executive Officer’s death, disability or retirement;
•	there is a change in control of us; or
•	the Plan Committee determines to fully vest awards in a disposition of a subsidiary with which the officer was engaged primarily in service,

the value that could have been realized from the exercise or acceleration of unvested awards with time-based vesting restrictions granted to the Named Executive Officer under the 2006 Equity Compensation Plan as of December 31, 2012, is as follows:

	December 31, 2012 Value of Unvested Awards .
	Termination Due to Death or Disability .		Termination Due to Retirement	Change in Control .
Named Executive Officer	Stock Options(1)	RSUs(2)	Stock Options(1)	Stock Options(1)	RSUs(2)
Kevin M. Modany	$0	$1,142,893	$ 0(3)	$0	$1,142,893
Daniel M. Fitzpatrick	$0	$ 241,786	$ 0(3)	$0	$ 241,786
Clark D. Elwood	$0	$ 311,389	$ 0(3)	$0	$ 311,389
Eugene W. Feichtner	$0	$ 244,988	$ 0(4)	$0	$ 244,988
June M. McCormack	$0	$ 271,404	$ 0(3)	$0	$ 271,404

___________________
(1)
Amounts shown represent the aggregate dollar amount that could be realized from all outstanding, unvested stock option awards granted to the Named Executive Officer under the 2006 Equity Compensation Plan, if those options became vested and were exercised by the Named Executive Officer on December 31, 2012.  All of the outstanding, unvested stock option awards held by the Named Executive Officers as of December 31, 2012 had an exercise price that was greater than the closing market price of a share of our common stock on December 31, 2012, and, therefore, none of the Named Executive Officers would have realized any value if such stock options became vested and were exercised by the Named Executive Officers on December 31, 2012.

(2)
Amounts shown are calculated by multiplying the number of unvested RSUs held by the Named Executive Officer that would vest upon the specified event by the closing market price of a share of our common stock on December 31, 2012.

(3)
The definition of “retirement” for an employee under the 2006 Equity Compensation Plan is termination of employment after attaining age 55 and completing at least 10 years of service. This Named Executive Officer did not meet both criteria as of December 31, 2012 and, therefore, he or she would not have qualified for “retirement” under the 2006 Equity Compensation Plan on that date.

(4)
Unvested stock options granted after November 24, 2010 are forfeited upon retirement, and therefore none of such stock options held by this Named Executive Officer were included in this value calculation.

In addition, the Plan Committee, in its discretion, may amend the terms of any outstanding award granted under the 2006 Equity Compensation Plan in the event of a participant’s termination of employment or service or in the event of a change in control of us, subject to certain limitations.  See “– Equity Compensation and Qualified Savings Plans – 2006 Equity Compensation Plan.”

ESI 401(k) Plan.  If a Named Executive Officer’s employment with us terminates, the Named Executive Officer may withdraw from his or her account under the ESI 401(k) Plan all of the Named Executive Officer’s contributions, all of our vested contributions and all earnings on both types of contributions.  Payments are normally made in a single lump sum, but if the Named Executive Officer’s balance is above a threshold amount, he or she may elect to receive payments in annual or monthly installments.  See “– Equity Compensation and Qualified Savings Plans – ESI 401(k) Plan.”

If a Named Executive Officer’s employment with us terminated, the amount that could have been realized from the distribution of the contributions and earnings thereon in the Named Executive Officer’s account under the ESI 401(k) Plan as of December 31, 2012 is as follows:

Named Executive Officer.	Amount of Employee Contributions, ITT/ESI Vested Contributions and Earnings on Those Contributions as of December 31, 2012
Kevin M. Modany	$ 251,679
Daniel M. Fitzpatrick	$ 200,274
Clark D. Elwood	$ 921,818
Eugene W. Feichtner	$1,002,970
June M. McCormack	$ 112,159

ESI Excess Savings Plan.  If a Named Executive Officer’s employment with us terminates, all eligible employee salary deferrals, our vested contributions and the attributable interest accrued on those deferrals and contributions under the ESI Excess Savings Plan would be paid in a single lump sum cash payment to the Named Executive Officer on the first day that is six months following his or her termination of employment (because each Named Executive Officer is a “specified employee” within the meaning of Section 409A of the IRC), or within 60 days of his or her death if death occurs prior to payment.  If a Change in Control occurs, all Named Executive Officers would receive the balance of their accounts under the ESI Excess Savings Plan in a single lump sum cash payment within 60 day after the Change in Control.  See “– Nonqualified Deferred Compensation Plans – ESI Excess Savings Plan.”  If a Named Executive Officer’s employment with us terminated or a Change in Control under the ESI Excess Savings Plan occurred, the amount that would have been realized from the distribution of the deferrals, contributions and interest thereon in the Named Executive Officer’s account under the ESI Excess Savings Plan as of December 31, 2012 is as follows:

Named Executive Officer	Amount of Salary Deferrals, ITT/ESI Vested Contributions and Accrued Interest as of December 31, 2012
Kevin M. Modany	$50,541
Daniel M. Fitzpatrick	$ 0
Clark D. Elwood	$23,812
Eugene W. Feichtner	$ 3,574
June M. McCormack	$ 0

Deferred Bonus Plan.  If a Named Executive Officer’s employment with us terminates and he or she had elected to receive the deferred portion of his or her annual bonus compensation under the Deferred Bonus Plan following his termination, or the termination was a result of his or her death, the balance of the Named Executive Officer’s account under the Deferred Bonus Plan will be paid in a lump sum on the first day that is six months following his or her termination of employment, or within 60 days of death if his or her death occurs prior to payment.  See “– Nonqualified Deferred Compensation Plans – Deferred Bonus Plan.”  If a Named Executive Officer’s employment with us terminated, triggering the payment of the balance of his or her account under the Deferred Bonus Plan, the Named Executive Officer would not have realized any amount as of December 31, 2012, because none of them had any amount in his or her account as of that date.

ESI Pension Plan.  If a Named Executive Officer has completed three or more years of vesting service, then upon his or her retirement on or after age 55, disability, death or after he or she has both terminated employment and reached age 55, a distribution of the Named Executive Officer’s accrued benefit under the ESI Pension Plan will be paid to the Named Executive Officer in the form and on the date elected by the Named Executive Officer beginning on the first day of any month following the termination of employment after the participant becomes entitled to begin distribution.  The Named Executive Officer can elect to receive payment of the distribution in the form of a lump sum, qualified joint and survivor annuity (if he or she is married on the annuity starting date) or life annuity (if he or she is not married on the annuity starting date).  See “– Pension Plans – ESI Pension Plan.”  If one of the triggering events occurred and a Named Executive Officer elected a lump sum distribution under the ESI Pension Plan, the amount of the Named Executive Officer’s benefit that would have been accrued and payable under the ESI Pension Plan as of December 31, 2012 is as follows:

Named Executive Officer	Balance of ESI Pension Plan Account as of December 31, 2012
Kevin M. Modany	$ 34,217 (1)
Daniel M. Fitzpatrick	$ 0
Clark D. Elwood	$188,285 (1)
Eugene W. Feichtner	$268,009
June M. McCormack	$ 0
                       ___________________
(1)
Benefit payable upon death or disability as of December 31, 2012.  If the employment of Messrs. Modany or Elwood was terminated for any reason other than death or disability on December 31, 2012, his benefit would not be payable until he reaches age 55, because he was not at least age 55 as of that date.

ESI Excess Pension Plan.  Following the restatement of the ESI Excess Pension Plan effective January 1, 2008, upon a Named Executive Officer’s death, retirement or other termination of employment, a distribution of the Named Executive Officer’s accrued benefit under the ESI Excess Pension Plan will be paid to the Named Executive Officer in a lump sum on the first day that is six months following his or her termination of employment (because each Named Executive Officer is a “specified employee” within the meaning of Section 409A of the IRC), or within 60 days of his or her death if death occurs prior to payment.  See “– Pension Plans – ESI Excess Pension Plan.”  If one of the triggering events occurred and a Named Executive Officer received a lump sum distribution under the ESI Excess Pension Plan, the amount of the Named Executive Officer’s benefit that would have been accrued and payable under the ESI Excess Pension Plan as of December 31, 2012 is as follows:

Named Executive Officer	Balance of ESI Excess Pension Plan Account as of December 31, 2012
Kevin M. Modany	$ 44,117
Daniel M. Fitzpatrick	$ 0
Clark D. Elwood	$149,350
Eugene W. Feichtner	$ 72,325
June M. McCormack	$ 0

Old Pension Plan.  If a Named Executive Officer’s employment with us terminates and the Named Executive Officer qualifies for retirement under the Old Pension Plan, a distribution will be paid to the Named Executive Officer.  The Named Executive Officer can elect to receive payment of the distribution of the Named Executive Officer’s accumulated benefit under the Old Pension Plan in the form of a qualified joint and survivor annuity or life annuity.  See “– Pension Plans – Old Pension Plan.”  If a Named Executive Officer qualified for retirement under the Old Pension Plan, the actuarial present value of the Named Executive Officer’s accumulated benefit under the Old Pension Plan as of December 31, 2012 is set forth in the Pension Benefits Table.  See “– Pension Benefits Table.”  As of December 31, 2012, Mr. Feichtner was the only Named Executive Officer participant who qualified for retirement under the Old Pension Plan.

Director Compensation Table

The following table sets forth information concerning the compensation of our non-employee Directors in 2012 for their service on our Board of Directors in 2012.  Mr. Modany, the only employee Director in 2012, did not receive any compensation for his services as a Director of ours in 2012.  Mr. Modany’s compensation as an executive officer of ours is disclosed in previous sections of this Proxy Statement.

Director Compensation Table for Fiscal Year 2012

Name .	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Nonqualified Deferred Compensation Earnings (4)	All Other Compensation	Total (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
John F. Cozzi	$75,000	$100,048	$ 0	$ 0	$ 0	$175,048
John E. Dean	$75,000	$100,048	$ 0	$ 0	$ 0	$175,048
James D. Fowler, Jr.	$75,000	$100,048	$ 0	$ 0	$ 0	$175,048
Joanna T. Lau	$75,000	$100,048	$ 0	$ 0	$ 0	$175,048
Samuel L. Odle	$75,000	$100,048	$ 0	$5,945	$ 0	$180,993
Lloyd G. Waterhouse	$75,000	$100,048	$ 0	$ 0	$ 0	$175,048
Vin Weber	$75,000	$100,048	$ 0	$ 0	$ 0	$175,048
John A. Yena	$75,000	$100,048	$ 0	$ 0	$ 0	$175,048

____________
(1)
Amounts shown represent the aggregate dollar amount of all fees earned or paid for services as a Director, including meeting fees, committee and/or chairperson fees and annual retainer.  In 2012, all fees were paid in cash, but each non-employee Director elected to receive payment of the annual retainer in cash or shares of our common stock, in increments of 25% each.  See “– Director Compensation – Directors Deferred Compensation Plan.”  The full amount of the annual retainer that was paid to or deferred by a non-employee Director, whether in cash or shares of our common stock, is reported in this column.  The grant date fair value of any portion of the annual retainer that a non-employee Director elected to receive in shares of our common stock is set forth in footnote (2) below.

(2)
Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, of all RSU awards granted for services as a Director in 2012.  In 2012, each non-employee Director received a grant of 1,722 RSUs that will be settled in shares of our common stock after vesting.  The aggregate grant date fair value includes any earnings, such as dividends, that may be received on the stock awards.  This RSU grant to Mr. Waterhouse was forfeited when he resigned from our Board of Directors on June 8, 2012.  In 2012, each non-employee Director elected to receive payment of the annual retainer in cash or shares of our common stock, in increments of 25% each.  See “– Director Compensation – Directors Deferred Compensation Plan.”  The amount related to any portion of the annual retainer that a non-employee Director elected to receive in shares of our common stock is included in column (b) of the table, but the grant date fair value of such shares is disclosed in the table below.

To determine the grant date fair value of stock awards, we use the closing market price of a share of our common stock on the effective date of the stock award.  The amounts ultimately realized by the non-employee Directors from the stock awards will depend on the price of our common stock in the future and may be quite different from the value shown.  The following table sets forth information regarding the grant date fair value, computed in accordance with ASC 718, of each stock award granted in 2012 for services as a non-employee Director:

Grant Date Fair Value of Stock Awards in Fiscal Year 2012
Name.	Grant Date Fair Value of Stock Award
(a)	(b)
John F. Cozzi
Portion of Retainer Payable in Stock	$74,981
2006 Equity Compensation Plan Award	$100,048
John E. Dean
Portion of Retainer Payable in Stock	N/A
2006 Equity Compensation Plan Award	$100,048
James D. Fowler, Jr.
Portion of Retainer Payable in Stock	$37,491
2006 Equity Compensation Plan Award	$100,048
Joanna T. Lau
Portion of Retainer Payable in Stock	N/A
2006 Equity Compensation Plan Award	$100,048
Samuel L. Odle
Portion of Retainer Payable in Stock	N/A
2006 Equity Compensation Plan Award	$100,048
Lloyd G. Waterhouse
Portion of Retainer Payable in Stock	N/A
2006 Equity Compensation Plan Award (A)	$100,048
Vin Weber
Portion of Retainer Payable in Stock	$74,981
2006 Equity Compensation Plan Award	$100,048
John A. Yena
Portion of Retainer Payable in Stock	N/A
2006 Equity Compensation Plan Award	$100,048
         _____________________________
         “N/A” means not applicable.
(A)	This award was forfeited on June 8, 2012 when Mr. Waterhouse resigned from our Board of Directors.

The following table sets forth information regarding the aggregate number of unvested stock awards granted by us to the non-employee Directors that were outstanding on December 31, 2012:

Outstanding Stock Awards at Fiscal Year-End 2012
Name	Number of Shares or Units of Stock that have Not Vested (A)	Market Value of Shares or Units of Stock that have Not Vested (B)
(a)	(b)	(c)
John F. Cozzi
05/18/10 Award (C)	922	$15,960
05/17/11 Award (D)	1,412	$24,442
05/22/12 Award (E)	1,722	$29,808
John E. Dean
05/18/10 Award (C)	922	$15,960
05/17/11 Award (D)	1,412	$24,442
05/22/12 Award (E)	1,722	$29,808
James D. Fowler, Jr.
05/18/10 Award (C)	922	$15,960
05/17/11 Award (D)	1,412	$24,442
05/22/12 Award (E)	1,722	$29,808
Joanna T. Lau
05/18/10 Award (C)	922	$15,960
05/17/11 Award (D)	1,412	$24,442
05/22/12 Award (E)	1,722	$29,808
Samuel L. Odle
05/18/10 Award (C)	922	$15,960
05/17/11 Award (D)	1,412	$24,442
05/22/12 Award (E)	1,722	$29,808
Vin Weber
05/18/10 Award (C)	922	$15,960
05/17/11 Award (D)	1,412	$24,442
05/22/12 Award (E)	1,722	$29,808
John A. Yena
05/18/10 Award (C)	922	$15,960
05/17/11 Award (D)	1,412	$24,442
05/22/12 Award (E)	1,722	$29,808
_________________
(A)	Amounts shown represent the total number of shares or units of our common stock that have not vested.
(B)
Amounts shown represent the aggregate market value of shares of our common stock that have not vested.  The aggregate market value is calculated by multiplying the number of shares or units by the closing market price of a share of our common stock on December 31, 2012.

(C)	This RSU award vests in full on May 18, 2013.
(D)	This RSU award vests in full on May 17, 2014.
(E)	This RSU award vests in full on May 22, 2015.
(3)
In 2012, none of the non-employee Directors received any stock options or SARs from us.  There were no adjustments or amendments made in 2012 to the exercise price of any option awards held by any of the non-employee Directors, whether through amendment, cancellation or replacement grants, or any other means (such as a repricing), or that otherwise materially modified any option awards.  The outstanding option awards at December 31, 2012, for each of the non-employee Directors were as follows:

Outstanding Option Awards at Fiscal Year-End 2012
	Number of Securities Underlying Unexercised Options
Name .	Exercisable (A)	. Unexercisable (B)	Option Exercise Price .	Option Expiration Date
(a)	(b)	(c)	(d)	(e)
John F. Cozzi
10/14/03 Award (C)	10,000	0	$49.370	10/14/13
05/18/04 Award (D)	10,000	0	$38.890	05/18/14
John E. Dean
05/20/03 Award (E)	10,000	0	$26.970	05/20/13
05/18/04 Award (D)	10,000	0	$38.890	05/18/14
Joanna T. Lau
10/14/03 Award (C)	10,000	0	$49.370	10/14/13
05/18/04 Award (D)	10,000	0	$38.890	05/18/14
Vin Weber
05/18/04 Award (D)	7,500	0	$38.890	05/18/14
________________
(A)	Amounts shown represent on an award-by-award basis, the number of securities underlying unexercised options, including awards that have been transferred other than for value, that are exercisable.
(B)	Amounts shown represent on an award-by-award basis, the number of securities underlying unexercised options, including awards that have been transferred other than for value, that are unexercisable.
(C)	This stock option award vested in one installment on October 14, 2004.
(D)	This stock option award vested in one installment on May 18, 2005.
(E)	This stock option award vested in one installment on May 20, 2004.
(4)
Amounts shown represent the above-market or preferential earnings on compensation deferred under the Directors Deferred Compensation Plan.  See “—Director Compensation – Directors Deferred Compensation Plan.”  Interest is above-market only if the rate of interest exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under Section 1274(d) of the IRC), at the rate that corresponds most closely to the rate under the applicable plan at the time the interest rate or formula is set.  In the event of a discretionary reset of the interest rate, the requisite calculation is made on the basis of the interest rate at the time of such reset, rather than when originally established.  Only the above-market portion of the interest is included.

(5)	Amounts shown represent the sum of the dollar values for each compensation element shown in columns (b) through (f).

Director Compensation

Retainer and Fees.  We do not compensate any Director who is an employee of ours for service as a member of our Board of Directors or any standing committee of our Board of Directors.  The compensation for non-employee Directors consists of:

•
an annual retainer of $75,000 payable in one installment on the first business day of each year, at the election of each non-employee Director, in cash or shares of our common stock in increments of 25% each;

•	no separate meeting fees; and
•	an annual grant under the 2006 Equity Compensation Plan of RSUs with a time-based period of restriction that:
•
has a value of $100,000, plus the value associated with any fractional RSU necessary to cause the grant to be for a whole number of RSUs, pursuant to which the value is determined based on the closing market price of a share of our common stock on the effective date of the grant;

•	is effective on the tenth business day following our Annual Meeting of Shareholders in each year;
•	has a time-based period of restriction of three years; and
•	is settled on the first business day following the last day of the period of restriction by the delivery of one share of our common stock for each RSU in the grant.

We also reimburse Directors for reasonable, out-of-pocket travel expenses related to attending our Board of Directors and its committee meetings and other business of the Board.

Timing of Equity-Based Compensation Grants.  The Compensation Committee makes recommendations to our Board of Directors regarding grants of equity-based compensation to our non-employee Directors.  All equity-based compensation awards to our non-employee Directors are granted exclusively by our Board of Directors.  Our Board of Directors typically grants equity-based compensation to our non-employee Directors annually during its regular meeting following the Annual Meeting of Shareholders.  The annual equity-based compensation grants become effective prospectively on the tenth business day following the Annual Meeting of Shareholders, which is approximately one month following the public disclosure of our first fiscal quarter financial and operating results.  The exercise price of any stock options included in those equity-based compensation grants is the closing market price of a share of our common stock on the effective date of the grant.  The number of any RSUs or shares of restricted stock included in those grants is specified by the Board of Directors based on the closing market price of a share of our common stock on the effective date of the grant.

We do not time our release of material non-public information for the purpose of affecting the value of our non-employee Directors’ compensation.  As described above, our process for granting annual equity-based compensation to our non-employee Directors is structured such that the effective date of our equity-based compensation awards, including stock options, occurs after our financial and operating results for the first fiscal quarter have been publicly disclosed and absorbed by the market.  Nevertheless, our process for granting equity-based compensation may result in equity-based compensation, including stock options, being granted to our non-employee Directors at times when our Board of Directors or the Compensation Committee is in possession of material non-public information about us.  This possibility is not taken into account in determining whether to make the equity-based compensation awards or the amount or value of those awards.

1999 Directors Stock Plan. On July 28, 1999, we established the 1999 Directors Stock Plan, which provided for awards of nonqualified stock options to non-employee Directors.  An aggregate of 500,000 shares of our common stock are reserved for issuance for option awards under the 1999 Directors Stock Plan (subject to adjustment in certain events and as adjusted for our stock split).  The 1999 Directors Stock Plan was not approved by our shareholders.

The 1999 Directors Stock Plan is administered by the Board.  Each non-employee Director received an annual stock option under the plan to purchase shares of our common stock on the tenth business day following the annual meeting of shareholders, provided that such non-employee Director served in that capacity both before and after the annual meeting.  No annual awards of nonqualified stock options under the 1999 Directors Stock Plan have been made after 2005.  In addition, the 1999 Directors Stock Plan permits the Board, at its discretion, to make special awards of stock options to non-employee Directors.  No special awards of nonqualified stock options under the 1999 Directors Stock Plan were made in 2012.  The number of shares of our common stock subject to options under the 1999 Directors Stock Plan is subject to adjustment in certain events.

The exercise price of a stock option awarded under the 1999 Directors Stock Plan could not be less than 100% of the fair market value of our common stock on the date of the award.  No option may be exercised prior to one year after the award date (except for special awards of stock options by the Board as permitted under the plan).  If a non-employee Director’s service on the Board ends because of death, disability or retirement, the stock options granted to that non-employee Director under the 1999 Directors Stock Plan will expire within the longer of one year following the non-employee Director’s service on the Board or one-half of the number of months that the non-employee Director served on the Board up to 120, but in no event after the options expire under their terms.  Stock options granted under the 1999 Directors Stock Plan will expire three months following the end of the non-employee Director’s service on the Board for reasons other than death, disability or retirement, or such earlier date that the options expire under their terms. Notwithstanding the foregoing, the Board has the authority to establish different terms and conditions relating to the exercise of an option after the end of a non-employee Director’s service on the Board.  Stock options awarded under the 1999 Directors Stock Plan are not transferable other than by will or pursuant to the laws of descent and distribution.  The maximum term of a stock option awarded under the 1999 Directors Stock Plan is seven years from the date of the award.  The shares of our common stock issued upon the exercise of a stock option under the 1999 Directors Stock Plan may be made available from treasury shares or authorized but unissued shares.  The option price may be paid:

•	by check;
•	in shares of our common stock;
•	through a simultaneous sale through a broker of shares of our common stock acquired upon the exercise of the stock option; or
•	by any combination of the foregoing.

See Exhibit No. 4.3 to our Registration Statement on Form S-8 (Registration No. 333-84871), Exhibit No. 10.37 to our Quarterly Report on Form 10-Q for the second fiscal quarter ended June 30, 2003, Exhibit No. 10.42 to our Quarterly Report on Form 10-Q for the first fiscal quarter ended March 31, 2004 and Exhibit No. 10.47 to our Current Report on Form 8-K, dated January 25, 2005, filed with the SEC for a complete copy of the 1999 Directors Stock Plan, as amended.

No awards were made in 2012, and no further awards will be made, under the 1999 Directors Stock Plan, as a result of our shareholders’ approval of our adoption of the 2006 Equity Compensation Plan at the 2006 Annual Meeting of Shareholders on May 9, 2006.  Our non-employee Directors participate in the 2006 Equity Compensation Plan.  See “– Equity Compensation and Qualified Savings Plans – 2006 Equity Compensation Plan.”

Directors Deferred Compensation Plan. On October 1, 1999, we established, and effective January 1, 2008, we restated, the Directors Deferred Compensation Plan, an unfunded, nonqualified plan covering all of our non-employee Directors.  The Directors Deferred Compensation Plan provides that each non-employee Director may elect to receive payment of the annual retainer in cash or in shares of our common stock, in increments of 25% each.  A non-employee Director who elects payment in shares of our common stock will receive that number of shares equal to the number obtained by dividing the dollar amount of the portion of the annual retainer to be paid in shares of our common stock by the fair market value of one share of our common stock determined as of the payment date.  The value of any fractional share resulting from this calculation will be paid to the Director in cash.

The Directors Deferred Compensation Plan also provides that each non-employee Director may elect to defer payment of all or a portion of the annual retainer.  The deferral of payment of cash or shares of our common stock can only be made in increments of 25%.  Any deferred cash amounts will accrue interest at the rate of 6% compounded annually.  Any deferred shares of our common stock will be credited with any cash dividends on those shares and, on a semi-annual basis, those cash dividends will be converted to shares of our common stock based on its fair market value at the time of the conversion.

No cash or shares of our common stock deferred by a non-employee Director under the Directors Deferred Compensation Plan will be paid to the non-employee Director until he or she is no longer a Director.

Non-Employee Director Participation in Pension Plans.  None of our non-employee Directors participate in any of our defined benefit or actuarial pension plans (including supplemental plans).  Mr. Fowler, however, participates in the Old Pension Plan as a result of his prior employment by ITT Corporation or one of its affiliated companies that participated in that plan.  Any change in the actuarial present value of Mr. Fowler’s accumulated benefit under the Old Pension Plan in 2012 was not affected by his service as a non-employee Director on our Board of Directors. See “– Pension Plans – Old Pension Plan.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 15, 2013, the number of shares of our common stock beneficially owned by any person (including any group) known by management to beneficially own more than 5% of our common stock, by each Director, by each of the Named Executive Officers and by all of our current Directors and the executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to all shares indicated as beneficially owned.  None of the shares owned by our Directors and executive officers are pledged as security.  No Director owns any “qualifying” shares.

	ITT/ESI Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Select Equity Group, Inc. Select Offshore Advisors, LLC George S. Loening 380 Lafayette Street, 6th Floor New York, NY 10003	3,809,953 (2)	16.3%
Lazard Freres & Co. LLC 30 Rockefeller Plaza New York, NY 10020	3,805,300 (3)	16.3%
Blum Capital Partners, L.P. Richard C. Blum & Associates, Inc. Blum Strategic GP III, L.L.C. Blum Strategic GP III, L.P. Blum Strategic Partners III, L.P. Blum Strategic GP IV, L.L.C. Blum Strategic GP IV, L.P. Blum Strategic Partners IV, L.P. c/o Blum Capital Partners, L.P. 909 Montgomery Street Suite 400 San Francisco, CA 94133	3,338,337 (4)	14.3%
Warburg Pincus Asset Management, Inc. 466 Lexington Avenue New York, NY 10017	2,933,150 (5)	12.6%
Clifton Park Capital Management, LLC 2711 Centerville Road, Suite 400 Wilmington, DE 19808-1645	2,300,170 (6)	9.9%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	1,903,005 (7)	8.2%
Providence Equity Partners VI L.P. Providence Equity GP VI L.P. Providence Equity Partners VI L.L.C. Jonathan M. Nelson Glenn M. Creamer Paul J. Salem c/o Providence Equity Partners L.L.C. 50 Kennedy Plaza, 18th Floor Providence, RI 02903	1,483,610 (8)	6.4%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,417,093 (9)	6.1%
Kevin M. Modany	556,840 (10)	2.3%
Clark D. Elwood	86,588 (11)	*
Eugene W. Feichtner	110,588 (12)	*
Daniel M. Fitzpatrick	95,775 (13)	*
June M. McCormack	60,374 (14)	*
John F. Cozzi	39,860 (15)	*
John E. Dean	53,934 (16)	*
James D. Fowler, Jr.	9,229 (17)	*
Joanna T. Lau	31,092 (18)	*
Thomas I. Morgan	0	*
Samuel L. Odle	6,358 (19)	*
Vin Weber	33,266 (20)	*
John A. Yena	8,331 (21)	*
All current Directors and executive officers as a group (15 individuals)	1,164,560 (22)	4.8%

_________________________
*Less than 1%.
(1)
All shares of our common stock are owned directly except as otherwise indicated. Pursuant to the SEC’s regulations, shares (a) receivable by Directors and executive officers upon exercise of stock options exercisable within 60 days after February 15, 2013, (b) receivable by Directors and executive officers upon vesting of RSUs within 60 days after February 15, 2013, (c) allocated to the accounts of certain Directors and executive officers under the ESI 401(k) Plan at February 15, 2013 or (d) credited to the accounts of certain Directors under the Directors Deferred Compensation Plan at February 15, 2013, are deemed to be beneficially owned by such Directors and executive officers.

(2)
Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the Exchange Act.  George S. Loening is the controlling shareholder of Select Equity Group, Inc. (“Select Equity”) and Select Offshore Advisors, LLC (“Select Offshore”) and has the power to vote or direct the vote of, and dispose or direct the disposition of, the shares owned by Select Equity and Select Offshore.  Select Equity is an investment adviser and possesses sole power to vote or direct the vote of, and dispose or direct the disposition of, 2,014,867 shares.  Select Offshore is an investment adviser and possesses sole power to vote or to direct the vote, and to dispose or to direct the disposition of, 1,795,086 shares.  George S. Loening is a control person and possesses sole power to vote or direct the vote of, and dispose or direct the disposition of, 3,809,953 shares.

(3)
Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the Exchange Act.  The beneficial owner is a registered investment adviser and broker-dealer and has sole power to (a) vote or direct the vote of 3,204,410 shares and (b) dispose or direct the disposition of 3,805,300 shares.

(4)
Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the Exchange Act.  The beneficial owners may be deemed to be members in a group that possesses voting and investment power over a total of 3,338,337 shares.  Blum Capital Partners, L.P. (“Blum L.P.”) is a partnership and a registered investment advisor.  Blum L.P. directly holds 4,709 shares.  Richard C. Blum & Associates, Inc. (“RCBA”) is the sole general partner of Blum L.P. and is deemed the beneficial owner of the shares over which Blum L.P. has voting and investment power.  Blum L.P. and RCBA hold 48,015 shares on behalf of limited partnerships for which Blum L.P. serves as the general partner.  Blum Strategic GP III, L.L.C. (“Blum GP III”) holds 1,623,488 shares and is the general partner of Blum Strategic GP III, L.P., which is the general partner of Blum Strategic Partners III, L.P.  Blum Strategic GP IV, L.L.C. (“Blum GP IV”) holds 1,662,125 shares and is the general partner of Blum Strategic GP IV, L.P., which is the general partner of Blum Strategic Partners IV, L.P.  Blum L.P., Blum GP III and Blum GP IV have shared power to vote or direct the vote of, and dispose or direct the disposition of, 3,338,337 shares.

(5)
Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the Exchange Act.  The beneficial owner is a registered investment adviser and has (a) sole power to vote or direct the vote of 2,396,100 shares, (b) shared power to vote or direct the vote of 513,450 shares and (c) sole power to dispose or direct the disposition of 2,933,150 shares.

(6)
Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the Exchange Act.  The beneficial owner possesses shared power to vote or direct the vote of, and dispose or direct the disposition of, 2,300,170 shares.

(7)
Based solely on information in reports filed by the beneficial owner under Section 13(d) or 13(g) of the Exchange Act.  The beneficial owner is a registered investment adviser and has shared power to (a) vote or direct the vote of 1,396,452 shares and (b) dispose or direct the disposition of 1,903,005 shares.

(8)
Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the Exchange Act.  Providence Equity Partners VI L.P. (“PEP VI”), a partnership, is the record holder of 1,483,610 shares.  Based on the following relationships, the beneficial owners reported shared voting and dispositive power over 1,483,610 shares: (a) Providence Equity GP VI L.P. (“PEP GP VI”) is the sole general partner of PEP VI; (b) Providence Equity Partners VI L.L.C. (“PEP VI LLC”) is the sole general partner of PEP GP VI; and (c) Messrs. Nelson, Creamer and Salem each are members of PEP VI LLC and partners of PEP GP VI.  Each of PEP GP VI, PEP VI LLC and Messrs. Nelson, Creamer and Salem disclaims beneficial ownership of the shares reported, except to the extent of its or his pecuniary interest therein.

(9)
Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the Exchange Act.  The beneficial owner is a parent holding company or control person and possesses sole power to vote or direct the vote of, and dispose or direct the disposition of, 1,417,093 shares.  The beneficial owner reported that the following of its subsidiaries acquired the shares: BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Life Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd. and BlackRock Investment Management (UK) Limited.

(10)	This number includes 15,728 shares owned directly, 228 shares owned under the ESI 401(k) Plan and 540,884 shares subject to presently exercisable options.
(11)	This number includes 4,997 shares owned directly, 6,097 shares owned under the ESI 401(k) Plan and 75,494 shares subject to presently exercisable options.
(12)	This number includes 2,635 shares owned directly, 7,946 shares owned under the ESI 401(k) Plan and 100,007 shares subject to presently exercisable options.
(13)	This number includes 1,851 shares owned directly and 93,924 shares subject to presently exercisable options.
(14)	This number includes 4,541 shares owned directly and 55,833 shares subject to presently exercisable options.
(15)
This number includes 6,963 shares owned directly, 2,000 shares owned by Mr. Cozzi’s children, 10,897 shares deferred under the Directors Deferred Compensation Plan and 20,000 shares subject to presently exercisable options.

(16)	This number includes 19,972 shares owned directly, 13,962 shares deferred under the Directors Deferred Compensation Plan and 20,000 shares subject to presently exercisable options.
(17)	This number includes 5,622 shares owned directly and 3,607 shares held by a revocable trust for the benefit of Mr. Fowler and his spouse.
(18)	This number includes 8,543 shares owned directly, 2,549 shares deferred under the Directors Deferred Compensation Plan and 20,000 shares subject to presently exercisable options.
(19)	This number includes 3,501 shares owned directly and 2,857 shares deferred under the Directors Deferred Compensation Plan.
(20)	This number includes 9,463 shares owned directly, 16,303 shares deferred under the Directors Deferred Compensation Plan and 7,500 shares subject to presently exercisable options.
(21)	This number includes 5,963 shares owned directly and 2,368 shares deferred under the Directors Deferred Compensation Plan.
(22)
This number includes 92,326 shares owned directly, 5,607 shares owned indirectly, 14,271 shares owned under the ESI 401(k) Plan, 1,003,420 shares subject to presently exercisable options and 48,936 shares deferred under the Directors Deferred Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our written policies and procedures for the review, approval or ratification of any current or proposed transaction potentially involving an amount in excess of $120,000 in which we are or will become a participant and in which any related person had, or will have, a direct or indirect material interest (“Transaction”) are set forth in our Corporate Governance Guidelines and are posted on our website at www.ittesi.com.  These policies and procedures are as follows:

•	Our Board of Directors must be notified in advance or as soon as practicable of the Transaction.
•	The notification to our Board should be in writing and contain the following information regarding the Transaction:
•	the name of the related person;
•	the basis on which the person is a related person;
•
a detailed description of the related person’s interest in the Transaction, including the related person’s position(s) or relationship(s) with, or ownership in, a firm, corporation or other entity that is a party to, or has an interest in, the Transaction;

•	the approximate dollar value of the amount involved in the Transaction;
•	the approximate dollar amount of the related person’s interest in the Transaction, which must be computed without regard to the amount of profit or loss;
•	in the case of an indebtedness Transaction:
•
the largest aggregate amount of all indebtedness outstanding at any time since the beginning of our last fiscal year and all amounts of interest payable on the outstanding indebtedness during our last fiscal year (excluding amounts due from the related person for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business);

•	the largest aggregate amount of principal that could be outstanding;
•	a schedule specifying the principal amount that is anticipated to be outstanding from time to time during the Transaction;
•	the term of the indebtedness;
•	the repayment schedule of the principal amount;
•	the total amount of any interest that is anticipated to accrue on the principal amount;
•	the interest rate; and
•	the payment schedule of the interest that accrues on the principal amount;
•
in the case of a lease or other Transaction providing for periodic payments or installments, the aggregate amount of all periodic payments or installments due on or after the beginning of our last fiscal year, including any required or optional payments due during or at the conclusion of the Transaction;

•
in the case of a Transaction involving a purchase or sale of assets by or to us otherwise than in the ordinary course of business, the cost of the assets to the purchaser and, if acquired within two years of the Transaction, the cost of the assets to the seller and related information about the price of the assets; and

•
any other information regarding the Transaction or related person in the context of the Transaction that a reasonable investor of ours would consider material in light of the circumstances of the Transaction.

•
Upon receipt of the above information, all of the members of our Board of Directors (except for any Director who is the related person or whose immediate family member is the related person) will review and consider the information and determine whether it is in our and our shareholders’ best interests for the Board to approve or ratify the Transaction.

•
Our Board of Directors is of the general belief that, except in exceptional circumstances, we should try to avoid participating in any Transaction, regardless of the Transaction’s merit or benefit to us or our shareholders, in order to avoid any appearance of a conflict of interest or impropriety that may be perceived from our participation in the Transaction.

•	If our Board of Directors approves or ratifies our participation in a Transaction, we may participate in the Transaction.
•	If our Board of Directors does not approve or ratify our participation in a Transaction:
•	we will not participate in the Transaction, if our participation has not yet begun; or
•	we will attempt to end or limit as much as possible our participation in the Transaction without breaching any of our obligations arising from the Transaction.
•	We will disclose our participation in any Transaction in accordance with Item 404(a) of Regulation S-K under the Exchange Act.

A “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, except for:

•
any indebtedness transaction in which the related person qualifies as such solely because he or she is a beneficial owner of more than 5% of any class of our voting securities or is an immediate family member of the beneficial owner;

•	any employment relationship or transaction involving any of our executive officers and any related compensation solely resulting from that employment relationship or transaction, if:
•	we report the compensation arising from the relationship or transaction to the SEC in accordance with Item 402 of Regulation S-K under the Exchange Act; or
•
the executive officer is not an immediate family member of the related person and we would have reported such compensation to the SEC in accordance with Item 402 of Regulation S-K under the Exchange Act as compensation earned for services to us if the executive officer was a “named executive officer” of ours (as that term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act) and such compensation had been approved as such by the Compensation Committee of our Board of Directors;

•	any compensation paid to any of our Directors, if the compensation is reported to the SEC in accordance with Item 402(k) of Regulation S-K under the Exchange Act;
•	any transaction in which the rates or charges involved in the transaction are determined by competitive bids;
•	any transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority;
•	any transaction that involves services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services; or
•
any transaction in which the interest of the related person arises solely from the ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit or a pro rata basis.

A “related person” means:

•	any of our Directors or executive officers;
•	anyone who has been nominated to be elected one of our Directors;
•	any beneficial owner of more than 5% of any class of our voting securities; and
•	any immediate family member of any of the foregoing persons.

An “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, father and mother-in-law, son and daughter-in-law, brother and sister-in-law, and any person (other than a tenant or employee) who shares the household of a Director, executive officer, nominee for Director or beneficial owner of more than 5% of any class of our voting securities.

A person who has a position or relationship with a firm, corporation or other entity that engages in a transaction with us will not be deemed to have an “indirect material interest” where:

•	the interest arises only:
•	from such person’s position as a director of another corporation or organization that is a party to the transaction;
•
from the direct or indirect ownership by such person and all other related persons, in the aggregate, of less than a 10% equity interest in another person (other than a partnership) that is a party to the transaction; or

•	from both such position and ownership; or
•
the interest arises only from such person’s position as a limited partner in a partnership in which the person and all other related persons, in the aggregate, have an interest of less than 10%, and the person is not a general partner of and does not hold another position in the partnership.

There have been no such Transactions since January 1, 2012 and none are currently proposed.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2014 Annual Meeting of Shareholders is November 22, 2013.

In order to be considered at the 2014 Annual Meeting of Shareholders, shareholder proposals must comply with the advance notice and eligibility requirements contained in our By-Laws.  Our By-Laws provide that shareholders are required to give advance notice to us of any nomination by a shareholder of candidates for election as Directors and of any business to be brought by a shareholder before a shareholders’ meeting.  The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal and related persons or entities.

With respect to annual meetings, our By-Laws provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as Director or Directors or may properly bring business before such meeting only if the shareholder gives written notice thereof to our Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting.  In the event the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be delivered or received not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The advance notice provisions in our By-Laws also provide that in the case of a special meeting of shareholders at which our Board of Directors has determined that Directors will be elected, in order to nominate one or more persons for election as Director or Directors, to be timely, a shareholder’s notice must be delivered or received not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of nominees to be elected at such meeting is first made.

The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 8 of our By-Laws, a copy of which is available upon request.  Such requests and any shareholder proposals should be sent to our Secretary at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, IN 46032-1404.

ADDITIONAL INFORMATION

Code of Ethics

We have adopted a written Code of Business Conduct and Ethics (the “Code”) in accordance with Item 406 of Regulation S-K under the Exchange Act that is applicable to our Directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions.  The Code is posted on our website at www.ittesi.com.

We also intend to promptly disclose on our website any amendments that we make to the Code. To the extent that our Board of Directors grants any waiver of the Code for any of our Directors or executive officers, we intend to disclose the waiver on our website within four business days following the grant of the waiver.

Transfer Agent Information

The transfer agent and registrar for our common stock is:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
E-mail address: info@amstock.com
Internet address: http://www.amstock.com

Shareholders should send certificates for transfer and address changes to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038

Shareholder questions can be answered by our transfer agent either by calling toll-free at 1-800-937-5449 (U.S.) or 1-718-921-8200 (Outside the U.S.), by live web chat connected through our transfer agent’s website at www.amstock.com, or by mail addressed to:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038

Shareholder Information

We make the following materials available free of charge through our website at www.ittesi.com:

•	our Corporate Governance Guidelines;
•	the charter for each of the Audit, Compensation, and Nominating and Corporate Governance Committees of our Board of Directors; and
•	our Code.

We will provide a print copy of the following materials without charge to anyone who makes a written request to our Investor Relations Department at ITT Educational Services, Inc., 13000 North Meridian Street, Carmel, Indiana 46032-1404 or by e-mail through our website at www.ittesi.com:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC, excluding certain of its exhibits;
•	our Corporate Governance Guidelines;
•	the charter for each of the Audit, Compensation, and Nominating and Corporate Governance Committees of our Board of Directors; and
•	the Code.

Annual Report to Shareholders

Our 2012 Annual Report to Shareholders, which is our 2012 Annual Report on Form 10-K, is available to our shareholders on the Internet as described in the Notice of Internet Availability of Proxy Materials, and is also available at the SEC’s website at www.sec.gov and our website at www.ittesi.com.  Shareholders may also request a printed copy of our 2012 Annual Report to Shareholders in the manner described in the Notice.

APPENDIX A

ITT EDUCATIONAL SERVICES, INC.
AMENDED AND RESTATED 2006 EQUITY COMPENSATION PLAN

1.	Establishment, Objectives and Duration.

(a) Establishment of the Plan.  ITT Educational Services, Inc. (the “Company”) hereby establishes the “ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan” (the “Plan”).  The Plan is effective upon its approval by the Company’s stockholders at the Company’s 2013 Annual Meeting (the “Effective Date”).

(b) Objectives of the Plan.  The Plan’s objectives are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Participants, and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link Participants’ personal interests to those of the Company’s stockholders.

(c) Duration of the Plan.  No Award may be granted under the Plan after the day immediately preceding the 10th anniversary of the Effective Date.  The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.	Definitions. As used in the Plan, the following definitions will apply:

(a)  “Applicable Law” means the legal requirements relating to stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.

(b) “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards granted under the Plan.

(c) “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cashless Exercise” means, to the extent permitted by Applicable Law, a program approved by the Committee in which payment of the applicable Exercise Price of an Option may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

(f) “Cause” means, unless that term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, any of the following:  (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; or (ii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or that impairs the Participant’s ability to perform his or her duties with the Company.

(g) “Change in Control” means, unless that term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, the occurrence of one or more of the following:

(i) The acquisition by any person (within the meaning of Section 13(d) of the Exchange Act) (a “Person”) or “group” (as used in Section 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary, of beneficial ownership (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of 25 percent or more of the outstanding common stock of the Company; provided, however, that (x) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (ii) below shall not constitute a Change in Control for purposes of this subparagraph (i) and (y) that an increase in the percentage of the outstanding common stock of the Company beneficially owned by any Person or “group” solely as a result of a reduction in the number of shares of the Company’s common stock then outstanding due to the repurchase by the Company of such common stock shall not constitute a Change in Control; except that, for the avoidance of doubt, any subsequent acquisition of shares of Company common stock by any Person or “group” as a result of which immediately following such acquisition such Person or “group” beneficially owns 25 percent or more of the outstanding common stock of the Company shall constitute a Change in Control;

(ii) The consummation of (A) any consolidation or merger of the Company (a “Reorganization”) or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, (I) all or substantially all the Persons who were the beneficial owners of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (II) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (III) at least a majority of the members of the board of directors of the Continuing Company were Incumbent Directors (as defined below) at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) During any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person; or

(iv) The liquidation or dissolution of the Company.

Notwithstanding the preceding provisions of this subsection or any other provision of the Plan, with respect to any provision or feature of the Plan, or of any Award Agreement, that constitutes or provides for a deferred compensation plan subject to Code Section 409A, the term “Change in Control” will include any transaction or event described above only to the extent that is also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v) and the interpretive regulations thereunder.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

(i) “Committee” means the Committee, as specified in Section 3(a), appointed by the Board to administer the Plan; provided, however, that, where appropriate, “Committee” also means (i) the Board, which, pursuant to Section 3(b), administers the Plan with respect to Non-Employee Directors; and (ii) any delegate of the Committee that, pursuant to Section 3(d), has the authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act and who are not (and are not anticipated to be during the term of the Award) “covered employees” under Code Section 162(m).

(j) “Continuous Service” means an Employee’s provision of services in any capacity to the Company or any Subsidiary that is not interrupted or terminated.  Continuous Service will not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor.  A leave of absence approved by the Company may include medical leave, military leave, or any other personal leave approved by an authorized Company representative.  For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of the leave is guaranteed by statute or contract.

(k) “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a period of not less than 12 months.

(l) “Dividend” means a dividend declared and paid on Shares subject to an Award.

(m) “Employee” means any employee of the Company or a Subsidiary.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Exercise Price” means the price at which a Participant may purchase a Share pursuant to an Option.

(p) “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i) Where a public market exists for the Share, the Fair Market Value will be the closing sale price for a Share for the market trading day on the date of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange or the principal securities exchange on which the Share is listed for trading, whichever is applicable, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii) In the absence of an established market for the Share of the type described above, the Committee will determine the Share’s Fair Market Value in good faith using a reasonable valuation methodology, and that determination will be conclusive and binding on all persons.

(q) “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Section 8.

(r) “Full-Value Award” means an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or any Other Stock-Based Award with value denominated in Shares.

(s) “Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422.

(t) “Non-Employee Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary and who is not an Employee.

(u) “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of Code Section 422.

(v) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 7.

(w) “Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 13.

(x) “Participant” means a current or former Employee or Non-Employee Director who the Committee selects (or selected) to receive an Award.

(y) “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

(z) “Performance Measure” means any performance goal that the Committee, in its discretion, may select from among any of the following performance goals:  total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, student enrollment, new student enrollment, continuing students, total students, compound annual growth rate, internal rate of return, graduate employment rate, and financial aid packaging percentage.

(aa) “Performance Period” means the period during which a Performance Measure must be met.

(bb) “Performance Share” means an Award granted to a Participant pursuant to Section 11.

(cc) “Performance Unit” means an Award granted to a Participant pursuant to Section 12.

(dd) “Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and are not transferable, as provided in Sections 9 and 10.

(ee) “Plan” means this Amended and Restated 2006 ITT Educational Services, Inc. Equity Compensation Plan, as further amended from time to time.

(ff) “Restricted Stock” means an Award granted to a Participant pursuant to Section 9.

(gg) “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 10.

(hh) “SEC” means the United States Securities and Exchange Commission.

(ii) “Section” means, except where used in direct reference to a provision of the Code or the Exchange Act, a provision of this Plan.

(jj) “Share” means a share of the Company’s common stock, par value $0.01 per share, subject to adjustment pursuant to Section 19.

(kk) “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, pursuant to Section 8.

(ll) “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, limited liability companies, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity.  Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” has that term’s meaning in Code Section 424(f).

(mm) “Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary, or the Company’s sale or distribution of substantially all of the outstanding capital stock of that Subsidiary.

(nn) “Tandem SAR” means a SAR that is granted in connection with a related Option, as described in Section 8.

(oo) “Voting Securities” means voting securities of the Company entitled to vote generally in the election of directors.

(pp) “Years of Service” has the meaning used for vesting purposes under the Company’s ESI 401(k) Plan.

3.	Administration of the Plan.

(a) The Committee.  The Plan will be administered by the Compensation Committee of the Board or such other committee (“Committee”) as the Board selects consisting of two or more members of the Board each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, an “outside director” under regulations promulgated under Code Section 162(m), and an “independent director” under New York Stock Exchange listing standards.  The members of the Committee will be appointed from time to time by, and will serve at the discretion of, the Board.

(b) Board as the Committee.  Notwithstanding subsection (a) above, the Board will constitute the Committee and administer the Plan with respect to Non-Employee Directors, determine the terms of Awards, and their related Award Agreements, to Non-Employee Directors, and grant Awards to Non-Employee Directors.

(c) Authority of the Committee.  Subject to Applicable Law and the Plan’s provisions, and except as the Board may provide otherwise, the Committee will have full, final and discretionary authority to take all actions it determines necessary to administer the Plan, including, without limitation, the following actions:

(i) select the Employees and Non-Employee Directors to whom Awards may from time to time be granted under the Plan;

(ii) determine whether and to what extent Awards are granted under the Plan;

(iii) determine the size, type, terms, and conditions of any Awards granted under the Plan;

(iv) approve forms of Award Agreements for use under the Plan;

(v) establish Performance Measures for any Performance Period and determine whether those goals were satisfied;

(vi) amend the terms of any outstanding Award granted under the Plan in the event of a Participant’s termination of employment or service or in the event of a Change in Control, provided that, except as otherwise provided in Section 19, no such amendment will reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs without the approval of the stockholders of the Company, and provided further, that any amendment that would adversely affect the Participant’s rights under an outstanding Award will not be made without the Participant’s written consent;

(vii) construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and decide all questions of fact arising in the application of the Plan and any Award Agreement; and

(viii) take such other action, not inconsistent with the Plan’s terms, as the Committee deems appropriate.

(d) Delegation of Authority.  As permitted by Applicable Law, the Committee may delegate, to one or more officers of the Company, its authority, including the power and authority to make Awards to Participants who are not subject to Section 16(b) of the Exchange Act and who are not (and are not anticipated to be during the term of the Award) “covered employees” under Code Section 162(m), pursuant to such conditions and limitations as the Committee may establish.  The Committee may delegate authority pursuant to this provision only by resolution or other valid action it reflects in writing.

(e) Effect of Committee’s Decision.  The Committee’s decisions, determinations and interpretations will be final, binding and conclusive on all persons, including the Company, its Subsidiaries, Employees, Non-Employee Directors, and their estates and beneficiaries.

4.	Shares Subject to the Plan; Effect of Grants; Individual Limits.

(a) Number of Shares Available for Grants.  Subject to adjustment as provided in Section 19, the maximum number of Shares that may be issued pursuant to Awards under the Plan is 7,350,000 Shares.  The number of Shares remaining for other Awards will be reduced by two (2) for each Share delivered in connection with a Full-Value Award.

(b) Limit on Awards of Incentive Stock Options.  Subject to adjustment as provided in Section 19, the maximum aggregate number of Shares that may be delivered in connection with Incentive Stock Options under the Plan will not exceed 7,350,000 Shares.

(c) Limits on Awards to Individual Participants.  Subject to adjustment as provided in Section 19, the following rules will apply with respect to Awards to individual Participants:

(i) Total Limit:  The maximum aggregate number of Shares that can be granted to any one Participant in a particular calendar year pursuant to any and all Awards is 400,000 Shares.

(ii) Limit on Non-Employee Director Awards.  The aggregate Fair Market Value of the Shares granted to any one Non-Employee Director in a particular calendar year pursuant to any and all Awards shall not exceed $400,000.

(iii) Incentive Stock Options:  The maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted in any particular calendar year to any one Participant is 400,000 Shares.

(iv) Restricted Stock and Restricted Stock Units:  The maximum aggregate number of Shares of Restricted Stock and Shares with respect to which Restricted Stock Units may be granted in a particular calendar year to any one Participant is 250,000 Shares.

(v) Performance Shares and Performance Units: The maximum aggregate number of Performance Shares that may be granted in a particular calendar year to any one Participant is 250,000 Shares, and the maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one calendar year to any one Participant is $2,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of that amount.

(d) Forfeited Shares.  If Awards are forfeited or terminated for any reason before being exercised, fully vested, or settled, then the Shares underlying those Awards will cease to count against the limitations in subsections (a) and (b) and will become available for Awards under the Plan.

(e) Shares for Withholding Obligations.  Any Shares subject to any Award that are withheld or otherwise not issued upon exercise of any Award (including, without limitation, SARs) to satisfy the Participant’s withholding obligations or in payment of any subscription price or the Exercise Price, and Shares subject to an Award (or any portion of an Award) that is settled in cash in lieu of settlement in Shares, will reduce the number of Shares available for grant under the limitations in subsections (a) and (b).

(f) Awards Settled in Cash.  Awards valued by reference to Shares that may be settled in equivalent cash value will count against the limitations in this Section 4 to the same extent as if settled in Shares.

(g) Shares Tendered in Payment of Exercise Price.  Any Shares tendered by a Participant in payment of the Exercise Price of an Option may not be re-issued under the Plan.

5.	Eligibility and Participation.

(a) Eligibility.  Employees and Non-Employee Directors are eligible to participate in the Plan.

(b) Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Non-Employee Directors those to whom Awards will be granted and will determine the nature and amount of each Award.

6.	Types of Awards.

(a) Type of Awards.  Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

(b) Designation of Award.  Each Award will be designated in the Award Agreement.

7.	Options.

(a) Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as the Committee determines.

(b) Award Agreement.  Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the Option vesting schedule, and such other provisions as the Committee determines including, without limitation, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies.  The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.  Options that are intended to be Incentive Stock Options will be subject to the limitations set forth in Code Section 422.

(c) Exercise Price.  Except for Options adjusted pursuant to Section 19 and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price of each Option will not be less than 100% of the Fair Market Value of a Share on the date the Option is granted.  However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price of the Option will not be less than 110% of the Fair Market Value of a Share on the date the Option is granted.

(d) Term of Options.  The term of an Option granted under the Plan will be determined by the Committee, in its sole discretion; provided, however, that the term will not exceed seven (7) years.  However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Vesting of Options.  Options granted under this Section 7 will be exercisable at such times (based on the passage of time or the achievement of Performance Measures) and be subject to such restrictions and conditions as set forth in the Award Agreement, which need not be the same for each grant or for each Participant; provided, however, that, except as otherwise provided upon a termination of employment or service or pursuant to Section 20 in the event of a Change in Control or Subsidiary Disposition, no Option may be exercisable prior to one (1) year from the date of grant.

(f) Exercise of Options.  Options granted under this Section 7 will be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment for the Exercise Price.  An Option’s Exercise Price will be payable to the Company:

(i) in cash or its equivalent;

(ii) by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, provided that the Committee may, in its sole discretion, require that Shares tendered for payment have been previously held by the Participant for a minimum duration;

(iii) in any other manner then permitted by the Committee (including Cashless Exercise); or

(iv) by a combination of any of the permitted methods of payment in subsections (i), (ii), and (iii) above.

The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Law or for any other reason it deems appropriate.

(g) Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 7 as it deems advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

(h) Termination for Death or Disability.  Unless otherwise provided with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, upon a Participant’s death or Disability, the following rules apply:

(i) All of the Participant’s Options with time-based vesting provisions will become immediately exercisable and will remain exercisable until the earlier of the following two dates:

    (A)         the date three (3) years after the date of the Participant’s death or Disability; or

    (B)         the date the Options expire in accordance with their terms.

(ii) All of the Participant’s Options with performance-based vesting provisions are subject to the following two rules:

    (A)         the Participant will forfeit all such Options that are not exercisable as of the date of the Participant’s death or Disability; and

    (B)         Options that were exercisable as of the date of the Participant’s death or Disability will remain exercisable until the earlier of (I) the date three (3) years after the date of the Participant’s death or Disability, or (II) the date the Options expire in accordance with their terms.

(i) Other Terminations Without Cause.  Unless otherwise provided with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, upon termination by the Company of employment or service without Cause, or upon termination of employment or service by the Participant for a reason other than death or Disability, the following rules apply:

(i) A Participant will forfeit all of his or her Options that had not yet become exercisable as of the date of the Participant’s termination.

(ii) Options that were exercisable as of the date of the Participant’s termination will remain exercisable until the earlier of (i) the date 90 days after the date of termination, or (ii) the date the Options expire in accordance with their terms.

(j) Other Terminations For Cause.  Unless otherwise provided with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, upon termination of employment or service for Cause, a Participant will immediately forfeit all of his or her outstanding, unexercised Options (including those Options that were otherwise exercisable as of the date of the Participant’s termination).

(k) Additional Rules For Incentive Stock Options.

(i) No Incentive Stock Option will be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which incentive stock options under Code Section 422 are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary or parent corporation, would exceed $100,000, determined in accordance with Code Section 422(d).  This limitation will be applied by taking Options into account in the order in which granted.

(ii) An Award of an Incentive Stock Option may provide that the Option may be exercised not later than three (3) months following the Participant’s termination of employment with the Company and all Subsidiaries, or not later than one (1) year following Disability, and to the extent determined by the Committee to comply with the requirements of Code Section 422.

(iii) Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, that Option will be deemed to be a Nonqualified Stock Option and fully authorized and validly issued under the Plan.

8.	Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.  The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

(b) Award Agreement.  Each SAR grant will be evidenced by an Award Agreement that specifies the number of Shares to which the SAR pertains, the grant price, the term of the SAR, and such other provisions as the Committee determines.

(c) Grant Price.  The grant price of a Freestanding SAR will not be less than 100% of the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR will equal the Exercise Price of the related Option; provided, however, that these limitations will not apply to Awards that are adjusted pursuant to Section 19.

(d) Term of SARs.  The term of a SAR granted under the Plan will be determined by the Committee, in its sole discretion; provided, however, that the term will not exceed seven (7) years from the date of grant.

(e) Exercise of Tandem SARs.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.  To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option.  The exercise of all or part of a Tandem SAR will result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised.  Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR will similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

(f) Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the applicable Award Agreement; provided, however, that except as otherwise provided upon a termination of employment or service or pursuant to Section 20 in the event of a Change in Control or Subsidiary Disposition, no Freestanding SARs may be exercisable prior to one (1) year from the date of grant.

(g) Payment of SAR Amount.  SARs granted under this Section 8 will be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the SAR is to be exercised.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee as specified in the Award Agreement, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(h) Termination for Death or Disability. Unless otherwise provided with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, upon a Participant’s death or Disability, the following rules apply:

(i) All of the Participant’s SARs with time-based vesting provisions will become immediately exercisable and will remain exercisable until the earlier of the following two dates:

    (A)         the date three (3) years after the date of the Participant’s death or Disability; or

    (B)         the date the SARs expire in accordance with their terms.

(ii) All of the Participant’s SARs with performance-based vesting provisions are subject to the following two rules:

    (A)         a Participant will forfeit all such SARs that are not exercisable as of the date of the Participant’s death or Disability; and

    (B)         SARs that were exercisable as of the date of the Participant’s death or Disability will remain exercisable until the earlier of (I) the date three (3) years after the date of the Participant’s death or Disability, or (II) the date the SARs expire in accordance with their terms.

(i) Other Terminations Without Cause.  Unless otherwise provided with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, upon termination by the Company of the Participant’s employment or service without Cause, or upon termination of employment or service by the Participant for a reason other than death or Disability, the following rules apply:

(i) A Participant will forfeit all of his or her SARs that had not yet become exercisable as of the date of the Participant’s termination.

(ii) SARs that were exercisable as of the date of the Participant’s termination will remain exercisable until the earlier of (i) the date 90 days after the date of termination, or (ii) the date the SARs expire in accordance with their terms.

(j) Other Terminations For Cause.  Unless otherwise provided with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, upon termination of employment or service for Cause, a Participant will immediately forfeit all of his or her outstanding, unexercised SARs (including those SARs that were otherwise exercisable as of the date of the Participant’s termination).

9.	Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b) Award Agreement.  Each Restricted Stock grant will be evidenced by an Award Agreement that specifies the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee determines.

(c) Period of Restriction.  Except as otherwise provided in subsection (h) below, or pursuant to Section 20 in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock will be subject to one of the following two (2) Periods of Restriction depending, as the case may be, upon whether the Award is subject to time-based or performance-based restrictions:

(i) Time-Based Period of Restriction:  Any Period of Restriction for an Award of Restricted Stock that is based solely on the passage of time will not be less than one (1) year, which period may, at the discretion of the Committee, lapse on a pro-rated, graded or cliff basis (as specified in an Award Agreement).

(ii) Performance-Based Period of Restriction:  Any Period of Restriction for an Award of Restricted Stock that is based on the achievement of Performance Measures will not be less than one (1) year, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement).

Notwithstanding Section 3(c) of this Plan, the Committee does not have the discretion or authority to (i) grant any Award of Restricted Stock under a Period of Restriction that is shorter than the minimum Periods of Restriction in this subsection (c), or (ii) shorten the Period of Restriction of any outstanding grant of Restricted Stock.

(g) Other Restrictions.  The Committee may impose such other conditions or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific Performance Measures, additional time-based restrictions, or restrictions under Applicable Law or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of the Restricted Stock.  The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place on them a legend and institute stop-transfer orders on the Shares, and the Participant will be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

(h) Removal of Restrictions.  Subject to Applicable Law, Restricted Stock will become freely transferable by the Participant after the last day of the applicable Period of Restriction.  Once Restricted Stock is released from the restrictions, the Participant will receive the Shares in uncertificated, book-entry form, unless otherwise requested by the Participant to be received in certificate form.

(i) Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding Shares of Restricted Stock granted under the Plan may exercise full voting rights with respect to those Shares during the Period of Restriction.

(j) Termination of Employment or Service.  Unless otherwise provided with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, notwithstanding subsection (c) above:

(i) With respect to an Award of Restricted Stock with a time-based Period of Restriction, (A) upon termination of a Participant’s employment or service due to death or Disability, the Period of Restriction with respect to such Restricted Stock will lapse immediately, and (B) upon termination of a Participant’s employment or service for any reason other than death or Disability, the Participant will forfeit immediately after the termination of employment or service all Shares of his or her Restricted Stock that are unvested as of the date of termination of employment or service.

(ii) With respect to an Award of Restricted Stock with a performance-based Period of Restriction, upon termination of a Participant’s employment or service for any reason, the Participant will forfeit immediately after the termination of employment or service all Shares of his or her Restricted Stock that are unvested as of the date of termination of employment or service.

10.	Restricted Stock Units.

(a) Grant of Restricted Stock Units.  Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b) Award Agreement.  Each grant of Restricted Stock Units will be evidenced by an Award Agreement that specifies the applicable Period of Restriction, the number of Restricted Stock Units granted, the settlement date, and such other provisions as the Committee determines.

(c) Value of Restricted Stock Units.  The initial value of a Restricted Stock Unit will equal the Fair Market Value of a Share on the date of grant; provided, however, that this requirement will not apply to Awards that are adjusted pursuant to Section 19.

(d) Period of Restriction.  Except as otherwise provided in subsection (g) below, or pursuant to Section 20 in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock Units will be subject to one of the following two (2) Periods of Restriction depending, as the case may be, upon whether the Award is subject to time-based or performance-based restrictions:

(i) Time-Based Period of Restriction:  Any Period of Restriction for an Award of Restricted Stock Units that is based solely on the passage of time will not be less than one (1) year, which period may, at the discretion of the Committee, lapse on a pro-rated, graded or cliff basis (as specified in an Award Agreement).

(ii) Performance-Based Period of Restriction:  Any Period of Restriction for an Award of Restricted Stock Units that is based on the achievement of Performance Measures will not be less than one (1) year, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement).

Notwithstanding Section 3(c), the Committee does not have the discretion or authority to (i) grant any Award of Restricted Stock Units under a Period of Restriction that is shorter than the minimum Periods of Restriction in this subsection (d), or (ii) shorten the Period of Restriction of any outstanding grant of Restricted Stock Units.

(e) Form and Timing of Settlement.  Except as otherwise provided in Section 20 or a Participant’s Award Agreement, settlement and payment of Restricted Stock Units will be made at a specified settlement date that will not be earlier than the last day of the Period of Restriction.  The Committee, in its sole discretion, may elect to settle earned Restricted Stock Units from among the following alternatives: (i) by delivery of Shares; (ii) by payment in cash of an amount equal to the Fair Market Value of the Shares on the settlement date or equal to the average of the Fair Market Value of the Shares over a specified number of days prior to the settlement date, as determined by the Committee and specified in the Award Agreement; or (iii) by a combination of (i) and (ii).  The Committee’s election with respect to such form of settlement will be specified in the Award Agreement entered into effective on the grant date of the Award.

(f) Voting Rights.  A Participant will not have voting rights or other rights as a stockholder with respect to the Shares subject to an Award of Restricted Stock Units granted under the Plan until the time, if at all, when the Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(g) Termination of Employment or Service.  Unless otherwise provided with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, notwithstanding subsection (d) above:

(i) With respect to an Award of Restricted Stock Units with a time-based Period of Restriction, (A) upon termination of a Participant’s employment or service due to death or Disability, the Period of Restriction with respect to such Restricted Stock Units will lapse immediately, and the Restricted Stock Units will be settled immediately thereafter, and (B) upon termination of a Participant’s employment or service for any reason other than death or Disability, the Participant will forfeit immediately after the termination of employment or service all of his or her Restricted Stock Units that are unvested as of the date of termination of employment or service.

(ii) With respect to an Award of Restricted Stock Units with a performance-based Period of Restriction, upon termination of a Participant’s employment or service for any reason, the Participant will forfeit immediately after the termination of employment or service all of his or her Restricted Stock Units that are unvested as of the date of termination of employment or service.

11.	Performance Shares.

(a) Grant of Performance Shares.  Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b) Award Agreement.  Each grant of Performance Shares will be evidenced by an Award Agreement that specifies the applicable Performance Period(s) and Performance Measure(s), the number of Performance Shares granted, and such other provisions as the Committee determines; provided, however, that except as otherwise provided in a Participant’s Award Agreement, upon a termination of employment or service or pursuant to Section 20 in the event of a Change in Control or Subsidiary Disposition, in no case will a Performance Period be for a period of less than one (1) year.

(c) Value of Performance Shares.  The initial value of a Performance Share will equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction will not apply to Awards that are adjusted pursuant to Section 19.

(d) Form and Timing of Payment.  As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Shares, the Committee will certify in writing the extent to which the applicable Performance Measures have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. By the fifteenth (15th) day of the third (3rd) month following the completion of the Performance Period applicable to outstanding Performance Shares, payment will be made to each eligible Participant of the final value of the Performance Shares. The Committee, in its sole discretion, may elect to settle earned Performance Shares from among the following alternatives: (i) by delivery of Shares; (ii) by payment in cash of an amount equal to the Fair Market Value of the Shares on the settlement date or equal to the average of the Fair Market Value of the Shares over a specified number of days prior to the settlement date, as determined by the Committee and specified in the Award Agreement; or (iii) by a combination of (i) and (ii).  The Committee’s election with respect to such form of settlement will be specified in the Award Agreement entered into effective on the grant date of the Award.

(e) Voting Rights.  A Participant will not have voting rights or other rights as a stockholder with respect to the Shares subject to an Award of Performance Shares granted under the Plan until the time, if at all, when the Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(f) Termination of Employment or Service.  Unless otherwise provided with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, if a Participant terminates employment or service with the Company for any reason prior to the end of the Performance Period respecting an Award of Performance Shares, the Participant will forfeit any and all right to payment under the Performance Shares.

12.	Performance Units.

(a) Grant of Performance Units.  Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

(b) Award Agreement.  Each grant of Performance Units will be evidenced by an Award Agreement that specifies the number of Performance Units granted, the Performance Period(s) and Performance Measure(s), and such other provisions as the Committee determines; provided, however, that except as otherwise provided in a Participant’s Award Agreement upon a termination of employment or service or pursuant to Section 20 in the event of a Change in Control or Subsidiary Disposition, in no case will a Performance Period be for a period of less than one (1) year.

(c) Value of Performance Units.  The Committee will set Performance Measure(s) in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid to Participants.

(d) Form and Timing of Payment.  As soon as practicable following the completion of the Performance Period applicable to outstanding Performance Units, the Committee will certify in writing the extent to which the applicable Performance Measures have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement. By the fifteenth (15th) day of the third (3rd) month following the completion of the Performance Period applicable to outstanding Performance Units, payment shall be made to each eligible Participant of the final value of the Performance Units.  The Committee, in its sole discretion, may elect to settle earned Performance Units from among the following alternatives: (i) in cash; (ii) in Shares that have an aggregate Fair Market Value (determined as of the settlement date or based on the average of the Fair Market Value of the Shares over a specified number of days prior to the settlement date, as determined by the Committee and specified in the Award Agreement) equal to the value of the earned Performance Units; or (iii) in a combination of (i) and (ii).  The Committee’s election with respect to such form of settlement will be specified in the Award Agreement entered into effective on the grant date of the Award.

(e) Voting Rights.  A Participant will not have voting rights or other rights as a stockholder with respect to the Shares subject to an Award of Performance Units granted under the Plan until such time, if at all, as Shares are issued to the Participant pursuant to the terms of the applicable Award Agreement.

(f) Termination of Employment or Service.  Unless otherwise provided with respect to an Award by the Participant’s Award Agreement or by a written contract of employment or service, if a Participant terminates employment or service with the Company for any reason prior to the end of the Performance Period respecting an Award of Performance Units, the Participant will forfeit any and all right to payment under the Performance Units.

13.	Other Stock-Based Awards.

(a) Grant.  The Committee shall have the right to grant Other Stock-Based Awards that may include, without limitation, (i) the grant of Shares based on attainment of Performance Measure(s) established by the Committee, (ii) the payment of Shares as a bonus or in lieu of cash based on attainment of Performance Measure(s) established by the Committee, and (iii) the payment of Shares in lieu of cash under other Company incentive or bonus programs.

(b) Non-Employee Director Retainer and Fees.

(i) The Committee may, in its discretion, require that payment of a Non-Employee Director’s regular annual retainer, retainer for Board committee memberships, retainer for chairperson duties, fees for attendance at Board or Board committee meetings, or any other retainers or fees payable to a Non-Employee Director (collectively, “Retainers and Fees”) be (A) in cash, (B) in Shares pursuant to an Other Stock-Based Award, (C) in any combination of cash and Shares pursuant to an Other Stock-Based Award, or (D) subject to the election in subsection (b)(ii).

(ii) If so determined by the Committee pursuant to subsection (b)(i), each Non-Employee Director may elect to receive an Other Stock-Based Award in lieu of payment of all or a portion of his or her Retainers and Fees based on the Fair Market Value of the Shares on the date any such Retainer or Fee would otherwise be paid.  In the event that the Committee determines to permit Non-Employee Directors to make such elections, the Committee shall have full, final and discretionary authority to establish rules, procedures and conditions related to such elections.

(iii) Other Stock-Based Awards granted under this Section 13(b) will not be subject to any Period of Restriction, but will otherwise be subject to the Plan’s terms generally applicable to Non-Employee Directors or Participants (excluding provisions that apply only to Employees).

(c) Payment of Other Stock-Based Awards.  Payment under or settlement of any Other Stock-Based Awards will be made in such manner and at such times as the Committee determines.  The Committee may provide that settlement of Other Stock-Based Awards will be deferred, on a mandatory basis or at the election of the Participant, pursuant to a deferred compensation plan designed to comply with Code Section 409A.

(d) Termination of Employment or Service.  The Committee will determine the extent to which the Participant will have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or service or, if the Participant is a Non-Employee Director, service with the Company and its Subsidiaries.  Those provisions will be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

14.	Dividends and Other Distributions.

In the discretion of the Committee, an Award (other than an Option or SAR) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its discretion, including, (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Awards.  Unless otherwise provided with respect to an Award by the Participant’s Award Agreement, Awards subject to time-based restrictions (other than an Option or SAR) shall be entitled to current dividends and dividends with respect to Awards subject to performance-based restrictions (other than an Option or SAR) shall be accumulated and paid to the Participant pro rata if and only if such Awards vest.

15.	Performance-Based Exception.

(a) The Committee may specify that the attainment of one or more Performance Measures will determine the degree of granting, vesting or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception.  The Committee may establish Performance Measures, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, functions, salary grade level, or position, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(b) Unless otherwise determined by the Committee in a manner consistent with the Performance-Based Exception, measurement of Performance Measures will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other filings with the SEC.

(c) Performance Measures may differ for Awards granted to any one Participant or to different Participants.

(d) Achievement of Performance Measures in respect of Awards intended to qualify under the Performance-Based Exception will be measured over a Performance Period specified in the Award Agreement, and the goals will be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days that is equal to 25% of the relevant Performance Period applicable to the Award.

(e) The Committee will have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust the Awards downward).

16.	Transferability of Awards; Beneficiaries.

(a) Awards Not Transferable.  Except as provided in this Section 16, Awards under the Plan will not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and will not be subject in any manner to assignment, alienation, pledge, encumbrance or charge.  During the lifetime of a Participant, an Award will be exercised only by the Participant or the Participant’s guardian or legal representative.

(b) Death of Participant.  Notwithstanding subsection (a), the Committee may provide in an Award Agreement that the Participant has the right to designate a beneficiary or beneficiaries who will be entitled to any rights, payments, or other benefits of the Award following the Participant’s death.  In the event of the Participant’s death, the Participant’s beneficiary may exercise the Award, to the extent the Award Agreement permits, in the same manner and to the same extent that the Participant could have exercised the Award on the date of his of her death.

(c) Designation of Beneficiary.  If an Award Agreement provides that a Participant has the right to designate a beneficiary or beneficiaries, the Participant must designate his or her beneficiary or beneficiaries in the manner the Committee prescribes in the Award Agreement.

(d) Failure to Designate a Beneficiary.  If a Participant’s Award Agreement allows the Participant to designate a beneficiary or beneficiaries of the Award, and the Participant dies without a beneficiary designation valid under subsection (c), the Award may be exercised, within the limits of subsection (b), by the legatee of the Award under the Participant’s will, by the Participant’s estate in accordance with the Participant’s will, or the laws of descent and distribution.

17.	Taxes.

Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements.  The Company may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six (6) months (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes), in each case having a value equal to the amount to be withheld, which shall not exceed the amount determined by the applicable minimum statutory tax withholding rate (or such other rate as will not result in a negative accounting impact).  For these purposes, the value of the Shares to be withheld or delivered will be equal to the Fair Market Value as of the date that the taxes are required to be withheld.

18.	Conditions Upon Issuance of Shares.

(a) Shares will not be issued pursuant to the exercise or settlement of an Award, unless the exercise of the Award and the issuance and delivery of the Shares pursuant thereto will comply with Applicable Law.

(b) As a condition to the exercise or settlement of an Award, the Company may require the person exercising the Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Law.

19.	Adjustments Upon Changes in Capitalization.

Subject to Section 20, in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, or any change in the corporate structure affecting the Shares, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) or other corporate event that has a material effect on the Fair Market Value of the Shares, such adjustment will be made in the number and kind of Shares that may be delivered under the Plan, the individual limits set forth in Section 4(c), and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be proportionate and equitable by the Committee to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award will always be rounded down to a whole number.  Adjustments made by the Committee pursuant to this Section 19 will be final, binding, and conclusive.

20.	Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition.

(a) Change in Control.  Except as otherwise provided in a Participant’s Award Agreement, upon the occurrence of a Change in Control:

(i) any and all outstanding Options and SARs granted under the Plan with time-based vesting provisions will become immediately exercisable;

(ii) any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards with time-based vesting provisions will lapse; and

(iii) any and all Performance Shares, Performance Units and other Awards (if performance-based) will vest on a pro rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable.  The amount of the vested Award may be computed under the following formula: total Award number of Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the effective date of the Change in Control.

(b) Cash-Out and Termination of Underwater Options/SARs.  The Committee may, in its sole discretion, determine that (i) all outstanding Options and SARs will be terminated upon the occurrence of a Change in Control and that each Participant will receive, with respect to each Share subject to the Options or SARs, an amount in cash equal to the excess of the consideration payable with respect to one Share in connection with the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment if the consideration payable with respect to one Share in connection with the Change in Control is less than the Option Exercise Price or the SAR grant price.

(c) Subsidiary Disposition.  The Committee will have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on the Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in the Subsidiary Disposition.  The Committee also will have the authority to condition any such Award vesting and exercisability or release from limitations upon the subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition.  The Committee may provide that any Awards so vested or released from limitations in connection with a Subsidiary Disposition, will remain fully exercisable until the expiration or sooner termination of the Award.

21.	Amendment, Suspension or Termination of the Plan.

(a) Amendment, Modification and Termination.  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval, as described in subsection (b) below, will be effective unless the amendment is approved by the requisite vote of stockholders of the Company entitled to vote thereon within the applicable time period.

(b) Amendments Requiring Stockholder Approval.  The Board will seek stockholder approval of any amendment the Board determines would constitute a material amendment within the meaning of applicable rules of the New York Stock Exchange, and such an amendment will become effective only upon its approval by the Company’s stockholders.  Except for adjustments made pursuant to Section 19, plan amendments that require stockholder approval include, without limitation, any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan; (ii) reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs; (iii) allow a Participant to surrender to the Company any outstanding Options or outstanding SARs as consideration for the grant of new Options or SARs with a lower Exercise Price or grant price; (iv) allow a Participant to surrender Options with an Exercise Price greater than the Fair Market Value of a Share or SARs with a grant price greater than the Fair Market Value of a Share in exchange for a cash payment from the Company; (v) extend the term of the Plan or the maximum term of Options granted under the Plan; or (vi) change the class of persons eligible for grants of Awards under the Plan.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 19) affecting the Company or the financial statements of the Company or of changes in Applicable Law, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception will be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

(d) Awards Previously Granted.  No termination, amendment or modification of the Plan or of any Award will adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding the Award, unless the termination, modification or amendment is required by Applicable Law and except as otherwise provided under the Plan.

(e) Compliance with the Performance-Based Exception.  If an Award is intended comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception.  If changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 21, make any adjustments to the Plan or Award Agreements it deems appropriate.

22.	Recoupment of Awards.

All Awards granted hereunder are subject to the Company’s policy on recoupment of Awards, as in effect from time to time, and all laws relating to the recoupment of equity-based awards, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act. This Section 22 shall not be the Company’s exclusive remedy with respect to such matters.

23.	Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares sufficient to satisfy the Plan’s requirements.  Shares issued under the Plan may be either authorized but unissued Shares, or Shares held in the Company’s treasury.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell the Shares as to which the requisite authority is not obtained.

24.	Rights of Participants.

(a) Continued Service.  The Plan will not confer upon any Participant any right to continue employment or service with the Company, nor will it interfere in any way with his or her right or the Company’s right to terminate a Participant’s employment or service at any time, with or without cause.

(b) Participant.  No Employee or Non-Employee Director will have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

25.	Successors.

All obligations of the Company under the Plan and with respect to Awards will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company, and references to the “Company” in the Plan and in any Award Agreements will be deemed to refer to such successors.

26.	Legal Construction.

(a) Gender, Number and References.  Except where otherwise indicated by the context, any masculine term used in the Plan also will include the feminine, the plural will include the singular, and the singular will include the plural.  Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or rule or regulation will be deemed to refer to that Section of the Plan, act, code, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, rule or regulation.

(b) Severability.  In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(c) Requirements of Law.  The granting of Awards and the issuance of Shares or cash under the Plan will be subject to all Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) Governing Law.  To the extent not preempted by federal law, the Plan and all Award Agreements under the Plan will be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(e) Non-Exclusive Plan.  Neither the adoption of the Plan by the Board nor its submission to the Company’s stockholders for approval will be construed as creating any limitations on the power of the Board or a committee of the Board to adopt any other incentive arrangements it may deem desirable.

(f) Code Section 409A Compliance.  To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to that section by the U.S. Department of the Treasury or the Internal Revenue Service.  Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Code Section 409A will have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A.  With respect to any Award hereunder that constitutes “deferred compensation” within the meaning of Code Section 409A, notwithstanding any other provision of the Plan or the applicable Award Agreement, (i) any amount that is payable on account of separation from service to a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i), will not be paid earlier than the date that is six (6) months following the specified employee’s separation from service; and (ii) an Award recipient will not be treated as having terminated employment or service until that individual has incurred a separation from service within the meaning of Code Section 409A.  The determination of which individuals are “specified employees” will be made in accordance with such rules and practices, consistent with Code Section 409A and interpretive regulations, as are established from time to time by the Board, or its designee, in its discretion.

27.	Awards Granted Prior to the Effective Date.

All Awards granted by the Company under the Plan prior to the Effective Date shall remain outstanding and shall continue to be subject to the terms of the applicable Award Agreements and the terms and conditions of the Plan as in effect prior to the Effective Date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Form 10-K are available at www.proxyvote.com.

ITT EDUCATIONAL SERVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 7, 2013

The shareholder(s) hereby appoint(s) Clark D. Elwood and Daniel M. Fitzpatrick, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ITT Educational Services, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Eastern Time on May 7, 2013, at the Key Bridge Marriott, 1401 Lee Highway, Arlington, VA 22209, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes: ________________________________________________________ _______________________________________________________________________
(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
ITT EDUCATIONAL SERVICES, INC. 13000 NORTH MERIDIAN STREET CARMEL, IN 46032-1404
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
                      DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ITT EDUCATIONAL SERVICES, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	John F. Cozzi	☐	☐	☐

	1b.	Kevin M. Modany	☐	☐	☐

	1c.	Thomas I. Morgan	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP to serve as ITT Educational Services, Inc.’s independent registered public accounting firm for its fiscal year ending December 31, 2013.					☐	☐	☐

3.	To approve the ITT Educational Services, Inc. Amended and Restated 2006 Equity Compensation Plan.					☐	☐	☐

4.	Advisory vote to approve named executive officer compensation.					☐	☐	☐

NOTE:  In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment(s) thereof.  The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named as proxies on this proxy card will vote in their discretion.

For address changes, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date